SIGNAL APPAREL COMPANY, INC.
                            200-A Manufacturers Road
                          Chattanooga, Tennessee 37405



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 27, 1999

     Notice is hereby given that the Annual Meeting of Shareholders of Signal Apparel Company, Inc. (the "Company") will be held at 200-A Manufacturers Road, Chattanooga, Tennessee, on Wednesday, January 27, 1999, at 10:00 a.m. for the following purposes, each as described in more detail in the accompanying proxy statement:


     1.   To elect eight directors;

     2.   To approve the issuance of up to  10,070,000  shares of the  Company's
          Common  Stock  in  connection   with  the  Company's   acquisition  of
          substantially all of the assets of Tahiti Apparel, Inc.;

     3. To approve the issuance of additional shares of the Company's Common Stock upon the conversion of (or, at the election of the Company, in payment of accrued dividends with respect to) shares of the Company's 5% Series G1 Convertible Preferred Stock and 5% Series G2 Convertible Preferred Stock;

     4. To approve the Company's 1998 Stock Incentive Plan and the issuance of up to 5,000,000 shares of the Company's Common Stock in connection with awards under such plan;

     5. To approve the issuance of warrants to purchase up to 5,000,000 shares of the Company's Common Stock to WGI, LLC in connection with certain additional funding and waivers under the Credit Agreement between the Company and WGI, LLC;

     6. To approve the issuance of warrants to purchase up to 3,804,546 shares of the Company's Common Stock to each of the Company's Chief Executive Officer and the Company's President under the terms of certain agreements between the Company and such officers; and

     7. To transact such other business as may properly come before the meeting or any adjournments thereof.


     The Board of Directors has fixed November 20, 1998, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.


     Shareholders are cordially invited to attend the meeting in person. IF YOU CANNOT ATTEND, PLEASE RECORD YOUR VOTE AND SIGN AND DATE THE ACCOMPANYING PROXY WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                     BY ORDER OF THE BOARD OF DIRECTORS
                                     Robert J. Powell
                                     Secretary

Chattanooga, Tennessee
January 5, 1999

                          SIGNAL APPAREL COMPANY, INC.
                            200-A Manufacturers Road
                          Chattanooga, Tennessee 37405




                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 27, 1999


     This Proxy Statement, which is to be mailed on or about January 5, 1999, is furnished to shareholders on behalf of the Board of Directors for solicitation of proxies for use at the Annual Meeting of Shareholders of Signal Apparel Company, Inc. (the "Company") to be held on Wednesday, January 27, 1999, at 10:00 a.m., and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by giving written notice to the Secretary of the Company.


     The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, certain officers, directors and other employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, facsimile or personal call. The Company has engaged Corporate Communications, Inc. to distribute soliciting material to shareholders of record and to solicit brokers and other persons holding shares beneficially owned by others to procure from such beneficial owners consents to the execution of proxies. In addition to a fee of approximately $5,000 to be paid to Corporate Communications, Inc., the Company will reimburse brokers and others for their expense in sending proxy material to beneficial owners.


     On December 31, 1998, the outstanding securities of the Company consisted of 32,636,547 shares of Common Stock, par value $.01 per share, 5,000 shares of 5% Series G1 Convertible Preferred Stock, stated value $1,000 per share, and
454.444 shares of Series H Preferred Stock, stated value $100,000 per share. Each outstanding share of the Common Stock is entitled to one vote per share on each matter to be brought before the Annual Meeting. The 5% Series G1 Convertible Preferred Stock and the Series H Preferred Stock are not entitled to vote on any matter scheduled to be brought before the Annual Meeting.


     Shares represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated in the proxies unless such proxies have previously been revoked. If no instructions are indicated, such shares will be voted FOR each of the six agenda items specified in the Notice of Annual Meeting accompanying this Proxy Statement.

     Any proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it, insofar as it has not been exercised, by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy or by submission of a later-dated, properly executed proxy. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Signal Apparel Company, Inc., 200-A Manufacturers Road, Chattanooga, Tennessee 37405, Attention: Robert J. Powell, Secretary.

     The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the meeting that is not referred to in the Notice of Meeting or this proxy statement. Regulations of the Securities and Exchange Commission permit the proxies solicited pursuant to this Proxy Statement to confer discretionary authority with respect to matters of which the Company did not know a reasonable time before the meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxy solicited hereby.

     The persons designated by the Board of Directors as proxy holders in the accompanying form of proxy are John W. Prutch and Robert J. Powell, officers of the Company. The cost of solicitation of proxies will be borne by the Company.

     The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of the outstanding shares of Common
Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at which a quorum is present. Approval of all other Proposals requires the affirmative vote of the majority of the votes cast by the shares entitled to vote in the election at which a quorum is present. Abstentions and broker non-votes are counted as present for determination of a quorum, but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the number of shares voted on any item.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of the Company's equity securities as of December 31, 1998, by each shareholder that the Company knows to own beneficially more than 5% of the issued and outstanding shares of the Company's Common Stock, director of the Company, nominee for director, Named Executive (as defined herein) and by the directors and Named Executives of the Company as a group.


                                                                      Amount and Nature of
Name and Address of Beneficial Owner           Title of Class        Beneficial Ownership(1)       Percent of Class
------------------------------------           --------------        -----------------------       ----------------
FS Signal Associates, L.P.; FS Signal          Common Stock                 11,940,002                  36.3%
Associates II, L.P.; FS Signal, Inc.; and      $.01 par value
Kevin S. Penn, as a group
65 E. 55th St., 32nd Floor
New York, New York 10022 (2)

Kevin S. Penn                                  Common Stock                 11,940,002                  36.3%
65 E. 55th St., 32nd Floor                     $.01 par value
New York, New York 10022 (2)

FS Signal, Inc.                                Common Stock                 11,640,002                  35.7%
65 E. 55th St., 32nd Floor                     $.01 par value
New York, New York 10022(2)(3)


FS Signal Associates, L.P.                     Common Stock                  4,645,013                  14.2%
c/o Kenneth Musen                              $.01 par value
157 Church Street, Box 426
New Haven, Connecticut 06502 (2)(4)

FS Signal Associates II, L.P.                  Common Stock                  6,994,989                  21.4%
c/o Kenneth Musen                              $.01 par value
157 Church Street, Box 426
New Haven, Connecticut 06502 (2)(5)

Walsh Greenwood & Co.; Stephen Walsh;  Paul    Common Stock                 21,124,749                  56.9%
R. Greenwood; and WGI, LLC, as a group         $.01 par value
One East Putnam Avenue
Greenwich, Connecticut 06830 (6)               Series H                        454.444                   100%
                                               Preferred Stock
                                               $100,000 stated
                                               value

Walsh Greenwood & Co.                          Common Stock                    788,800                   2.4%
One East Putnam Avenue                         $.01 par value
Greenwich, Connecticut 06830 (6)(7)

                                                                      Amount and Nature of
Name and Address of Beneficial Owner           Title of Class        Beneficial Ownership(1)       Percent of Class
------------------------------------           --------------        -----------------------       ----------------
WGI, LLC                                       Common Stock                 20,318,549                  54.7%
One East Putnam Avenue                         $.01 par value
Greenwich, Connecticut 06830 (6)(7)
                                               Series H                        454.444                   100%
                                               Preferred Stock
                                               $100,000 stated
                                               value

Henry L. Aaron (8)                             Common Stock                     75,000                    *
                                               $.01 par value

Barry F. Cohen                                 Common Stock                     --                        --
                                               $.01 par value

Jacob I. Feigenbaum (9)                        Common Stock                     10,000                    *
                                               $.01 par value

Paul R. Greenwood (6)(7)                       Common Stock                 21,119,749                  56.9%
                                               $.01 par value

                                               Series H                        454.444                   100%
                                               Preferred Stock
                                               $100,000 stated
                                               value

Thomas A. McFall (10)                          Common Stock                    134,435                    *
                                               $.01 par value

John W. Prutch (11)                            Common Stock                    134,435                    *
                                               $.01 par value

Stephen Walsh (6)(7)                           Common Stock                 21,112,349                  56.9%
                                               $.01 par value

                                               Series H                        454.444                   100%
                                               Preferred Stock
                                               $100,000 stated
                                               value

Howard N. Weinberg                             Common Stock                     --                       --
                                               $.01 par value

Robert J. Powell (12)                          Common Stock                     --                       --
                                               $.01 par value

Leslie W. Levy (13)                            Common Stock                     40,278                    *
                                               $.01 par value

Barton J. Bresky (12)                          Common Stock                    265,000                    *
                                               $.01 par value

                                                                      Amount and Nature of
Name and Address of Beneficial Owner           Title of Class        Beneficial Ownership(1)       Percent of Class
------------------------------------           --------------        -----------------------       ----------------
David E. Houseman                              Common Stock                      5,000                    *
                                               $.01 par value

All directors and executive                    Common Stock                 21,518,897                  57.4%
officers as a group [10 individuals] (14)      $.01 par value

                                               Series H                        454.444                   100%
                                               Preferred Stock
                                               $100,000 stated
                                               value

---------------
* Less than 1%



NOTES TO TABLE OF BENEFICIAL OWNERSHIP


(1) As of December 31, 1998, the Company had issued and outstanding 32,636,547 shares of Common Stock, 5,000 shares of 5% Series G1 Convertible Preferred Stock and 454.444 shares of Series H Preferred Stock. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security, or if a person has the right to acquire either voting power or investment power over such security through the exercise of an option or the conversion of another security within 60 days. More than one person may be a beneficial owner of the same security, and a person may be deemed to be a beneficial owner of securities as to which he has no personal economic interest or which he may not vote. In the case of persons who hold options or warrants to purchase shares of Common Stock that are exercisable either immediately or within 60 days of December 31, 1998, the shares of Common Stock represented thereby have been treated as outstanding for purposes of calculating the ownership totals and percentages (and the percentage of voting power) for only the persons holding such options and warrants, and have not otherwise been treated as outstanding shares.


(2) FS Signal Associates, L.P. ("FS Signal"); FS Signal Associates II, L.P. ("FS Signal II"); FS Signal, Inc. ("FSSI"); and Kevin S. Penn ("Penn") have filed a report, as a group, on Schedule 13D disclosing their various relationships. Such persons may be deemed to be a group for purposes of the beneficial ownership of the securities disclosed in the table, although they disclaim membership in a group. The 11,940,002 shares of Common Stock include (i) 4,645,013 shares of Common Stock held directly by FS Signal;
     (ii)  6,994,989  shares of Common Stock held  directly by FS Signal II; and
     (iii) warrants held directly by Penn to acquire 300,000 shares of Common Stock. The reporting persons may be deemed to be members of a group and, accordingly, could each be deemed to have beneficial ownership (by virtue of Rule 13(d)-5) of all shares of Common Stock held directly by the various members of the group. Except as disclosed herein, no other entity or person that may be deemed to be a member of the group holds direct beneficial ownership of such Common Stock. Penn is the President of FSSI, which is the general partner of both FS Signal and FS Signal II. Both FS Signal and FS Signal II are limited partnerships. Pursuant to both the bylaws of FSSI and an understanding among the limited partners of FS Signal and FS Signal II, Penn, as President of FSSI, has the sole voting and investment power over the securities held by both limited partnerships.

(3) As the general partner of both FS Signal and FS Signal II, FSSI may be deemed to be the beneficial owner of (i) 4,645,013 shares of Common Stock held directly by FS Signal and (ii) 6,994,989 shares of Common Stock held directly by FS Signal II. Kevin S. Penn is the President of FSSI. Pursuant to both the bylaws of FSSI and an understanding among the limited partners of FS Signal and FS Signal II, Penn, as President of FSSI, has the sole voting and investment power over the securities held by both limited partnerships.

(4) FS Signal, a Connecticut limited partnership, owns directly 4,645,013 shares of Common Stock. Kevin S. Penn, in his capacity as President of FS Signal, Inc., the general partner of FS Signal, may be deemed to own beneficially all shares of Common Stock held by FS Signal.

(5) FS Signal II, a Connecticut limited partnership, owns directly 6,994,989 shares of Common Stock. Kevin S. Penn, in his capacity as the President of FS Signal, Inc., the general partner of FS Signal II, may be deemed to own beneficially all shares of Common Stock held by FS Signal II.

(6) Walsh Greenwood & Co., a New York limited partnership ("Walsh Greenwood"); Walsh Greenwood's sole general partners, Stephen Walsh and Paul R.
     Greenwood; and WGI,LLC, a Connecticut limited liability company whose Managers are Stephen Walsh and Paul R. Greenwood ("WGI") have filed a report, as a group, on Schedule 13D disclosing their various relationships. Such persons may be deemed to be a group for purposes of the beneficial ownership of the securities disclosed in the table, although they disclaim membership in a group. The 21,124,749 shares of Common Stock include (i) 788,800 shares of Common Stock held directly by Walsh Greenwood on behalf of certain managed accounts (as to which Walsh Greenwood has voting power and investment power but does not have any pecuniary interest therein);
     (ii) 15,818,549 shares of Common Stock owned directly by WGI; (iii) 11,400 shares of Common Stock owned by two trusts for the benefit of the minor children of Stephen Walsh, as to which Paul R. Greenwood serves as trustee;
     (iv) 1,000 shares of Common Stock owned by Mr. Greenwood's spouse; (v) 5,000 shares of Common Stock owned by Mr. Walsh's spouse; and (vi) presently exercisable warrants to acquire a total of 4,500,000 shares of Common Stock held by WGI. All 454.444 shares of Series H Preferred Stock are held directly by WGI.

(7) Walsh Greenwood has the sole power to vote and dispose of 788,800 shares of Common Stock (all of which shares are held by Walsh Greenwood on behalf of certain managed accounts and as to which Walsh Greenwood has voting power and investment power but does not have any pecuniary interest therein). WGI has (i) the sole power to vote and dispose of the 15,818,549 shares of Common Stock it owns directly; (ii) the sole power to dispose of the warrants to acquire a total of 4,500,000 shares of Common Stock, which warrants are exercisable by WGI's Managers, Stephen Walsh and Paul R. Greenwood; and (iii) the sole power to vote and dispose of the 454.444 shares of Series H Preferred Stock that it owns directly. Both Messrs. Walsh and Greenwood, in their individual capacities as general partners of Walsh Greenwood and as Managers of WGI, may be deemed to share the power to vote and direct the disposition of the shares of Common Stock and Series H Preferred Stock beneficially owned by Walsh Greenwood and WGI. Paul R. Greenwood, in his capacity as trustee, has sole power to vote and to direct the disposition of the 11,400 shares of Common Stock held in two trusts for the benefit of Mr. Walsh's minor children (but Mr. Greenwood has no financial interest in such shares). Under S.E.C. rules, Mr. Greenwood may be deemed to share voting and investment with respect to the 1,000 shares of Common Stock held by his wife, and Mr. Walsh may be deemed to share voting and investment with respect to the 5,000 shares of Common Stock held by his wife; however, Messrs. Greenwood and Walsh disclaim any beneficial ownership with respect to such shares.

(8) Beneficial ownership reported for Mr. Aaron consists of warrants to purchase 75,000 shares of Common Stock which were granted in connection with a licensing transaction between the Company and Mr. Aaron prior to Mr. Aaron becoming a director. These Warrants become exercisable on December 31, 1998. Mr. Aaron also holds warrants to purchase an additional 75,000 shares (granted in connection with the same license) which become exercisable on December 31, 1999.

(9) Beneficial ownership reported for Mr. Feigenbaum consists of presently exercisable warrants to purchase 10,000 shares of Common Stock.

(10) Beneficial   ownership  reported  for  Mr.  McFall  consists  of  presently exercisable warrants to purchase 134,435 shares of Common Stock.

(11) Beneficial   ownership  reported  for  Mr.  Prutch  consists  of  presently exercisable warrants to purchase 134,435 shares of Common Stock.

(12) Beneficial ownership reported for Mr. Bresky consists of options that are immediately exercisable to acquire shares of Common Stock, which were issued pursuant to the Company's 1985 Stock Option Plan.

(13) This figure includes options that are immediately exercisable to acquire 30,000 shares of Common Stock which were issued pursuant to the Company's 1985 Stock Option Plan.


(14) This figure includes shares held by certain entities for which indirect beneficial ownership may be attributed to Messrs. Walsh and Greenwood, directors of the Company, as discussed in Notes (6) and (7) above. The figure includes warrants to acquire 4,853,870 shares of Common Stock and options to acquire 30,000 shares of Common Stock. All such warrants and options are exercisable either immediately or within 60 days of December 31, 1998 and, consequently, have been treated as outstanding shares of Common Stock for calculations of share ownership and voting power for the group of directors and executive officers. See Note (1) above.










                      [This space intentionally left blank]

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide for a board of directors consisting of not less than five nor more than ten persons, with the exact number to be set by the Board of Directors. The Board of Directors has set the number of directors at eight. All directors are elected to serve a one year term, or until their respective successor is elected and qualified. The persons named in the enclosed form of proxy will vote for the election of the eight nominees named below, unless such authority is withheld on the enclosed form of proxy. In the event any of the nominees should become unavailable to serve as a director, the proxy will be voted by the persons named therein in accordance with their best judgment.

     The following is a list of the names, ages, positions held with the Company and business experience during the past five years of all nominees for director:

                                                                                                        Year First
                                                                                                         Became A
Name and Address                            Age      Business Experience and Directorships               Director
----------------                            ---      -------------------------------------               --------
Henry L. Aaron                               64      Senior  Vice   President  of  Atlanta   National       1998
c/o Cohen Pollock Merlin                             League  Baseball  Club,   Inc.,   since  October
   Axelrod & Tanenbaum                               1998.   Vice   President  of  Atlanta   National
2100 Riveredge Parkway                               League  Baseball Club,  Inc.,  from 1976 through
Suite 300                                            October 1998.
Atlanta, GA  30328

Barry F. Cohen                               53      Executive    Vice   President   of   Parametrics       1998
Parametrics Technology                               Technology  Corporation,   a  computer  software
   Corp.                                             company,   since  January   1998;   Senior  Vice
128 Technology Drive                                 President  of  Computer  Vision,  Inc.,  1993 to
Waltham, MA  02154                                   January 1998.

Jacob I. Feigenbaum                          50      President  of Miracle  Suit by Swim Shaper since       1994
c/o Miracle Suit                                     February  1996;  President  and  owner of Sea Q.
1411 Broadway, 30th Floor                            America,  August  1994  to  1996;  President  of
New York, NY  10018                                  Robby Len Swimwear  division of Apparel America,
                                                     1980 to 1994.

Paul R. Greenwood                            51      Managing  General Partner of Walsh,  Greenwood &       1990
One East Putnam Avenue                               Co.,  a   broker-dealer   engaged  in  effecting
Greenwich, CT  06830                                 transactions  in  securities  for others and for
                                                     its own account.

                                                                                                        Year First
                                                                                                         Became A
Name and Address                            Age      Business Experience and Directorships               Director
----------------                            ---      -------------------------------------               --------
Thomas A. McFall                             44      Chief   Executive   Officer   since  June  1998.       1997
200A Manufacturers Road                              Chairman,  Weatherly Financial Companies,  since
Chattanooga, TN  37405                               1984 (currently inactive).

John W. Prutch                               46      President  of the Company  since  October  1997;       1997
1088 National Parkway                                President,   GIDI  Holdings,   Inc.,   imprinted
Schaumburg, IL  60173                                activewear  manufacturer,   from  July  1994  to
                                                     October  1997;   President,   Merchant   Capital
                                                     Group, Ltd., 1984 to January 1993.

Stephen Walsh                                53      Chairman  of  the  Board  of   Directors   since       1990
3333 New Hyde Park Road                              September 1997;  Chief  Executive  Officer since
North Hills, NY  11040                               June 1998.  General Partner of Walsh,  Greenwood
                                                     &  Co.,   broker-dealer   engaged  in  effecting
                                                     transactions  in  securities  for others and for
                                                     its own account.

Howard N. Weinberg                           38      Executive  Vice  President  and Chief  Financial       1998
200A Manufacturers Road                              Officer of the  Company  since  September  1998.
Chattanooga, TN  37405                               Associate   Attorney,   Skadden,   Arps,  Slate,
                                                     Meagher & Flom LLP, 1997 through September 1998.
                                                     Co-Owner of Louise's Trattoria, Inc., a privately
                                                     held  restaurant company, 1989 through 1997.

     The information set forth above with respect to the principal occupation or employment of each nominee during the past five years has been furnished to the Company by the respective nominee.

     Pursuant to an agreement among the Company and certain shareholders (a predecessor to WGI, LLC, FS Signal Associates, L.P. and FS Signal Associates II, L.P.), FS Signal Associates, L.P. and FS Signal Associates II, L.P., together, have the right until 2001 to nominate two directors to be included in the slate of nominees. As of the date of this Proxy Statement, neither FS Signal Associates, L.P. nor FS Signal Associates II, L.P. has exercised this right by nominating any individuals for election to the Board of Directors.

     The Board of Directors held three meetings in 1997.

                             COMMITTEES OF THE BOARD


Audit Committee. This committee recommends, for appointment by the Board of Directors, a firm of independent certified public accountants to serve as auditors for the Company; makes recommendations to the Board of Directors with respect to the scope of the annual audit; approves the services which the auditors may render to the Company without impairing the auditors' independence; approves the auditors' fees; and may undertake investigations of any financial matter and make recommendations to the Board of Directors with respect thereto. This committee meets on an as needed basis with the auditors to review the results of the audit and to review all recommendations made by the auditors with respect to the accounting methods used and the system of internal control followed by the Company and advises the Board of Directors with respect thereto. The independent auditors have direct access to the members of this committee on any matter at any time. This committee did not meet in 1997, but reviewed appropriate matters with the Company's Chief Financial Officer on an informal basis throughout 1997. At present, Mr. Feigenbaum is the sole member of this committee. The Board of Directors plans to add additional members to this committee.

Compensation Committee. This committee recommends to the Board of Directors the amount of compensation and the terms and conditions of employment of each officer of the Company, and also approves employment contracts and agreements for executive officers. This committee administers the 1985 Stock Option Plan and makes recommendations to the Board of Directors with respect to employee benefit plans. The Committee did not formally meet during 1997, but met on an informal basis at various times throughout the year. Current members of this committee are Messrs. Feigenbaum, Greenwood and Walsh.

Executive Committee. This committee has and may exercise, except as otherwise provided by statute or by the Restated Articles of Incorporation, all the powers and authority of the Board of Directors. The Committee did not meet formally in 1997, but met on an informal basis at various times throughout the year. Current members of this committee are Messrs. Greenwood, McFall (Chairman), Prutch, Walsh and Weinberg.

     The Board has no standing nominating committee. Individual directors and management recommend to the full Board qualified candidates for election as directors and officers of the Company. The Board will consider nominees for director recommended by shareholders. Such recommendations may be submitted in writing to the Secretary of the Company.

                               EXECUTIVE OFFICERS

     The following is a list of the names, ages, positions with the Company and business experience during the past five years of the executive officers of the
Company:

Name                                        Age       Office and Business Experience
----                                        ---       ------------------------------
Leslie W. Levy                              60        Vice  President  of the Company and  President  of the Heritage
                                                      Sportswear business unit of the Company since 1977.

Thomas A. McFall                            44        Chief Executive  Officer since June 1998.  Chairman,  Weatherly
                                                      Financial Companies, since 1984 (currently inactive).

Robert J. Powell                            49        Vice   President  of  Licensing   and  General   Counsel  since
                                                      September 1992; Secretary since January 1993.

John W. Prutch                              46        President of the Company since October  1997.  President,  GIDI
                                                      Holdings,  Inc., imprinted activewear  manufacturer,  from July
                                                      1994 to October 1997; President,  Merchant Capital Group, Ltd.,
                                                      1984 to January 1993.

Stephen Walsh                               53        Chairman of the Board of Directors since September 1997;  Chief
                                                      Executive  Officer since June 1998.  General  Partner of Walsh,
                                                      Greenwood   &   Co.,   broker-dealer   engaged   in   effecting
                                                      transactions in securities for others and for its own account.

Howard N. Weinberg                          38        Executive  Vice  President and Chief  Financial  Officer of the
                                                      Company since  September  1998.  Associate  Attorney,  Skadden,
                                                      Arps,  Slate,  Meagher & Flom LLP, 1997 through September 1998.
                                                      Co-Owner  of  Louise's   Trattoria,   Inc.,  a  privately  held
                                                      restaurant company, 1989 through 1997.


Officers are elected annually and serve at the pleasure of the Board of Directors. There is no family relationship between any of the above executive officers, directors and nominees for director.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that during 1997 all filing requirements applicable to its executive officers, directors and owners of more then ten percent of the Company's Common Stock were complied with except for one late filing reporting initial holdings by each of Messrs. Thomas A. McFall, a director and Chief Executive Officer, and John W. Prutch, a director and President; one late filing (reporting one transaction) by each of Messrs. Jacob
I. Feigenbaum and Leon Ruchlamer, both directors; and one late filing (reporting one transaction) by each of FS Signal, Inc., FS Signal Associates, L.P. and FS Signal Associates II, L.P., each beneficial owners of more than ten percent the Company's Common Stock. Additionally, one affiliate of WGI, LLC which was a former ten percent beneficial owner filed one late report covering one transaction. Another affiliate of WGI, LLC, which also was a former ten percent beneficial owner, filed one late report covering 22 transactions. A third affiliate of WGI, LLC, which also was a former ten percent beneficial owner, filed one late report covering its initial holdings and six additional transactions. WGI, LLC, a current ten percent beneficial owner, filed one late report covering its initial holdings and six additional transactions. Messrs. Paul R. Greenwood, a director and ten percent beneficial owner, and Stephen Walsh, a director, Chief Executive Officer and ten percent beneficial owner, each filed one late report covering 28 transactions which were reported in their capacities as general partners and/or as Managers of WGI, LLC and its affiliates as described above.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Board of Directors of the Company has a Compensation Committee consisting of three voting members. Three non-employee directors are chosen to serve one-year terms at the first Board meeting following the Annual Meeting, and the fourth member is, pursuant to the Company's Bylaws, the President of the Company. The Committee meets on an as needed basis during the year. The Committee's responsibilities include recommending to the Board of Directors the amount of compensation and terms of employment of each executive officer of the Company. The Committee approves employment contracts and agreements for each executive officer of the Company. Additionally, the Committee administers the Company's 1985 Stock Option Plan and makes recommendations to the Board of Directors with respect to the Company's other benefits and employee benefit plans applicable to the Company's executive officers. The following is the report of the Committee:

Compensation Policy

     The Company makes an effort to offer competitive compensation packages that allow the Company to attract and retain highly qualified individuals. The Committee believes the long-term strategic goals of the Company can be accomplished only if the Company employs management with experience and skills relevant to the changing nature of the Company's products, sales and marketing efforts. A substantial portion of each executive officer's total compensation is incentive-based in order to motivate the Company's executive officers in the performance of their duties and to encourage a continued focus on Company profitability. For those executive officers responsible for particular business units, the financial and non-financial results of their business units are also considered. The Committee believes that by emphasizing performance based compensation, it will encourage the Company's management to act in concert with the interests of the Company's shareholders.

     Compensation packages offered to the Company's senior management are thought to be competitive within the domestic apparel industry and have not been tied directly to short-term results of operations. The Committee believes the compensation packages for its senior management are competitive with compensation packages for executives of other public domestic apparel companies. The Committee meets with the President to evaluate the performance of the other executive officers and meets in the absence of the President to evaluate his performance. The Committee reports its executive evaluations to the other outside members of the Board.

     The overall compensation of each of the Company's executive officers consists of three principal elements:

o    Base Salary

     Executive officers' base salaries are reviewed periodically by the Compensation Committee. In the case of all executive officers, their base salary is their principal element of compensation. In an effort to ensure that the Company can obtain the talent it needs to effectuate its long-term strategies, the base salary of all executive officers has been set at a level that is thought to be competitive within the group of public businesses identified as similar to the Company. Among the businesses with which the Company compares itself are those included within the companies that comprise the Value Line Apparel Industry Group. Based on information available to the Company, the Committee believes that the overall compensation of its executive officers, taken in the aggregate, places them in the median range of the compensation scale of similarly situated executive officers in the industry. Factors considered in establishing base salaries include the requisite skill and experience required in a particular position, the range of duties and responsibilities attributable to that position, the individual's prior experience and compensation, the compensation of similarly situated individuals in the apparel industry and the overall past and expected future contributions of the individual. Generally, in establishing such salaries, the greatest weight is given to ensuring that a competitive salary level is established. Overall, the process is subjective, with no precise, mathematical weight given to the enumerated factors.

o    Annual Bonus

     The Company operates an annual discretionary bonus plan, the terms of which vary in accordance with the participant's position with the Company. The amount of the annual bonus is determined, if earned, at the conclusion of the Company's fiscal year following a review of Company, business unit and individual performance, and is generally based on certain performance objectives, cash flows and pre-tax earnings.

     The Committee's discretion includes both whether and the extent to which any bonus is awarded. The bonus element of each executive officer's compensation is set at a level that the Committee believes is necessary to compensate executive officers for the achievement of short-term goals forming part of the Company's overall strategic objectives. Short-term sales, profit and performance goals for each business unit and for the Company as a whole are developed annually and in advance by the Company's management and then reviewed by the Company's Board of Directors. Performance is monitored against established goals throughout the year.


     No bonuses were awarded to executive officers for 1997.


o    Stock Options

     To establish a link between compensation and management's performance in creating value for shareholders, evidenced by increases in the Company's stock price, the Company has implemented a stock option plan (the "1985 Stock Option Plan"). The Committee is responsible for administering the 1985 Stock Option Plan, which provides for options to purchase the Company's Common Stock generally issued at or above market value on the date of grant. Accordingly, the value of such options to the Company's participating executive officers will depend directly on increases in the price of the Company's securities. Because the Committee believes such compensation should result from long-term increases in value, such options do not vest at a minimum until one year from the date of grant; and, to serve as an incentive for such executives to continue in the Company's service through the implementation of its plans, such options are typically divested upon termination of employment or within a minimal period thereafter.

     The Compensation Committee has exclusive discretion to (i) select the persons to whom options will be granted and to determine the type, amount and terms of each option; (ii) modify, within certain limits, the terms of any option which has been granted, including replacement or exchange of options without the consent of the option holder under certain circumstances; (iii) determine the time when options will be granted; and (iv) make all other determinations that it deems necessary or desirable in the interpretation and administration of the 1985 Stock Option Plan. The Compensation Committee has the authority to administer, construe and interpret the 1985 Stock Option Plan, and its decisions are final, binding and conclusive.

     In determining the size and vesting of option awards, the Committee considers the amount of options currently held by an officer, the results achieved by each officer relative to that officer's assigned responsibilities and the overall performance of the Company.

     Stock Options awarded to executive officers in 1997 are set forth under the heading "Options/Awards in Last Fiscal Year."


o    Chief Executive Officer.

     The compensation of the Chief Executive Officer during 1997 consisted of the same components as for other executive officers, namely base salary, annual bonus and stock options. In an effort to ensure that the Company can obtain the talent it needs to effectuate its long-term strategies, the base salary of all executive officers has been set at a level that is thought to be competitive within the group of public businesses identified as similar to the Company. As with other executive officers, the factors considered by the Committee in establishing the base salary of the chief executive officer include the requisite skill and experience required in a particular position, the range of duties and responsibilities attributable to that position, the individual's prior experience and compensation, the compensation of similarly situated individuals in the apparel industry and the overall past and expected future contributions of the individual. The process is likewise subjective, with no precise, mathematical weight given to the enumerated factors.


Jacob I. Feigenbaum
Paul R. Greenwood
Stephen Walsh


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Jacob I. Feigenbaum, Paul R. Greenwood and Stephen Walsh are the current members of the Board's Compensation Committee. As previously stated, Paul R. Greenwood and Stephen Walsh are Managers of WGI, LLC, the Company's principal shareholder.

     At the 1997 Annual Meeting, the Company's Shareholders approved a plan for restructuring the Company's then-outstanding preferred stock and the majority of its subordinated debt (the "Restructuring Plan"). In connection with the implementation of the Restructuring Plan (which was effective December 30, 1997), the Company issued: (i) 8,000,000 shares of Common Stock; (ii) warrants to acquire an additional 4,500,000 shares of Common Stock with an exercise price of $1.75 per share; and (iii) 454.444 shares of a new Series F Preferred Stock, stated value $100,000 per share, to WGI, LLC. The new Series F Preferred Stock (which since has been exchanged for Series H Preferred stock as discussed under Proposal 3 below) accrues cumulative undeclared dividends at the rate of 9% per annum. These dividends are payable in cash when declared. The Series F/Series H Preferred Stock is not convertible into Common Stock or into any other security issued by the Company, and does not have any mandatory redemption or call features.

     The Company also agreed with WGI, LLC, that all funds advanced to the Company by WGI, LLC after August 21, 1997 (which indebtedness was not part of the Restructuring Plan) would be documented in the form of a new Credit Agreement with interest payable quarterly at a rate of 10% per annum and with other terms to be agreed upon between the Company and WGI.

As of August 10, 1998, the Company was indebted to WGI in an aggregate principal amount of $19,360,000 pursuant to such advances.

     On August 10, 1998, the Company's Board of Directors approved a new Credit Agreement between the Company and WGI, to be effective as of May 8, 1998 (the "WGI Credit Agreement"), pursuant to which WGI will lend the Company up to $25,000,000 on a revolving basis for a three-year term ending May 8, 2001. Additional material terms of the WGI Credit Agreement are as follows:

     o Maximum funding of $25,000,000, available in increments of $5,000 in excess of the minimum funding of $100,000.

     o WGI will receive (subject to shareholder approval as described in Proposal 5) warrants to purchase up to 5,000,000 shares of the Company's Common Stock at $1.75 per share, with additional terms described in more detail in the discussion of Proposal 5 herein.

     o Secured by a security interest in all of the Company's assets (except for the assets of its Heritage division and certain former plant locations which are currently held for sale), subordinate to the security interests of the Company's senior lender.

     o Funds borrowed may be used for any purpose approved by the Company's directors and executive officers, including repayment of any other existing indebtedness of the Company.

     o During the term of the WGI Credit Agreement, WGI, LLC is entitled to have two designees nominated by the Company for election to its Board of Directors at the Company's Annual Meeting of Shareholders; Messrs. Walsh and Greenwood are the Board nominees designated by WGI, LLC pursuant to this provision.

                       EXECUTIVE COMPENSATION INFORMATION

     Set forth below is a summary of the annual and long-term compensation paid by the Company for each of the last three fiscal years to: (i) Barton J. Bresky, the Company's Chief Executive Officer from December 6, 1996 until August 20, 1997; (ii) David E. Houseman, Chief Executive Officer from September 1997 until June 1998; and (iii) the Company's other four most highly compensated executive officers serving as of December 31, 1997 (the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                                        Annual Compensation
                                           ----------------------------------------------
                                                                                               Long-Term
                                                                                             Compensation
                                                                                                Awards
                                                                                             ------------
                                                                           Other              Securities                  All
                                                                           Annual             Underlying                 Other
                                              Salary       Bonus        Compensation         Options/SARs             Compensation
 Name and Principal Position       Year        ($)          ($)             ($)                 (#)(2)                    (3)
====================================================================================================================================
Barton J. Bresky,                  1997       223,383       --              --                    265,000                 7,378
 President and Chief               1996       108,608       --             40,092                   --                    7,273
 Executive Officer                 1995          --         --              --                      --                     --
 (until August 1997)

David E. Houseman,                 1997         90,805      --            104,226(1)              300,000                   562
 Chief Executive                   1996          --         --              --                      --                     --
 Officer and Chief Operating       1995          --         --              --                      --                     --
 Officer (until May 1998)
 and Chief Financial Officer
 (until September, 1998)

Robert J. Powell,                  1997       180,418       --              --                    150,000                 4,868
  Vice President                   1996       185,000       --              --                      --                    5,645
  and Secretary                    1995       191,125       --              --                     50,000                 5,595

John W. Prutch,                    1997        31,705       --              --                    150,000                    87
 President (since                  1996          --         --              --                      --                     --
 October 1997)                     1995          --         --              --                      --                     --

Leslie W. Levy,                    1997       145,192       --              --                      --                   12,514
 Vice President                    1996       145,000       --              --                      --                    9,062
 and President,                    1995       145,000       --              --                      --                    8,872
 Heritage Sportswear
 Division

NOTES TO SUMMARY COMPENSATION TABLE

(1) $100,475 of this amount consisted of moving and temporary living expenses and related reimbursements.

(2) Reflects the number of shares of the Company's Common Stock subject to options granted to the Named Executive Officers for the periods presented.

(3) These amounts include the portion of life insurance premiums paid by the Company that represents term life insurance on each of the Named Executives. In 1997, these amounts were as follows: Mr. Bresky, $4,242; Mr. Houseman, $562; Mr. Powell, $1,117;Mr. Prutch, $87; and Mr. Levy, $9,547. All other amounts represent Company matching contributions to a 401(k) plan maintained by the Company for the accounts of the Named Executives. In 1997, these amounts were as follows: Mr. Bresky, $3,136; Mr. Houseman, none; Mr. Powell, $3,751; Mr. Prutch, none; and Mr. Levy, $2,967.


     The table below sets forth certain information concerning grants of options during the year ended December 31, 1997, to the Company's Named Executives. The plan does not provide for the granting of stock appreciation rights.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            Individual Grants
                                    --------------------------------
                                                                                                       Potential Realizable Value
                                                                                                       at Assumed Annual Rates of
                                                         % of Total                                     Stock Price Appreciation
                                                           Options                                          for Option Term*
                                                         Granted to      Exercise or                  ----------------------------
                                        Options         Employees In      Base Price      Expiration
Name                                   granted (#)       Fiscal Year      ($/Share)          Date        5%($)           10%($)
==================================================================================================================================
Barton J. Bresky(1)                      250,000           10.01%           $2.375          3/03/02    $164,042       $362,490
                                          15,000             0.6%            2.375          8/21/02       Nil            Nil

David E. Houseman(2)                     300,000           14.02%             2.50          6/02/02       Nil            Nil

Robert J. Powell(3)                      150,000            6.01%            2.375          3/03/02      98,425        217,494

John W. Prutch(4)                        150,000            6.01%            2.375         10/02/02       Nil           66,509

Leslie W. Levy                             --                --                --             --           --             --

* The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as required by the Securities and Exchange Commission and are not intended to forecast future price appreciation of Company Common Stock. The gains reflect a future value based upon growth at these prescribed rates.

(1) Options with respect to 250,000 shares were issued under the Company's 1985 Stock Option Plan as a component of Mr. Bresky's compensation, with an exercise price equal to the market price on the date of grant. Under the original terms of this grant, options with respect to 166,667 such shares vested two years after the date of grant and the remaining 83,333 options vested three years after the date of grant. Options with respect to 15,000 additional shares were issued pursuant to the Amendment to Employment Agreement dated August 21, 1997, exercisable one year after the date of grant with an exercise price that was $1.4375 above the market price on the date of grant. Pursuant to the August 1997 Amendment to Mr. Bresky's Employment Agreement, vesting of the original options for 250,000 shares was accelerated to March 2, 1998.

(2) Options were issued to induce Mr. Houseman to accept employment with the Company, with 200,000 options vesting two years after the date of the grant and the remaining 100,000 options vesting three years after the date of grant. The options were issued with an exercise price that was $1.125 above the market price on the date of grant.

(3) Options were issued under the Company's 1985 Stock Option Plan as a component of Mr. Powell's compensation. Options with respect to 100,000 shares vest two years after the date of grant and the remaining 50,000 options vest three years after the date of grant. The options were issued with an exercise price that was equal to the market price on the date of grant.

(4) Options were issued to induce Mr. Prutch to accept employment with the Company, 2/3 of the options vest two years after the date of grant and the remaining 1/3 of the options vest three years after the date of grant. The options were issued with an exercise price that is subject to adjustment and was $.625 above the market price on the date of grant.

     The following table provides information about options held by the Named Executives. The 1985 Stock Option Plan does not provide for the granting of stock appreciation rights.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                   Number of
                                                                                   Securities               Value of
                                                                                   Underlying               Unexercised
                                                                                   Unexercised              In-the-Money
                                                                                   Options/SARs at          Options/SARs at
                                                                                   FY-End (#)               FY-End($)(1)

                                 Shares Acquired             Value                 Exercisable/             Exercisable/
Name                             on Exercise (#)          Realized ($)             Unexercisable            Unexercisable
----                             ----------------         ------------             -------------            -------------
Barton J. Bresky                          --                     --                  250,000 exer./                  --
                                                                                     15,000 unexer.                  --

David E. Houseman                         --                     --                     0 exer./                     --
                                                                                    300,000 unexer.                  --
Robert J. Powell
                                          --                     --                  125,000 exer./                  --
                                                                                    150,000 unexer.                  --
John W. Prutch
                                          --                     --                     0 exer./                     --
                                                                                    150,000 unexer.                  --
Leslie W. Levy
                                          --                     --                   30,000 exer./                  --
                                                                                         0 unexer.                   --

(1) Value of unexercised in-the-money options based on a fair market value of a share of the Company's Common Stock of $1.25 as of December 31, 1997. Based on such value, none of the options held by any of the Named Executives were "in-the-money" at December 31, 1997.

Shareholder Return Performance Presentation

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the total return of the S & P composite 500 Stock Index and the Value Line Apparel Industry Group for the five year period ending December 31, 1997.

                Comparison of Five-Year Cumulative Total Return*
Signal Apparel Company, Inc., Standard & Poors 500 and Value Line Apparel Index
                     (Performance Results Through 12/31/97)


         [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

             SIGNAL APPAREL
              COMPANY, INC.            STANDARD & POORS 500              APPAREL
             --------------            --------------------              -------
1992             $ 100.00                   $100.00                      $100.00
1993             $  50.43                   $110.09                      $ 92.97
1994             $  53.85                   $111.85                      $102.43
1995             $  49.57                   $153.80                      $112.34
1996             $  19.53                   $189.56                      $153.85
1997             $   8.14                   $252.82                      $179.48

Assumes $100 invested at the close of trading 12/92 in Signal Apparel Company, Inc. common stock, Standard & Poors 500, and Apparel.

*Cumulative total return assumes reinvestment of dividends.

                                                        Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

Directors' Compensation

     Directors who are not employees of the Company are paid (i) $4,000 for each Board meeting attended in person up to a maximum of $20,000 per year and (ii) $500 for each Board committee meeting attended in person or telephonically.

Employment Agreements


     David E. Houseman was employed as the Company's Chief Executive Officer and Chief Operating Officer through May 1998, and as the Company's Chief Financial Officer through his resignation in September 1998. Pursuant to the terms of a severance agreement between the Company and Mr. Houseman, Mr. Houseman will receive severance payments in the aggregate amount of $100,000, with $60,000 having been paid upon execution and the remainder payable in four equal monthly installments, together with continuation of his health benefits through September 1999 and payments for unused vacation time and certain expenses totaling less than $20,000. Mr. Houseman also was permitted to retain an option to purchase 275,000 shares of the Company's Common Stock at $1.75 per share which was granted effective May 8, 1998. Under Mr. Houseman's severance agreement, such option will vest in full on May 8, 1999 and may be exercised by Mr. Houseman through September 17, 2001.


     John W. Prutch is employed as the Company's President. Pursuant to the terms of his employment agreement, which commenced October 2, 1997, Mr. Prutch's base salary is $150,000 with the right to receive an annual bonus. As a further inducement to employment, the Company granted Mr. Prutch options pursuant to the Company's 1985 Stock Option Plan to purchase 150,000 shares of the Company's Common Stock at an exercise price of $2.375 per share, subject to adjustment ($.625 above the market price on the date of grant), with such options vesting at the rate of 100,000 shares two years after the date of grant and the remaining 50,000 shares three years after the date of grant. All such options expire five years from the date of grant. Additionally, Mr. Prutch is entitled to participate in all other incentive bonus, stock option, savings and retirement programs and benefit programs maintained for the Company's executive officers from time to time. In the event that Mr. Prutch's employment is terminated for cause or, under certain circumstances, Mr. Prutch voluntarily terminates his employment, the Company shall pay Mr. Prutch (or his legal representative) only those amounts of compensation attributable to periods prior to the termination. If the termination is for cause, all outstanding stock options held by Mr. Prutch shall expire. If Mr. Prutch voluntarily terminates his employment, all options vested as of the date of termination shall expire ninety days after the date of termination. In the event that Mr. Prutch's employment is terminated without cause (as defined in his employment agreement then he will be entitled to payments equal to one year's base salary. Furthermore, all unvested options shall become immediately exercisable. Any vested Incentive Stock Options will expire three months from the date of termination, and any vested Non-Incentive Stock Options will expire one year from the date of termination.

     Barton J. Bresky was employed as President and Chief Executive Officer of the Company from December 6, 1996, until his resignation on August 20, 1997. Pursuant to the terms of his employment agreement, Mr. Bresky was paid an annual base salary of $250,000. Pursuant to the terms of the Amendment to Employment Agreement dated August 21, 1997, by and between the Company and Mr. Bresky, Mr. Bresky will received severance payments equal to one year's salary, and a continuation of his health benefits through August 19, 1998, vesting of options previously granted with respect to 250,000 shares of the Company's Common Stock was accelerated to March 2, 1998 and he received an option to purchase up to 15,000 shares of the Company's Common Stock at an exercise price of $2.375 per share, vesting August 21, 1998 and exercisable until August 21, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective May 9, 1997, the Company contracted with Weatherly Financial ("Weatherly") for Weatherly to act as financial advisor to the Company on an exclusive basis with respect to evaluating, pricing, negotiating and closing mergers and acquisitions and other investments and arranging financing on the Company's behalf. Weatherly was to be compensated for these services through prescribed fees and, in addition, Weatherly was granted Warrants, effective May 9, 1997, to purchase 805,000 shares of the Company's Common Stock at $2.50 per share. These warrants were to vest upon the achievement of certain objectives with respect to the Company's business performance and were part of a complex overall arrangement that also included additional warrant opportunities.

     All of the parties to the Weatherly Agreement anticipated that Thomas A. McFall and John W. Prutch, in their capacities as associates of Weatherly, would play a significant role in performing the services under the agreement and would receive a significant portion of the compensation payable under the Weatherly Agreement. When it later employed Mr. McFall as its CEO and Mr. Prutch as its President, the Company replaced the former arrangement with Weatherly with an agreement, approved by the Board of Directors on August 10, 1998 to be effective as of May 8, 1998, directly with Messrs. McFall and Prutch. Under the terms of the new agreement, the warrants previously issued to Weatherly have been assigned 50% to Mr. McFall and 50% to Mr. Prutch, the exercise price of these warrants has been reset to $1.75 per share (the closing market price for the Common Stock on May 8, 1998).

     Each of Messrs. McFall and Prutch also have been issued additional warrants, with a term of 10 years, for the purchase of up to 1,902,273 shares of Common Stock at an exercise price of $1.75 per share. All of the warrants held by Messrs. McFall and Prutch (including those originally issued to Weatherly) now will be subject to a new vesting schedule which provides that 33.4% of the Warrants will be immediately exercisable and the remainder will vest on the basis of the achievement of prescribed increases in the Company's annual pre-tax earnings and/or the average public trading price of its Common Stock. The Warrants contain customary antidilution provisions and piggyback registration rights and, subject to certain exceptions, Messrs. McFall and Prutch may not dispose of the Common Stock issuable under the Warrants without the prior consent of WGI, LLC. The new 3,804,546 warrants issued to Messrs. McFall and Prutch after they became directors of the Company are subject to shareholder approval as described under Proposal 6 below, together with a more detailed description of the terms of such warrants.

     The  new  agreement   also   provides  that  Messrs.   McFall  and  Prutch,
collectively, will receive a success fee equal to three percent (3%) of the proceeds of any financing transactions which they participate in developing, negotiating and closing with third parties for the benefit of the Company, a portion of which may be paid in additional equity under certain circumstances. Under this provision, Messrs. McFall and Prutch each received a cash payment of $50,000 in connection with the Company's recent private placement of $5,000,000 of its 5% Series G1 Convertible Preferred Stock. They also (collectively) will receive a success fee in connection with identifying, negotiating and closing any Acquisition Transactions (as defined in the agreement) equal to three percent (3%) of the Aggregate Consideration paid by the Company (as defined in the agreement). See "Interests of Certain Persons in the Acquisition" under Proposal 2 herein for a description of amounts which will become payable to Messrs. McFall and Prutch upon the Company's completion of its pending acquisition of substantially all of the assets of Tahiti Apparel, Inc. All cash payments to Messrs. McFall and Prutch called for under the terms of this agreement will be subject to offset against annual compensation of $150,000 which they each receive in their separate capacities as officers of the Company.

     Henry Aaron, a director of the Company, is a principal of Henry-Aaron, Inc., a corporation that holds various licenses from Major League Baseball Properties. Pursuant to an agreement between the Company and Henry-Aaron, Inc., the Company is authorized to manufacture, market and sell various products bearing the logos and trademarks of Major League Baseball pursuant to the license held directly by Henry-Aaron, Inc. In connection with the execution of this agreement, the Company granted Henry Aaron and another principal of Henry-Aaron, Inc. warrants to purchase a total of 200,000 shares of Common Stock at $1.75 per share, effective May 8, 1998, and vesting as to 100,000 shares on December 31, 1998 and as to the remaining 100,000 shares on December 31, 1999. Mr. Aaron holds 150,000 of such warrants. In addition to paying royalties due to Major League Baseball Properties under the arrangement with Henry-Aaron, Inc., the Company also pays an override to Henry-Aaron, Inc. on its sales of Major League Baseball products. These payments to Henry-Aaron, Inc. totaled $270,000 in 1997 and $157,718 through the first nine months of 1998.


                                   PROPOSAL 2

                        APPROVAL OF THE ISSUANCE OF UP TO
                          10,070,000 ADDITIONAL SHARES
                                 OF COMMON STOCK
                               IN CONNECTION WITH
                          THE COMPANY'S ACQUISITION OF
                              TAHITI APPAREL, INC.


     The Board of Directors has approved, and recommends to the Shareholders for their approval, the issuance of up to 10,070,000 additional shares of the Company's Common Stock in connection with the Company's pending acquisition of substantially all of the assets of Tahiti Apparel, Inc. ("Tahiti"), a New Jersey Corporation engaged in the design and marketing of swimwear, body wear and active wear for ladies and girls. The acquisition will take place pursuant to the terms of an Asset Purchase Agreement dated December 18, 1998 between the Company, Tahiti and the majority stockholders of Tahiti (the "Acquisition Agreement"). Any capitalized terms used but not defined in the following discussion are used as defined in the Acquisition Agreement, a copy of which is attached as ANNEX II to this Proxy Statement.

Background of the Acquisition.

     In October 1997, senior executives of the Company met with the senior executives and principal shareholders of Tahiti for the first time concerning a possible acquisition of Tahiti by the Company. Negotiations between the parties continued on an intermittent basis until February 1998 when they were temporarily suspended. Negotiations resumed in March 1998 and resulted in the executive of a letter of intent on April 15, 1998.

     Following the execution of the letter of intent, the Company commenced its due diligence review of Tahiti. During the course of the due diligence, review, the parties negotiated and executed an amendment dated June 25, 1998, to the letter of intent. During the course of continued negotiations, and in order to enable Tahiti to obtain working capital financing needed to support its ongoing operations, the Company guaranteed repayment by Tahiti of certain amounts which Tahiti owes under one of its loans from Bank of New York Financial Corporation ("BNYFC"), which also is the Company's senior lender. This loan had an unpaid principal balance, as of December 11, 1998, of $2,072,552. In consideration of the Company's guarantee of this loan, BNYFC has subordinated to the Company BNYFC's security interest in certain assets of Tahiti such that, as of December 11, 1998, the Company has a first lien security interest in approximately $1.9 million of Tahiti's accounts receivable and $1.6 million of Tahiti's inventory.


     The parties continued to negotiate the terms of the acquisition throughout the due diligence review period and reached final agreement on the terms of the transaction on December 18, 1998.


Effective Time.


     If the Company's shareholders vote to approve the issuance of up to 10,070,000 additional shares of Common Stock in connection with the Company's acquisition of substantially all of Tahiti's assets and business and the other conditions to closing under the Acquisition Agreement are satisfied or waived (where permitted by the Acquisition Agreement), the acquisition will become effective upon the completion of the Closing in accordance with the terms of the Acquisition Agreement. The Company anticipates that the conditions to Closing under the Acquisition Agreement will be satisfied, and Closing will occur, as soon as practicable following approval of the stock issuance by the Company's shareholders at the Annual Meeting.


Purchase Price Under the Acquisition Agreement.

     The purchase price for the assets and business of Tahiti under the Acquisition Agreement will be $15,872,500, payable in shares of the Company's Common Stock having an agreed value (for purposes of such payment only) of $1.75 per share. Additionally, the Company has agreed to assume, generally, the liabilities of the business set forth on Tahiti's audited balance sheet as of June 30, 1998 and all liabilities incurred in the ordinary course of business during the period commencing July 1, 1998 and ending on the Closing Date (including Tahiti's liabilities under a separate agreement (as described below) between Tahiti and Ming-Yiu Chan, Tahiti's minority shareholder). The acquisition will result in the issuance of 9,070,000 shares of the Company's Common Stock to Tahiti in payment of the purchase price under the Acquisition Agreement. The

Acquisition Agreement also provides that 1,000,000 of such shares will be placed in escrow with Tahiti's counsel, Wachtel & Masyr, LLP (acting as escrow agent under the terms of a separate escrow agreement) for a period commencing on the Closing Date and ending on the earlier of the second anniversary of the Closing Date or the completion of Signal's annual audit for its 1999 fiscal year. This escrow will be used exclusively to satisfy the obligations of Tahiti and its majority stockholders to indemnify the Company against certain potential claims as specified in the Acquisition Agreement. Any shares not used to satisfy such indemnification obligations will be released to Tahiti at the conclusion of the escrow period. See "THE ACQUISITION AGREEMENT--Additional Agreements--Indemnification." As discussed below, the Company also may issue up to 1,000,000 additional shares of Common Stock under the terms of the Chan Agreement.


The Chan Agreement.


     Ming-Yiu Chan is a 33% shareholder of Tahiti and Tahiti may be indebted to Chan in the amount of approximately $6,770,000. It is a condition to the Company's obligations to close the acquisition that the Tahiti and Tahiti's majority stockholders be able to reach an agreement with Chan, on terms reasonably satisfactory to the Company, Tahiti and its majority stockholders, with respect to the payment of the Company's debt to Chan. Subject to finalizing negotiations with Chan, it is anticipated that the terms of this agreement (the "Chan Agreement") will provide for: (i) the formalization of Tahiti's indebtedness to Chan, together with the release by Tahiti of all claims against Chan and the release by Chan of all claims against Tahiti and its officers, directors, stockholders, successors and assigns, and (ii) the execution by Tahiti of a promissory note to Chan in the principal amount of $6,770,000 (the "Chan Note"), bearing interest at the rate of 8% per annum, and payable as follows:


     (a) $1,000,000 payable in cash (with accrued interest thereon) in the following installments: (1) $250,000 payable 90 days following the closing of the transactions contemplated by the Acquisition Agreement,
          (2) $200,000 payable 180 days following closing, (3) $250,000 payable 270 days following closing and (4) $250,000 payable 360 days following closing; and

     (b) Balance of $5,770,000 plus accrued interest payable, at the option of Tahiti, through either:

          1. Delivery of (X) 1,000,000 shares of Common Stock of the Company in satisfaction of $3,270,000 of such debt plus (Y) payment of the balance of $2,500,000 (plus accrued interest) in cash in eight equal quarterly installments commencing April 1, 2000; or

          2. Payment of the entire balance (including accrued interest) in cash in eight quarterly installments, beginning on the first anniversary of the closing of the transactions contemplated by the Asset Purchase Agreement.

     Under the terms of the Acquisition Agreement, the Company will assume the Chan Note following Closing.

Potential Repurchase of Tahiti Assets by Current Majority Stockholders.

     The Acquisition Agreement gives Tahiti's majority stockholders, Zvi Ben-Haim and Michael Harary, the right (jointly) to repurchase Taiti's assets from the Company if, at any time prior to the fifth anniversary of the closing, the Company is unable to provide sufficient financing to its subsidiary or division operating the business purchased from Tahiti to support a level of sales at least equal to the sales of such business for the preceding season plus a reasonable rate of growth (a "Financing Default"). This repurchase option would have to be exercised by giving notice to the Company within 90 days of the occurrence of any such Financing Default, with closing of the repurchase to take place within 30 days thereafter. If Messrs. Ben-Haim and Harary should exercise this right, the repurchase price would consist of repayment to the Company of the original $15,872,500 purchase price (payable in shares of Common Stock which would then be valued at the greater of $1.75 per share or the average market price over the 20 preceding trading days), plus assumption of liabilities incurred in the ordinary course of business.

Restrictions on Resale of Company Common Stock; Registration Rights.

     The shares of Company Common Stock issued pursuant to the acquisition will not be registered under the Securities Act of 1933, as amended, and, accordingly, may not be sold, transferred or otherwise disposed of by the recipients except: (1) pursuant to an effective registration statement; (2) in compliance with Securities Act Rule 144; or (3) if, in the opinion of counsel reasonably acceptable to the Company or pursuant to a "no action" letter obtained by the selling shareholder from the staff of the Commission, such sale, transferor other disposition is otherwise exempt from registration under the Securities Act.


     Under the terms of a separate Registration Rights Agreement to be executed in connection with the Acquisition Agreement, Tahiti and/or its majority shareholders (and certain permitted assignees) will have the right for a period of ten years following the Closing Date, under certain circumstances, to have shares of the Company's Common Stock issued to Tahiti pursuant to the Acquisition Agreement registered for resale if the Company otherwise registers shares of its Common Stock for sale. Such "piggy back" registration rights will not apply, however, in the case of any registration by the Company of (A) securities issued or issuable to the holders of the Company's 5% Series G1 Convertible Preferred Stock or (when issued) the Company's 5% Series G2
Convertible Preferred Stock, (B) securities to be issued pursuant to a stock option or other employee benefit or similar plan or (C) in connection with any transaction (such as another acquisition) contemplated by Rule 145 under the Securities Act. The Company also has agreed that Tahiti's majority shareholders (and certain permitted assignees) will be entitled to one "demand" registration during each of the first five (5) years following the Closing Date, and to one additional demand registration between the fifth and tenth anniversaries of the Closing Date, provided that they are still serving in their respective capacities as employees of Signal at such time. The Company generally will be responsible for the expenses of any resale registration of the shares issued under the Acquisition Agreement while Tahiti's former majority shareholders continue to serve as employees of the Company, except that, in the case of a "piggy back" registration, the selling shareholders will be required to pay any underwriter's and/or brokers commissions that the Company would not have incurred if their shares had not been included in the registration. In the case, however, of any demand registration effected during the first five years following the Closing Date but while the registering shareholder is no longer an employee of Signal, the registering shareholder shall be responsible for all such expenses.

     Subject to finalizing negotiations with Chan, it is anticipated that the parties also will entered into a Stock Resale Agreement, whereby Tahiti's majority stockholders and Chan will agree (subject to certain limited exceptions) to limit their transfers of Company Common Stock during each of the first five (5) years following the Closing Date to no more than five percent (5%) of the number of shares held by each of them during each such year. This agreed limitation will expire as to either of Tahiti's majority stockholders if his employment with the Company should be terminated prior to the end of such five year period either (A) by the Company, without cause, or
(B) by the employee under circumstances amounting to a constructive termination as set forth in each shareholder's employment agreement. See "Interests of Certain Persons in the Acquisition."


NYSE Listing.

     In accordance with the rules of the New York Stock Exchange, on which the Company's Common Stock is listed for trading, the Company will file a Listing Application for the additional shares of Common Stock issuable pursuant to the Acquisition Agreement.

Expenses.


     The Acquisition Agreement provides that all fees and expenses incurred in connection with the Acquisition Agreement and the related transactions will be paid by the party incurring such fees or expenses, whether or not the acquisition is consummated.


Certain Federal Income Tax Considerations.

     The proposed acquisition is intended to qualify as a tax-free asset acquisition under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). In this type of tax-free acquisition, the acquiror (in this case, the Company) acquires substantially all of the assets of the company being purchased (Tahiti) solely in exchange for the acquiror's voting stock. The Company is permitted to assume some or all of Tahiti's liabilities; subject, however, to the limitation that if cash or other non-stock consideration is paid to Tahiti, the value of all such non-stock consideration plus the assumed liabilities may not exceed 20% of Tahiti's fair market value. A purchaser (such as the Company) may assume unlimited liabilities if no other non-stock consideration is involved in the exchange.

     In this type of tax-free acquisition, Tahiti will be required to distribute the Common Stock of the Company which it receives to its stockholders in a liquidating distribution. To the extent that Tahiti shareholders receive Company Common Stock in pursuance of a plan of reorganization, they will not be required to recognize any gain or loss on the exchange unless non-stock consideration ("boot") is received. Under Section 356 of the Code, if the transaction would qualify as a tax-free exchange but for the fact that boot is received, then Tahiti's stockholders may be required to recognize gain in an amount not in excess of the fair market value of the boot received. Upon the liquidation of Tahiti, its stockholders will have a basis in the shares of the Company's Common Stock which they receive equal to their basis in their Tahiti stock, decreased by the fair market value of any boot received and increased by any gain recognized on the exchange. The Company has not made any determination as to whether the transactions contemplated by the Acquisition Agreement will successfully qualify as a tax-free exchange under Code Section 368(a)(1)(C), and Tahiti and its stockholders are responsible for obtaining their own independent tax advice with regard to these issues.

     In general, the Company also will not be required to recognize gain or loss on the receipt of the assets of Tahiti in a tax-free exchange under Code Section 368(a)(1)(C). However, if the Company were to issue to Tahiti property other than its own stock, then the Company would be required to recognize gain for federal tax purposes equal to the excess (if any) of the fair market value of such additional property over the Company's tax basis is such property. As described above, the Acquisition Agreement does not provide for the issuance to Tahiti of any property other than shares of the Company's Common Stock. The Company's federal income tax basis in the assets acquired from Tahiti will be equal to Tahiti's tax basis in such assets at the time of the acquisition.

     The Company currently has net operating loss (NOL) and certain tax credit carryforwards for federal income tax purposes. The issuance of shares of the Company's Common Stock under the terms of the Acquisition Agreement is expected to result in a technical "change in control" of the Company (as defined in Section 382(g) of the Code). (It is anticipated, however, that WGI, LLC and its affiliates will retain practical "control" of the Company by virtue of their combined interests in the Company's voting securities. See the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management" above for a more detailed description of these ownership interests.) Upon the occurrence of this technical "change in control," certain carryovers (including the Company's NOLs, general business credits under Code Section 39 and minimum tax credits under Code Section 53) may be limited for federal tax purposes.

     The Company's annual usage of its NOLs in the future will be limited to an amount based on the fair market value of the Company immediately before the "change in control" occurred, multiplied by the adjusted "federal long-term rate" of interest as determined under Code Section 1274(d). To the extent that the Company cannot fully utilize its NOLs in a given year because of this limitation, the unused portion may be carried forward for use in a future year (until the NOLs expire). NOLs generated in tax years beginning before December 31, 1997 will expire in 15 years, and NOLs generated in tax years beginning after December 31, 1997 will expire in 20 years. The Company's use of its general business credits and minimum tax credits will be limited in a similar manner pursuant to Code Section 383.

Accounting Treatment.

     The acquisition will be treated as a "purchase" for financial reporting and accounting purposes, in accordance with generally accepted accounting principles. After the acquisition, the results of operations of Tahiti's business will be included in the consolidated financial statements of the Company. The purchase price for the assets and business of Tahiti under the Acquisition Agreement will be allocated based on the fair values of the assets acquired and the liabilities assumed by the Company. Any excess of cost over fair value of the net tangible assets of Tahiti acquired by the Company will be recorded as goodwill and other intangible assets. See "SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION."

Summary of Selected Financial Data


The following summary of selected financial data is being provided to assist in analyzing the financial aspects of the acquisition. The summary of selected financial data for Signal as of December 31, 1993, 1994, 1995, 1996, and 1997 and for the years then ended have been derived from Signal's audited consolidated financial statements. The summary of selected financial data for Tahiti has been derived from Tahiti's audited financial statements as of June 30, 1996, 1997, and 1998 and for the years then ended. The summary of selected financial data for Tahiti as of June 30, 1994 and 1995 and for the years then ended are unaudited. The information is only a summary. The information should be read in connection with the historical financial statements and accompanying notes contained in the annual, quarterly and other reports filed by Signal with the SEC and those included elsewhere in this Proxy Statement


                          SIGNAL APPAREL CompanY, Inc.

                       Summary of Selected Financial Data

                  (Dollars in Thousands, Except Per Share Data)

                                          1997(b)    1996      1995     1994(a)     1993
                                          -------   -------   -------   -------   ---------
Net sales                                 $44,616   $58,808   $89,883   $95,818   $ 131,000
                                          =======   =======   =======   =======   =========

Net loss                                  (30,345)  (33,696)  (39,959)  (53,304)    (34,878)
                                          =======   =======   =======   =======   =========

Basic/diluted net loss per common share     (2.39)    (2.91)    (3.80)    (6.88)      (4.17)
                                          =======   =======   =======   =======   =========

Total assets                               29,660    26,167    43,229    69,448      87,914
                                          =======   =======   =======   =======   =========

Long-term obligations                      60,147    66,423    57,243    49,258      26,748
                                          =======   =======   =======   =======   =========


(a) The data includes amounts applicable to American Marketing Works from date of acquisition, November 22, 1994.

(b) The data includes amounts applicable to Grand Illusion and Big Ball Sports from the dates of acquisition, (October 1, 1997 and November 5, 1997) respectively.

                              TAHITI APPAREL, INC.

                       SUMMARY OF SELECTED FINANCIAL DATA

                  (Dollars in Thousands, Except Per Share Data)

                                                     1998      1997      1996      1995      1994
                                                   -------   -------   -------   -------   -------
Net sales                                          $64,574   $46,782   $34,431   $27,505   $12,997
                                                   =======   =======   =======   =======   =======

Net income/(loss)                                   (2,392)    1,199      (611)       32        62
                                                   =======   =======   =======   =======   =======

Basic/diluted net income/(loss) per common share    (15.95)     7.99     (4.07)     0.21      0.41
                                                   =======   =======   =======   =======   =======

Total assets                                        16,507     7,628     6,964     7,266     4,054
                                                   =======   =======   =======   =======   =======

Long-term obligations                                    0        46       100       150       210
                                                   =======   =======   =======   =======   =======

                SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION



The following unaudited summary pro forma Income Statement and Other Financial Data give effect to the acquisition as if it had been consummated on January 1, 1997. The Pro Forma Balance Sheet Data gives effect to the acquisition as if it had consummated on October 3, 1998. The Pro Forma Financial Information does not purport to represent what Signal's results of operations or financial position actually would have been had the acquisition described herein in fact been consummated on the dates indicated or to project the results of operations or financial positions for any future period or date. The Pro Forma Financial Information is based upon assumptions that Signal's management believes are reasonable and should be read in conjunction with the section of this Proxy Statement entitled "Unaudited Pro Forma Financial Information Concerning the Acquisition" and financial statements and the notes thereto included elsewhere in this document or incorporated herein by reference.

                                                          Pro Forma             Pro Forma
                                                         Year Ended         Nine Months Ended
                                                      December 31, 1997      October 3, 1998
                                                      -----------------      ---------------
Income Statement Data:
    Net sales                                              $ 105,136           $  97,180
    Net loss                                               $ (31,032)          $ (20,157)
Other Financial Data:
    Basic/diluted net loss per common share                $   (1.43)          $   (0.48)
    Weighted average number of shares outstanding             21,763              41,711
Balance Sheet Data:
    Total assets                                                               $  71,872
    Long-term debt, net of current maturities                                  $  21,054
    Shareholders' deficit                                                      $ (32,650)

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                           CONCERNING THE ACQUISITION

     The following unaudited pro forma condensed balance sheet and statements of operations have been prepared to reflect the Company's purchase from Tahiti of substantially all of Tahiti's assets and the assumption of selected liabilities of Tahiti under the terms of the Acquisition Agreement. The Company intends to close the acquisition promptly after receiving approval from its shareholders for the issuance of Common Stock in connection with the acquisition at its 1998 Annual Meeting. The purchase price for the assets is approximately $15,873,000, subject to adjustment, to be paid in the Company's common stock valued at $1.75 per share or 9,070,000 common shares.

     The unaudited pro forma condensed statements for operations of the year ended December 31, 1997 and the nine months ended October 3, 1998, and the unaudited pro forma condensed balance sheet as of October 3, 1998, set forth below, have been prepared by combining the Company's audited consolidated statement of operations for the year ended December 31, 1997 with Tahiti's unaudited statement of operations for the twelve months ended December 31, 1997; combining the Company's unaudited condensed consolidated statement of operations for the nine months ended October 3, 1998 with Tahiti's unaudited condensed statement of operations for the nine months ended September 30, 1998; and combining the Company's unaudited condensed consolidated balance sheet as of October 3, 1998 with Tahiti's unaudited condensed balance sheet as of September 30, 1998.

     The unaudited pro forma condensed statements of operations for the year ended December 31, 1997 and the nine months ended October 3, 1998 were prepared as if the acquisition had occurred on January 1, 1997 and 1998, respectively. The unaudited pro forma condensed balance sheet October 3, 1998 was prepared giving effect to the acquisition on such date.

     For purpose of presenting pro forma results, no changes in revenues and expenses have been made to reflect the result of any modification to operations that might have been made had the acquisition been consummated on the assumed effective date for each statement as described above. The pro forma expenses include the recurring costs which are directly attributable to the acquisition, such as interest expense and amortization of goodwill, change in certain expenses, and the related tax effects. The pro forma adjustments made to the pro forma condensed balance sheets include (i) adjustments to remove selected Tahiti assets not acquired and liabilities not assumed in the acquisition, (ii) the issuance to the former stockholders of Tahiti of 9,070,000 shares of the Company's common stock, and (iii) the recognition of goodwill resulting from the acquisition. The pro forma financial information does not purport to be indicative of the results which would have been attained had the acquisition been completed as of the date and for the periods presented or which may be attained in the future.

     The unaudited pro forma condensed balance sheet reflects the preliminary allocation of purchase price to the assets acquired and liabilities assumed in the acquisition to the Company's tangible and intangible assets and liabilities. The final allocation of such purchase price , and the resulting depreciation and amortization expense in the accompanying unaudited pro forma statements of operations, will differ from the preliminary estimates due to the final allocation being based on actual closing date amounts of assets and liabilities, and a final determination of the fair market values of property and other assets as of the closing date.

                          Signal Apparel Company, Inc.
                        Pro Forma Condensed Balance Sheet
                                 October 3, 1998
                                   (Unaudited)
                                 (In Thousands)

                                                                                           ProForma Adjustments
                                                   Signal              Tahiti          -----------------------------
                                              October 3, 1998    September 30, 1998        Debit            Credit         Combined
                                              --------------------------------------------------------------------------------------
Assets
Current Assets:
      Restricted cash                                 $    --        $     100         $                $      50(a)      $      50
      Cash and cash equivalents                              18           --                                                     18
      Receivables                                         5,502            538                                                6,040
      Note receivable                                       324           --                                                    324
      Inventories                                        12,603          9,173                                               21,776
      Due from Related Party                               --            2,918                              2,189(a)            729
      Prepaid expenses and other                            510          1,028                                                1,538
                                              --------------------------------------------------------------------------------------
             Total current assets                        18,957         13,757              --              2,239            30,475
                                              --------------------------------------------------------------------------------------

Net PP&E                                                  4,919          1,671                                                6,590

Goodwill                                                  4,550                           22,150(b)                          26,700

Debt issuance costs                                       7,206                                                               7,206

Restricted cash                                            --              654                                                  654

Other Assets                                                 59            188                                                  247
                                              --------------------------------------------------------------------------------------
             Total Assets                             $  35,691      $  16,270         $  22,150        $   2,239         $  71,872
                                              ======================================================================================

Liabilities and Shareholders' Deficit
Current Liabilities:
      Accounts payable                                $   4,853      $   2,984                50(a)                       $   7,787
      Bank overdraft                                        667             49                                                  716
      Accrued liabilities                                 6,255            495                                                6,750
      Accrued interest                                    3,209           --                                                  3,209
      Royalty payable                                                      979                                                  979
      Due to Shareholder                                                   181                                                  181
      Due to Related Party                                               6,780                                                6,780
      Current portion of long-term                        5,828             50                                                5,878
             debt
      Revolving advance account                          42,348          8,840                                               51,188
                                              --------------------------------------------------------------------------------------
                                                         63,160         20,358                50             --              83,468
                                              --------------------------------------------------------------------------------------

Long-term debt                                           21,054                                                              21,054

Other noncurrent liabilities                               --                                                                  --

Preferred stock                                          48,746                                                              48,746
Common stock                                                325            105               105(b)            91(b)            416
Additional paid in capital                              165,079                                            15,782(b)        180,861
Accumulated deficit                                    (261,556)        (4,193)                             4,193(b)       (261,556)
                                              --------------------------------------------------------------------------------------
      Subtotal                                          (47,406)        (4,088)              105           20,066           (31,533)
Less treasury shares                                     (1,117)                                                             (1,117)
                                              --------------------------------------------------------------------------------------
                                                        (48,523)        (4,088)              105           20,066           (32,650)
                                              --------------------------------------------------------------------------------------
                                              --------------------------------------------------------------------------------------
Total liabilities and shareholders'
      deficit                                         $  35,691      $  16,270         $     155        $  20,066         $  71,872
                                              ======================================================================================

                          Signal Apparel Company, Inc.
                   Pro Forma Condensed Statement of Operations
                      For the Year Ended December 31, 1997
                                   (Unaudited)
                      (In Thousands, Except per Share Data)


                                                                                                     ProForma             ProForma
                                                                 Signal              Tahiti         Adjustments             Total
                                                            ------------------------------------------------------------------------
Net Sales                                                        $  44,616         $  60,520                              $ 105,136
Cost of Sales                                                       39,287            42,206         $                       81,493
                                                            ------------------------------------------------------------------------
      Gross Profit                                                   5,329            18,314                                 23,643

Royalty expense                                                      5,467              --                                    5,467
SG&A expenses                                                       13,916            14,639             1,477(c)            30,550
                                                                                                           518(f)
Interest expense                                                    14,726             2,367              --                 17,093
Other expense, net                                                   1,565              --                                    1,565
                                                            ------------------------------------------------------------------------
      Income (loss) before income taxes                            (30,345)            1,308            (1,995)           $ (31,032)
Income Taxes                                                          --                (523)              523(d)              --
                                                            ------------------------------------------------------------------------
      Net income (loss)                                          $ (30,345)        $     785         $  (1,472)           $ (31,032)
                                                            ========================================================================



Weighted average shares outstanding                                 12,693              0.15               N/A               21,763

Basic/diluted net income (loss)                                  $   (2.39)        $    5.23               N/A            $   (1.43)

                          Signal Apparel Company, Inc.
                   Pro Forma Condensed Statement of Operations
                    For the Nine Months ended October 3, 1998
                                   (Unaudited)
                      (In Thousands, Except per Share Data)

                                                                  Signal             Tahiti           ProForma           ProForma
                                                             October 3, 1998    September 30, 1998   Adjustments          Total
                                                            ------------------------------------------------------------------------
Net Sales                                                         $ 39,341         $ 57,839         $                   $ 97,180
Cost of Sales                                                       32,163           43,785                               75,948
                                                            ------------------------------------------------------------------------
      Gross Profit                                                   7,178           14,054             --                21,232
Royalty expense                                                      3,290             --                                  3,290
SG&A expenses                                                       13,831           13,916              372 (f)          28,976
                                                                                                        (250)(g)
                                                                                                       1,107 (c)
Interest expense                                                     6,961            2,717             --                 9,678
Other (income)/expense, net                                           (555)            --                                   (555)
                                                            ------------------------------------------------------------------------
      Loss before income taxes                                     (16,349)          (2,579)          (1,229)            (20,157)
Income Taxes                                                          --                (58)              58(d)             --
                                                            ------------------------------------------------------------------------
      Net loss                                                    $(16,349)        $ (2,637)        $ (1,171)           $(20,157)
                                                            ========================================================================


Weighted average shares outstanding                                 32,641             0.15              N/A              41,711

Basic/diluted net loss per common share                           $  (0.50)        $ (17.58)             N/A            $  (0.48)

                     EXPLANATION OF ADJUSTMENTS REFLECTED ON
              PRO FORMA BALANCE SHEET AND STATEMENTS OF OPERATIONS


(a) To remove selected Tahiti assets not acquired and the liabilities not assumed in the acquisition.

(b) To recognize the issuance of 9,070,000 shares of the Company's common stock and the excess of the cost of the assets acquired over their fair value at the date of acquisition as goodwill and to eliminate the historical equity balances of Tahiti.

(c) To reflect amortization of goodwill recorded in connection with (b) above. The Company will amortize goodwill on a straight-line basis over a period of 15 years.

(d) To consider the federal and state tax effects of the pro forma adjustments and the impact of the Tahiti results on the consolidated income taxes.

(e) Net earning per common share are computed assuming that the 9,070,000 shares of the Company's common stock issued in connection with the acquisition are outstanding for the entire periods presented.

(f) To reflect increased compensation to be paid to the former stockholders of Tahiti, offset in part by the reduction of charitable contributions made by Tahiti.

(g)  To reflect nonrecurring costs associated with the merger.

                  ADDITIONAL INFORMATION CONCERNING THE COMPANY

     The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document which the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company also files such reports and other information with the NYSE, on which the Common Stock is traded. Copies of such material can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Our SEC filings also are available to the public from the SEC's worldwide web site at "http://www.sec.gov."

     The SEC allows the Company to "incorporate by reference" the information that the Company files with them, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede this information. The "file number" used by the SEC to identify documents filed by the Company is 1-2782. The Company hereby incorporates by reference the documents listed below and any future filings that the Company will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (2) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended April 4, 1998, July 4, 1998 and October 3, 1998; and

     (3)  the Company's Current Report on Form 8-K dated September 17, 1998.

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and its Current Report on Form 8-K dated September 17, 1998 will be delivered to you with this Proxy Statement. You may request a copy of any of the other filings listed above, at no cost, by writing or telephoning the Company's Secretary at the following address:


                           Robert J. Powell, Secretary
                          Signal Apparel Company, Inc.
                             200 Manufacturers Road
                              Chattanooga, TN 37405
                            Telephone: (423) 266-2175


     You also may obtain copies of any of the Company's other SEC filings, either from the SEC or from the Secretary of the Company as described above.

Interests of Certain Persons in the Acquisition.

     In considering the recommendation of the Company's Board of Directors with respect to the approval of the issuance of Common Stock pursuant to the Acquisition Agreement and the transactions contemplated thereby, stockholders of the Company should be aware that certain members of the management of the Company who are also directors, as well as certain Tahiti officers and shareholders who will become officers and/or directors of the Company following the acquisition, may have certain interests in the acquisition that are different from the interests of the Company's shareholders generally.

     Certain Success Fees. Under the terms of the Company's employment arrangements with Thomas A. McFall (a director and Chief Executive Officer) and John W. Prutch (a director and President), each of Messrs. McFall and Prutch will receive a success fee in connection with the acquisition equal to one and one-half percent (1.5%) of the Aggregate Consideration paid by the Company (as defined in the agreement). Under the terms of these agreements, the closing of the transactions set forth in the Acquisition Agreement and the Chan Agreement will result in each of Messrs. McFall and Prutch becoming entitled to receive a cash payment from the Company equal to 1.5% of the aggregate value of the consideration payable in connection with such transactions. As described above under the heading "Certain Relationships and Related Transactions," the net amount of this payment will be subject to reduction by the amount of any compensation which Messrs. McFall and Prutch receive in their separate capacities as officers of the Company.


     Tahiti Employment Agreements. Messrs. Zvi Ben-Haim and Michael Harary, the current majority stockholders of Tahiti, both will be employed by the Company to continue to manage Tahiti's business under 5-year employment agreements following consummation of the acquisition. Each of these agreements provides for a base salary of $500,000 per year, with annual bonuses based on a sliding scale tied to the annual amount of net operating income ("NOI") generated by Tahiti's business following its acquisition by the Company. No bonus will be payable unless such NOI reaches an annual level of at least $4.5 million. The employment agreements further provide that Messrs. Ben-Haim and Harary both will be appointed to the Company's Executive Committee, and that (subject to the fiduciary duties of its Board of Directors) the Company will use its reasonable best efforts to cause Ben-Haim to be nominated for election as a director of the Company.


     The employment agreements also provide that Messrs. Ben-Haim and Harary each will be provided with an expense allowance, automobile allowances and additional fringe benefits generally commensurate with those of the Company's other senior executives during the term of their employment, and will participate in all insurance, retirement and other benefit programs available to the Company's employees generally. In the event of any Change in Control of the Company (as defined in the employment agreements), each of Messrs. Ben-Haim and Harary would have the right to volutarily terminate his employment and receive
(A) a lump sum payment equal to his annual base salary and (B) the immediate vesting of any incentive compensation benefits or compensatory option grants. The employment agreements also provide for excise tax gross up payments to each of Messrs. Ben-Haim and Harary if it is determined that, as a result of any payment made by the Company to either executive (including any payments under the change in control provision), such executive would be liable for the excise tax imposed on "excess parachute payments" by Section 4999 of the Code.

     The agreements each contain a covenant not to compete with the Company: (1) if the employee voluntarily terminates, generally, or is terminated by the Company for cause, for a period extending through the lesser of two years or December 31, 2004, (2) if the employee voluntarily terminates (under certain circumstances) or is terminated without cause, during the Post Termination Period (as defined below) and (3) for a period of one year at the end of the 5-year term (provided that the average closing price for the Company's Common Stock over a period of 60 days at the end of such 5-year period is at least $5.00 per share and the average daily trading volume is at least 150,000 shares per day). This covenant not to compete would not be effective in the event of any termination of employment pursuant to the change in control provision of the employment agreements.


     Upon any termination of employment due to death or disability, either of Messrs. Ben-Haim or Harary (or his beneficiary) would receive any then-earned salary and bonus plus six months base salary and any reimbursable expenses. Upon termination without cause, each of the employment agreements provides for (A) the immediate vesting of any incentive compensation benefits or compensatory option grants, (B) the payment, in a lump sum, of all base salary that would have continued for a period equal to the shorter of two years or the remaining term of the agreement (the "Post Termination Period"), (C) a continuation of all benefits through the Post Termination Period, and (D) payment of any bonus which otherwise would have been applicable as if the executive were employed through December 31 of the year in which such termination occurs. No additional compensation would be payable for any period following a voluntary termination or a termination for cause.


     Unique Character Bonus Payments. In addition to the arrangements described above, the Acquisition Agreement also provides that, during the five year period commencing on the closing date of the acquisition, the Company will pay to Zvi Ben-Haim and Michael Harary (collectively) an amount equal to ten percent (10%) of the Company's annual net operating income derived from sales of merchandise related to a particular unique character developed by Tahiti, which constitutes a portion of the assets to be purchased from Tahiti (with such net operating income to be calculated net of any additional capital invested by the Company in such business). After the initial five year period, the Company will pay Mr. Ben-Haim an amount equal to twenty-five percent (25%) of its net operating income from such business.

                            THE ACQUISITION AGREEMENT

     The following is a brief summary of the terms of the Acquisition Agreement, which is attached as ANNEX I to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Acquisition Agreement.

The Asset Purchase.

     Under the terms of the Acquisition Agreement, assuming approval by the Company's shareholders of this Proposal Number 2 concerning the issuance of Common Stock and the satisfaction (or waiver, if applicable) of the other conditions to closing prescribed in the Acquisition

Agreement, Tahiti will sell to the Company substantially all of its assets, including without limitation all intellectual property of Tahiti and all of its rights to the use of the name "Tahiti Apparel, Inc." in the conduct of its business (subject only to the exclusion of certain assets with an aggregate value not exceeding $50,000). The Company will pay the purchase price for the assets and business of Tahiti through delivery of 9,070,000 shares of the Company's Common Stock. Additionally, the Company will assume scheduled liabilities of Tahiti, including license transfer fees, liabilities set forth on Tahiti's audited balance sheet as of June 30, 1998 and all liabilities incurred in the ordinary course of business during the period commencing July 1, 1998 and ending on the Closing Date (including all liabilities of Tahiti under any agreement reached with Ming-Yiu Chan, Tahiti's minority shareholder, as described above under the heading "The Chan Agreement").

Representations and Warranties.

     The Acquisition Agreement includes various customary representations and warranties of both Tahiti and the Company. In particular, the Acquisition Agreement includes reciprocal representations and warranties of the Company and Tahiti as to the following:

     o    valid corporate organization, good standing and capital structure;

     o    the  due   authorization,   execution,   delivery,   performance   and
          enforceability of the Acquisition Agreement;

     o full disclosure, compliance with applicable laws and the absence of any material litigation or undisclosed liabilities;

     o the status of each party's environmental compliance, labor relations and insurance coverage; and

     o the absence of any broker or finder's fee payable with respect to the acquisition (other than payments which the Company has agreed to make to Messrs. McFall and Prutch as described above).

     The Acquisition Agreement includes additional customary representations and warranties by Thaiti, including those with respect to:

     o Tahiti's subsidiaries, corporate records, financial statements and tax status;

     o Tahiti's accounts payable and bank accounts, notes and accounts receivable;

     o    Tahiti's employee benefit plans and any other material contracts;

     o Tahiti's intellectual and intangible property, as well as all names used by Tahiti in its business in addition to its corporate name;

     o the condition of, and the status of Tahiti's ownership or leasehold interests in, all real and personal property utilized by Tahiti in its business;

     o the quantity and quality of Tahiti's inventory, as well as Tahiti's relationships with its major suppliers and customers;

     o valid ownership or license interests in, and "Year 2000 Compliant" status of, all information technology and software used in Tahiti's business;

     o the absence of any undisclosed liens, transactions with affiliates, or certain other improper practices or regulatory problems;

     o Tahiti's financial and business experience, and its investment intent, with respect to the unregistered and restricted shares of the Company's Common Stock which it will receive at Closing; and

     o the conduct of Tahiti's business in the ordinary course and the absence of certain material changes or events since June 30, 1998;

     The Acquisition Agreement also includes additional customary representations and warranties by the Company with respect to environmental matters, the absence of certain material changes in the Company's business since the date of the letter of intent and the status of the Common Stock to be issued to Tahiti pursuant to the Acquisition Agreement.

Additional Agreements.

The Acquisition Agreement also provides for the following additional agreements:

Access to Information. Each party has agreed to afford the other party and its authorized employees, agents, and other representatives full and unrestricted access during normal business hours, throughout the period prior to the Closing, to its offices, properties and records and, during such period, to make its officers, employees and other representatives available to the other party for consultation and discussion regarding its business, properties and financial condition. Each party also has agreed to return or destroy (as necessary) copies of documents, and to take all other actions necessary, to protect the confidentiality of such information in the event that the Closing does not occur. Following Closing, each party will provide the other with reasonable access to such information and personnel as may be necessary in connection with any audit, inquiry or other examination by any governmental entity relating to Tahiti's assets or business (subject to reimbursement of such party's expenses by the requesting party).

Conduct of Tahiti's Business Prior to Closing. Tahiti and its majority stockholders have agreed that, after the date of the Acquisition Agreement and prior to the Closing, unless the Company agrees otherwise in writing, they will use their best efforts to see that Tahiti (A) conducts its business and maintains its records in the ordinary and regular course, consistent with past practice and in accordance with the budget attached to the Acquisition Agreement, (B) maintains all of its licenses and (C) preserves all existing relationships with its customers, suppliers and employees.

No Solicitation. Tahiti and its majority stockholders have agreed that, prior to the Closing, neither they nor any of their respective officers, employees, representatives or agents will, directly or indirectly, solicit, initiate, participate in or encourage any attempt by any person (other than the Company and its agents) to facilitate any transaction involving any merger, sale of substantial assets, sale of shares of capital stock or any similar transaction involving Tahiti and its business. Tahiti and its majority stockholders also have agreed to inform the Company if any of them are approached by any other party with a proposal or indication of interest regarding any such transaction.

Change of Corporate Name. Tahiti has agreed that, concurrently with the Closing, it will change its corporate name to a new name bearing no resemblance to its existing name. It will thereafter cease to make any use of the name "Tahiti Apparel, Inc." in the conduct of any business, and will execute any consents or other documents which the Company may require to enable the Company to use such name in connection with the purchased assets and business from and after the Closing.

Disclosure Updates. Each party has agreed to promptly notify the other of any breach by it of any representation, warranty or covenant contained in the Acquisition Agreement (or any event that would result in such a breach), and of any suit, claim, proceeding or investigation commenced prior to Closing against it or any of its officers, directors, employees, agents, consultants, stockholders or other representatives concerning such party or its securities, assets or business. Each party also has agreed to supplement the disclosure Schedules to the Acquisition Agreement as needed to reflect any new developments prior to Closing.

Survival of Representations and Warranties. The parties have agreed that all representations, warranties, covenants and agreements of each party contained in the Acquisition Agreement and related documents shall survive for a period of one year following the Closing (or until the conclusion of any legal action commenced within such one year period based on or involving any such representation, warranty, covenant or agreement).

Indemnification.   The  Acquisition   Agreement  contains  customary  provisions
whereby:


     o Tahiti and its majority stockholders have agreed to indemnify and hold harmless the Company and its directors, officers, employees, agents and affiliates (as well as successors and assigns of any of them) with respect to any liabilities arising out of (A) any breach of any representation, warranty, covenant or agreement of Tahiti or such stockholders contained in the Acquisition Agreement or in any related document or (B) any of the approximately $270,000 of Excluded Liabilities (as defined in the Acquisition Agreement.

     o The Company has agreed to indemnify and hold harmless Tahiti and its majority stockholders, directors, officers, employees, agents and affiliates (as well as successors and assigns of any of them) with respect to any liabilities arising out of (A) any breach of any representation, warranty, covenant or agreement of the Company contained in the Acquisition Agreement or in any related document, (B) the conduct by the Company of Tahiti's business after the Closing, or
          (C) any of the other liabilities assumed by the Company under the Acquisition Agreement.

The Acquisition Agreement also provides, however, that neither party's indemnification obligations as described above shall be effective until the 0aggregate combined total of all such losses incurred by any indemnitee exceeds $100,000, and that any such indemnification payments by Tahiti or its majority stockholders shall be made first out of the 1,000,000 shares of Company Common Stock held in escrow by Tahiti's counsel for such purpose (which shares shall then be valued at the greater of $1.75 per share or the average market price over the 20 preceding trading days).


Company Shareholder Vote. The Company agreed to submit to its shareholders for approval (pursuant to this Proxy Statement) the issuance in connection with the acquisition of Common Stock having voting power in excess of 20% of the Company's currently outstanding Common Stock, and to consult with Tahiti regarding the information concerning the acquisition to be included in this Proxy Statement. The Company also agreed that, subject to the fiduciary duties of its directors, the Company's Board of Directors would recommend unanimously that the Company's shareholders approve such issuance of Common Stock in connection with the acquisition. The Acquisition Agreement provides that, as a condition to the obligations of Tahiti and its majority shareholders to close the acquisition, Tahiti must receive a signed agreement from WGI, LLC and its affiliates, the Company's principal shareholders, to vote all shares of the Company's Common Stock held by them in favor of the issuance of Company Common Stock pursuant to the Acquisition Agreement. WGI, LLC and its affiliates currently hold 16,618,749 shares of Common Stock, representing approximately 50.9% of the total outstanding voting power of the Company's Common Stock.


Employees and Employee Benefits. Tahiti has agreed to use its best efforts to make the services of all of its employees available to the Company as of the Closing, and the Company has expressed its intention to offer employment to such individuals on terms no less favorable that their existing employment relationship with Tahiti (but without any binding obligation on the part of the Company except for the Employment Agreements to be executed with Messrs. Ben-Haim and Harary). Following the Closing, the Company will be solely responsible for all claims for any type of employment benefits brought by any employee of Tahiti, regardless of whether any such claim is based on occurrences that took place (or notices of claims filed) before or after the Closing.

Tax Returns and Tax Audits. Tahiti will be responsible for the preparation and filing of all tax returns required to be filed with respect to the operations of its business for periods ending on or prior to the Closing Date (regardless of when such returns are filed) and for the payment of all taxes due with respect to such returns. The Company will be responsible for all other tax returns, and payment of all other taxes, arising out of the sale of Tahiti's assets under the Acquisition Agreement. Each party shall have the right (at its own expense) to control any audit, determination, refund claim or amended return with respect to any tax return or payment of tax for which it had the original responsibility as described herein. However, neither party can agree to any assessment, deficiency, settlement or other adjustment that would prejudice the other party without the other party's consent (which shall not be unreasonably withheld or delayed). Each party shall notify the other of any audit or other proceeding that could give rise to any tax liability of the party receiving such notification.

Publicity. The parties have agreed that they each will have the right to receive advance notice of, and to comment on, any public statements to be released by the other party concerning the Acquisition Agreement and related transactions.

Cooperation and Further Assurances. Each party has agreed to fully cooperate in making all filings and notifications required, and to take all other actions needed, to obtain all necessary governmental or third party consents, permits, authorizations, approvals, orders, qualifications or waivers in order to consummate the transactions under the Acquisition Agreement, and to use its best efforts to take, or cause to be taken, any other necessary actions to complete such transactions (including joint notification to third parties such as licensors, licensees and sub-licensees of Tahiti of the occurrence of the Closing and of the Company's rights in all of Tahiti's assets and business following the Closing).

Governing Law and Venue. The parties have agreed that the Acquisition Agreement will be governed by New York law, and that any action, suit or proceeding relating to the Acquisition Agreement must be brought in a Federal or state court sitting in the City of New York, New York.

Conditions to the Closing of the Acquisition.

     The Company's obligations to close the transactions under the Acquisition Agreement are subject to satisfaction of the following conditions, each of which may be waived in writing by the Company in its sole discretion:

     o Tahiti and its majority stockholders must have performed materially all of their agreements contained in the Acquisition Agreement, and their representations and warranties must be true and correct in all material respects;

     o the Company must have received an opinion from Tahiti's legal counsel as prescribed in the Acquisition Agreement;

     o since June 30, 1998, Tahiti must not have suffered (A) any material casualty loss, (B) any material business interruption, (C) any material labor difficulty or customer boycott or (D) any other change that could have a Material Adverse Effect;

     o Tahiti must have terminated any related party agreements between it and either of its majority stockholders (or any affiliate or associate of either such stockholder);

     o Tahiti must deliver certain required affidavits, and any governmental authorizations or consents required for the Closing of the acquisition must have been obtained, and there must be no court order or other governmental decree that would prohibit or materially interfere with the acquisition;

     o the Company must have receive all good standing certificates and other confirmations of Tahiti's good standing in its jurisdiction of incorporation, and its qualification in all necessary foreign jurisdictions, as contemplated by the Acquisition Agreement;

     o the Company must have received certified copies of Tahiti's current Articles of Incorporation and Bylaws, as well as Tahiti's audited financial statements for the years ended June 30, 1997 and June 30, 1998, together with the audit report of Arthur Andersen LLP concerning such statements;

     o Tahiti's Board of Directors must have approved the Acquisition Agreement and all related agreements and transactions;

     o the Employment Agreements between the Company and Messrs. Zvi Ben-Haim and Michael Harary, as contemplated by the Acquisition Agreement, must be fully executed;

     o the Chan Agreement must be fully executed, on terms reasonably satisfactory to the Company, Tahiti and its majority stockholders, with respect to the payment of the Company's debt to Chan and Chan's equity interest in the Company resulting from the acquisition;

     o    the  issuance of Company  Common  Stock  pursuant  to the  Acquisition
          Agreement   must  have   received  the   approval  of  the   Company's
          shareholders required by applicable New York Stock Exchange rules;

     o the Company must have secured a new asset based revolving line of credit (on terms reasonably acceptable to the Company) to finance both the Company's and Tahiti's businesses on a combined basis, with a minimum credit limit of $75,000,000 and which shall be secured by side collateral of not more than $32,000,000 of Treasury Bills and other U.S. government securities; and

     o all documents and other legal matters related to the Closing must be reasonably satisfactory to the Company's legal counsel.

     Tahiti's obligations to close the transactions under the Acquisition Agreement are subject to satisfaction of the following conditions, each of which may be waived in writing by Tahiti in its sole discretion:

     o the Company must have performed materially all of its agreements contained in the Acquisition Agreement, and its representations and warranties must be true and correct in all material respects;

     o Tahiti must have received an opinion from the Company's legal counsel as prescribed in the Acquisition Agreement;

     o since June 30, 1998, the Company must not have suffered (A) any material casualty loss, (B) any material business interruption, (C) any material labor difficulty or customer boycott or (D) any other change that could have a Material Adverse Effect;

     o any governmental authorizations or consents required for the Closing of the acquisition must have been obtained, and there must be no court order or other governmental decree that would prohibit or materially interfere with the acquisition;

     o the Company's Board of Directors must have approved the Acquisition Agreement and all related agreements and transactions;

     o Tahiti and/or its majority stockholders, as applicable, must have received (A) the Employment Agreements between the Company and Messrs. Zvi Ben-Haim and Michael Harary, as contemplated by the Acquisition Agreement, (B) the Chan Agreement, and (C) the registration rights agreement concerning the shares of Company Common Stock to be issued in the acquisition, all duly executed by the Company;

     o all personal guaranties given by either of Messrs. Ben-Haim or Harary, or by any third parties, for any liabilities of Tahiti (and any collateral securing any such guaranties) must have been released;

     o Tahiti must have received a proxy from WGI, LLC, the Company's principal shareholder, to vote all shares of the Company's Common Stock held by WGI, LLC in favor of the issuance of Company Common Stock pursuant to the Acquisition Agreement;

     o the Chan Agreement must be fully executed, on terms reasonably satisfactory to the Company, Tahiti and its majority stockholders, with respect to the payment of the Company's debt to Chan and Chan's equity interest in the Company resulting from the acquisition;

     o the Company must have secured a new asset based revolving line of credit (on terms reasonably acceptable to Tahiti's majority stockholders) to finance both the Company's and Tahiti's businesses on a combined basis, with a minimum credit limit of $75,000,000 and which shall be secured by side collateral of not more than $32,000,000 of Treasury Bills and other U.S. government securities;

     o    consummation of the acquisition  shall  constitute,  in the opinion of
          counsel  to   Tahiti,   a  tax-free   reorganization   under   Section
          368(a)(1)(c) of the Code; and

     o all documents and other legal matters related to the Closing must be reasonably satisfactory to Tahiti's legal counsel.

Termination, Amendment and Waiver.


     The Acquisition Agreement may be terminated and the acquisition may be abandoned at any time prior to the Closing Date, either before or after the vote on issuance of 10,070,000 additional shares of Common Stock at the Company's 1998 Annual Meeting of Shareholders, by mutual written consent of the Company and the majority stockholders of Tahiti (Messrs. Ben-Haim and Harary). The acquisition also may be terminated by either the Company or Tahiti if (A) the Closing does not occur on or before January 31, 1999 or (B) any court has issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the acquisition, and such order, decree or ruling has become final and non-appealable.


     Either the Company or Tahiti may act unilaterally to terminate the acquisition if: (A) the other party breaches its representations or warranties made in the Acquisition Agreement in any material respect; (B) the other party fails to comply in any material respect with any of its covenants or agreements made in the Acquisition Agreement (and such failure is not cured within 20 days of written notice from the other party); or (C) either party fails to satisfy one of the conditions to the other party's obligations to close the acquisition, and such failure is not waived by the party entitled to the benefit of the condition.

     In the event of any termination of the Acquisition Agreement as described above, all obligations of the parties thereunder shall terminate, except for each party's obligation to protect the confidentiality of information supplied by the other and any liability of either party for breach of any term of the Acquisition Agreement. Additionally, the Acquisition Agreement gives either party the right to obtain the remedy of specific performance by the other party of its obligations thereunder if (A) the other party wrongfully refuses to close the acquisition or (B) there is a failure (or threatened failure) by the other party to comply with all of its covenants and agreements contained in the Acquisition Agreement.

     The Acquisition Agreement may not be amended or modified except by means of a written agreement executed by all parties to the original Acquisition Agreement. At any time prior to Closing, however, either party may (A) extend the time for performance of any act or obligation of the other; (B) waive any inaccuracies in the other's representations or warranties in the Acquisition Agreement or in any related document; or (C) waive compliance by the other with any agreement or condition contained in the Acquisition Agreement. Any such waiver or extension must be contained in a written instrument signed by the party making it, and will not operate as a waiver of any future failure.

Shareholder Vote Requirement.

     The New York Stock Exchange rules (pursuant to Paragraph 312.03(c) of the Listed Company Manual) require shareholder approval when a listed company plans to issue additional shares of Common Stock, if the Common Stock to be issued has (or will have upon issuance) voting power greater than or equal to 20% of the total voting power of the shares of the Company's Common Stock outstanding before the issuance of such stock or other securities. As of December 31, 1998, there were 32,636,547 shares of Common Stock outstanding. The amount of Common Stock issuable pursuant to the Company's acquisition of Tahiti Apparel, Inc. on the terms described above would total 10,070,000 shares, and would represent in excess of 20% of the Company's outstanding voting power. Accordingly, the issuance of such Common Stock is being submitted, pursuant to this Proxy Statement for approval by the Company's shareholders at the 1998 Annual Meeting. The Board of Directors believes that the consummation of the Tahiti acquisition, including the issuance of up to 10,070,000 shares of the Company's Common Stock under the Acquisition Agreement is fair to, and in the best interests of, the Company and its shareholders. Accordingly, the Board of Directors recommends that shareholders vote for approval of this Proposal 2.

     The Acquisition Agreement provides that, as a condition to the obligations of Tahiti and its majority shareholders to close the acquisition, Tahiti must receive a proxy from WGI, LLC, the Company's principal shareholder, to vote all shares of the Company's Common Stock held by WGI, LLC in favor of the issuance of Company Common Stock pursuant to the Acquisition Agreement. WGI, LLC currently holds 15,818,549 shares of Common Stock, representing approximately 48.5% of the total outstanding voting power of the Company's Common Stock.

Accordingly, if holders of other shares of Common Stock representing more than 1.5% of the Company's total outstanding voting power vote in favor of this Proposal 2, it is anticipated that the issuance of up to 10,070,000 shares of the Company's Common Stock under the Acquisition Agreement will be approved.


                                   PROPOSAL 3

                           APPROVAL OF THE ISSUANCE OF
                        ADDITIONAL SHARES OF COMMON STOCK
          UPON CONVERSION OF (OR PAYMENT OF DIVIDENDS WITH RESPECT TO)
                       CERTAIN CONVERTIBLE PREFERRED STOCK

     The Board of Directors has approved, and recommends to the Shareholders for their approval, the issuance of shares of the Company's Common Stock having (potentially) voting power in excess of 20% of the Company's currently outstanding shares, upon the conversion of (or, at the election of the Company, in payment of accrued dividends with respect to) shares of the Company's 5% Series G1 Convertible Preferred Stock and (when issued) 5% Series G2 Convertible Preferred Stock.

     The Company reached an agreement, effective September 17, 1998, with four institutional investors concerning the private placement of up to $10 million in 5% senior convertible preferred stock. Under the terms of the agreement, the Company has placed an initial installment of $5 million of 5% Convertible Preferred Stock, Series G1, as of the Closing Date. The placement of an additional $5 million of 5% Convertible Preferred Stock, Series G2, also will be available to the Company, subject to the satisfaction of conditions concerning the absence of certain adverse changes or events and the registration for resale of the shares of Common Stock issuable upon conversion of (or as payment of dividends with respect to) the Series G1 and Series G2 preferred stock. The Company has filed a registration statement on Form S-3 with the Securities and Exchange Commission in satisfaction of this condition. This registration statement became effective as of November 2, 1998.

     Since the Company's agreement with these institutional investors required that the 5% Series G1 (and, when issued) 5% Series G2 Convertible Preferred Stock be senior to all other classes of the Company's equity securities in priority as to dividends and distributions, WGI, LLC, in order to facilitate the completion of this private placement by the Company, agreed to exchange all of the shares of Series F Preferred Stock which it received in the Company's 1997 restructuring for a like number of shares of a new Series H Preferred Stock. Series H Preferred Stock (as described in more detail below) is identical to the Series F Preferred Stock in every respect except that Series H Preferred Stock will be junior in priority to the Company's 5% Series G1 and 5% Series G2 Convertible Preferred Stock.

     The following description of the Company's authorized capital stock provides a summary of the key terms of both the Series H Preferred Stock and the 5% Series G1 Convertible Preferred Stock, as well as the Company's Common Stock.
Note: Except for the series designation and maximum conversion price (which will be based on the market price for the Company's Common

Stock when the Series G2 is issued), it is anticipated that the 5% Series G2 Convertible Preferred Stock will be substantially identical to the 5% Series G1 Convertible Preferred Stock.

Description of the Company's Capital Stock:

     The Company's Restated Articles of Incorporation, as amended to date, authorize the issuance of up to 80,000,000 shares of Common Stock, $.01 par value per share, and 1,600,000 shares of preferred stock, no par value per share.

Common Stock.


     As of December 31, 1998 there were 32,636,547 shares of Common Stock outstanding. As a holder of Common Stock, you are entitled to one vote for each share on all matters submitted to a vote of the stockholders. Generally, when a quorum is present at any meeting, the vote of the holders of a majority the shares of Common Stock present in person or by proxy decides all questions properly brought before such meeting. Subject to the preferential rights of any outstanding Preferred Stock, you will be entitled as a holder of Common Stock to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor.


     In the event of a liquidation, dissolution or winding up of the Company, you would be entitled to share ratably in all assets remaining after payments of liabilities and satisfaction of all distribution rights of preferred stockholders. You will not have any right as a holders of Common Stock to convert your Common Stock into any other securities of the Company. All shares of Common Stock have equal, non-cumulative voting rights, and have no preference, conversion, exchange, preemptive or redemption rights. All of the outstanding shares of the Company's Common Stock are fully paid and nonassessable.

Preferred Stock.

     The Company's Board of Directors is authorized to issue the Preferred Stock in one or more series. The Restated Articles provide that the Board of Directors shall fix the designations rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, liquidation preferences, as well as the number of shares constituting any series of preferred stock, without any further vote or action by the stockholders.

     The Board has authorized Series A, Series B, Series C, Series D, Series E, Series F, and Series H Preferred Stock, as well as the 5% Series G1 Convertible Preferred Stock. Subject to the satisfaction of the conditions that must be met prior to its sale and issuance, the Board also has authorized the creation of 5% Series G2 Convertible Preferred Stock with terms (other than the designation) substantially identical to those of the 5% Series G1 Convertible Preferred Stock.


     As of December 31, 1998, there were no outstanding shares of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, and the Company presently has no plans to issue any shares of any of these series of preferred stock in the future. As of such date, there were issued and outstanding 5,000 shares of 5% Series G1 Convertible Preferred Stock and

454.444 shares of Series H Preferred Stock. Each share of 5% Series G1 Convertible Preferred Stock has a stated value of $1,000 and each share of Series H Preferred Stock has a stated value of $100,000.


                    5% Series G1 Convertible Preferred Stock

Additional key terms of the 5% Series G1 Convertible Preferred Stock are as follows:

     o Equal to the 5% Series G2 Convertible Preferred Stock (when issued) and senior to all other classes of the Company's equity securities (both Common Stock and preferred stock) with respect to dividend priorities and liquidation rights.

     o Convertible at the option of the purchasers (subject to certain limitations) into shares of Common Stock at a maximum conversion price of $2.50 per share of Common Stock. The maximum conversion price may be reduced if the market price for the Company's Common Stock declines below the level at which it generally stood on September 17, 1998. The conversion price also may be reduced, under some circumstances, if the Company issues shares of its Common Stock (or rights to acquire such shares) at a price below the then-prevailing market price for the Common Stock.

     o After September 17, 2001, any shares of Series G1 Convertible Preferred Stock that are still outstanding and unconverted shall be (at the option of the holder) converted to Common Stock or redeemed by the Company in cash.

     o Accrues dividends, payable semi-annually on January 1 and July 1, at an annual rate of 5%. The Company may pay these dividends either in cash or in shares of its Common Stock. The dividend on the preferred stock will be eliminated if the closing bid price of the Common Stock on the NYSE exceeds $3.41 per share for any five trading day period.

     o No dividends may be declared or paid on the Company's Common Stock while any shares of 5% Series G1 Convertible Preferred Stock are issued and outstanding.

     o No voting rights except that, without approval by all of the holders of 5% Series G1 Convertible Preferred Stock, the Company may not: (1) make any adverse change in the powers, preferences or rights of such stock, or increase the authorized amount of such stock; (2) authorize or create any class of stock ranking senior to such stock for dividends or distributions; (3) amend its Restated Articles of Incorporation or Bylaws or take any other action that would have a similar adverse effect on the rights of holders of such stock, or (4) sell all or substantially all of its assets.

                            Series H Preferred Stock

Additional key terms of the Series H Preferred Stock are as follows:

     o Junior to the 5% Series G1 and 5% Series G2 Convertible Preferred Stock, equal to former Series A and former Series F Preferred Stock, and senior to all other classes of the Company's equity securities (both Common Stock and preferred stock) with respect to dividend priorities and liquidation rights.

     o No dividends may be declared or paid on the Company's Common Stock while any shares of Series G1 Convertible Preferred Stock are issued and outstanding.

     o    Accrues dividends at an annual rate of 9%, payable annually in cash.

     o    No conversion, exchange, preemptive or redemption rights.

     o No voting rights, except that holders of Series H Preferred Stock have the right to vote on any merger or consolidation of the Company, or on any proposed dissolution of the Company. Also, without approval by the holders of 2/3 of the outstanding shares of Series H Preferred Stock, the Company may not: (1) amend, repeal or add to any provision of its Restated Articles of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series H Preferred Stock; (2) reclassify any Common Stock into shares having a preference or priority equal or superior to the Series H Preferred Stock; (3) apply any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition of shares of Common Stock, except for purchases of the Company's Common Stock on the open market or purchases from employees of the Company upon termination of employment or pursuant to any rights of first refusal held by the Company; or (4) create, authorize or issue any equity security having any preference or priority superior to the Series H Preferred Stock.

     At the maximum conversion price of $2.50 per share, the $5 million of 5% Series G1 Convertible Preferred Stock issued by the Company September 17 will convert into a minimum of 2,000,000 additional shares of Common Stock (or approximately 6.1% of the number of shares of Common Stock outstanding immediately before the issuance of such convertible preferred stock).


     The New York Stock Exchange rules (pursuant to Paragraph 312.03(c) of the Listed Company Manual) require shareholder approval when a listed company plans to issue additional shares of Common Stock, or securities convertible into or exercisable for Common Stock (e.g., convertible preferred stock), if the Common Stock to be issued has (or will have upon issuance) voting power greater than or equal to 20% of the total voting power of the shares of the Company's Common Stock outstanding before the issuance of such stock or other securities. Under certain circumstances, the number of shares of Common Stock issued upon the conversion of (or payment of accrued dividends with respect to) shares of the Company's 5% Series G1 or 5% Series G2 Convertible Preferred Stock could exceed 20% of the 32,636,547 shares of Common Stock outstanding as of December 31, 1998.


     Whether or not the number of shares of Common Stock so issued ever actually exceeds this 20% threshold will depending upon an number of factors, including any future fluctuations in the conversion price for the convertible preferred shares as well as the extent to which the Company may choose to pay dividends on the convertible preferred in shares of Common Stock rather than in cash. Accordingly, in order to ensure compliance with the applicable New York Stock Exchange rules, this potential issuance of Common Stock with voting power in excess of 20% of the Company's currently outstanding shares is being submitted, pursuant to this Proxy Statement, for approval by the Company's shareholders at the 1998 Annual Meeting. The Board of Directors believes that the issuance of Common Stock in connection with the additional equity funding provided by the 5% Series G1 Convertible Preferred Stock and (when issued) the 5% Series G2 Convertible Preferred Stock is fair to, and in the best interests of, the Company and its shareholders. Accordingly, the Board of Directors recommends that shareholders vote for approval of this Proposal 3.


                                   PROPOSAL 4

                      APPROVAL OF 1999 STOCK INCENTIVE PLAN


     The Board of Directors has, subject to stockholder approval, adopted the 1999 Stock Incentive Plan (the "1999 Incentive Plan") attached hereto as ANNEX II.


     The Board of Directors believes that there is a continuing need for a long-term incentive plan tied directly to stockholder value and applicable to a broad class of employees. The Company is no longer able to grant Incentive Stock Options under the Company's 1985 Stock Option Plan. Furthermore, the Board of Directors believes that the Company needs the extra flexibility of a plan that provides for a variety of different types of stock compensation awards (in addition to options) in order to structure executive compensation packages that are best suited to the Company's needs. For these reasons, the Board of Directors believes that the 1999 Incentive Plan is necessary and is in the best interests of the Company and its shareholders, and hereby recommends that shareholders vote in favor of the approval and adoption of the 1999 Incentive Plan.

1999 STOCK INCENTIVE PLAN

     The 1999 Incentive Plan has been approved by the Company's Board of Directors effective as of January 1, 1999, but all grants (if any) under the 1999 Incentive Plan shall be conditional upon the approval of the 1999 Incentive Plan by the holders of the Common Stock. The following description of the terms of the 1999 Incentive Plan is qualified in its entirety by reference to the full text of the 1999 Incentive Plan attached as ANNEX II to this Proxy Statement. Capitalized terms used but not defined in the following description are used as defined in the 1999 Incentive Plan.


     The 1999 Incentive Plan provides for the grant of Stock Options (which may be either Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights ("SARs"), Performance Shares and Restricted or Unrestricted Stock to employees, officers and members of the Board of Directors of, as well as consultants or advisors to, the Company. These awards may be made in connection with, or independent of, any deferrals of other compensation payable to plan participants. A total of 5,000,000 shares of Common Stock may be awarded under the 1999 Incentive Plan. The 1999 Incentive Plan will be administered by the Company's Board of Directors (or, if the Board should choose to delegate such functions, by the Compensation

Committee), which may adopt, amend or repeal the administrative rules, guidelines and practices relating to the plan. The remainder of this discussion will refer to the Board or the Compensation Committee, as applicable, in the exercise of this role as the "Plan Administrators."


INCENTIVE STOCK OPTIONS; NONSTATUTORY STOCK OPTIONS


     The Plan Administrators may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each option, the conditions and limitations applicable to the exercise of the option and the option price therefor, which, in the case of Incentive Stock Options, must be at least 100% (110% in the case of Incentive Stock Options granted to a stockholder owning in excess of 10% of the Common Stock) of the fair market value of the Common Stock as of the date of grant. Incentive Stock Options shall be subject to and comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Payment of the option exercise price may be made in cash, shares of Common Stock or by any other method (including delivery of a promissory note payable on terms specified by the Board) approved by the Plan Administrators. The option exercise period for Incentive Stock Options shall not exceed ten years from the date of grant, or five years if granted to a stockholder owning in excess of 10% of the Common Stock.


STOCK APPRECIATION RIGHTS


     The Plan Administrators may award SARs entitling recipients on exercise of the SAR to receive an amount, in cash or stock or a combination thereof, determined in whole or in part by reference to appreciation in the fair market value of the Common Stock between the date of the award and the exercise of the award. SARs may be granted in tandem with, or independently of, options granted under the 1999 Incentive Plan.


PERFORMANCE SHARE AWARDS


     The Plan Administrators may make Performance Share Awards entitling recipients to acquire shares of Common Stock upon the attainment of specified performance goals, as determined by the Plan Administrators, which may include earnings per share or revenue targets, completed acquisitions and other corporate or individual executive objectives. The Plan Administrators may make Performance Share Awards independent of or in connection with any other award under the Incentive Plan. Performance Share Awards and all rights with respect to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered.


RESTRICTED AND UNRESTRICTED STOCK AWARDS


     The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Common Stock subject to the right of the Company to repurchase all or part of such shares at their purchase price from the recipient (or to have such shares revert to the Company, if granted with no payment by the recipient) in the event that conditions specified by the Plan Administrators are not satisfied prior to the end of the applicable Restricted Period established by the Plan Administrators for such award. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the applicable Restricted Period. The Board may, in its sole discretion, grant or sell to participants shares of Common Stock free of any restrictions under the 1999 Incentive Plan at a price per share equal to at least 85% of the fair market value of the Common Stock.


     In the event of the sale of all or substantially all of the asset of the Company or a consolidation or merger involving the Company in which the outstanding shares of Common Stock are exchanged for security, cash or other property of any other corporation or business entity, then all of the outstanding stock options granted under the 1999 Incentive Plan shall become exercisable immediately prior to such event. The 1999 Incentive Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption or (ii) the date on which all shares available for issuance under the 1999 Incentive Plan shall have been awarded.

     The 1999 Incentive Plan has been approved by the Company's Board of Directors effective as of January 1, 1999, but all grants (if any) under the 1999 Incentive Plan shall be conditional upon the approval of the 1999 Incentive Plan by the holders of the Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     The following brief description of the tax consequences of awards under the 1999 Incentive Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

Options.

     There are no Federal tax consequences either to the optionee or to the Company upon the grant of an Incentive Stock Option or Nonstatutory Stock Option. On the exercise of an Incentive Stock Option, the optionee will not recognize any income and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an Incentive Stock Option within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income and generally the Company will be entitled to a compensation expense deduction, equal to the excess of the fair market value of the shares of the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of a Nonstatutory Stock Option, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and generally deductible by the Company as compensation expense. The disposition of shares acquired upon exercise of a Nonstatutory Stock Option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

Stock Appreciation Rights.

     The amount of any cash (or the fair market value of any Common Stock) received by the holder of an SAR upon the exercise of the SAR under the 1999 Incentive Plan will be subject to ordinary income tax in the year of receipt and generally, the Company will be entitled to a deduction for such amount.

Performance Share Awards.

     An employee who has been awarded Performance Share Awards will not recognize taxable income, and the Company will not be entitled to a deduction, at the time of the award. When the employee becomes entitled to receive the shares of Common Stock, cash or other consideration payable at the maturity of the award, the employee will recognize ordinary income equal to the sum of the cash and the fair market value of the shares of Common Stock or other property at such time, and generally, the Company will be entitled to a corresponding compensation expense deduction.

Restricted Stock Awards.

     An employee (the "Recipient") who has been awarded Restricted Stock will not recognize taxable income at the time of the award unless he elects otherwise. At the time any restrictions applicable to the Restricted Stock award lapse, the Recipient will recognize ordinary income and generally the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefor. Dividends paid to the Recipient on the Restricted Stock during the Restricted Period will be ordinary compensation income to the Recipient and deductible as such by the Company.

Unrestricted Stock Awards.

     An employee who has been granted Unrestricted Stock will recognize ordinary income as of the date of receipt of the shares in an amount equal to the excess of the fair market value of the shares at that time over the amount (if any) paid by the employee for such shares. The employee's tax basis in the shares will be equal to the sum of the amount paid for such shares plus the amount of ordinary income so recognized. Generally, the Company is entitled to a compensation expense deduction equal to the amount of income recognized by the employee.

                                   PROPOSAL 5

                APPROVAL OF THE ISSUANCE OF WARRANTS TO PURCHASE
             5,000,000 ADDITIONAL SHARES OF COMMON STOCK TO WGI, LLC

     The Board of Directors has approved, and recommends to the Shareholders for their approval, the issuance of warrants to purchase up to an additional 5,000,000 shares of the Company's Common Stock (subject to adjustment for certain antidilution provisions described below) to WGI,LLC in connection with the new credit facility which the Company has entered into with WGI, LLC as described above under the heading "Compensation Committee Interlocks and Insider Participation." Key terms of the Warrants are as follows:

     o    Exercise price of $1.75 per share of Common Stock.

     o Warrants vest at the rate of 200,000 warrants for each $1,000,000 increase in the largest balance owed at any one time over the life of the credit agreement (as of December 31, 1998, the largest outstanding balance to date has been $19,985,000, which means that warrants to acquire 3,997,000 shares of Common Stock would have been vested as of such date).


     o The warrants have registration rights no more favorable than the equivalent provisions in the currently outstanding warrants issued to principal shareholders of the Company, except that such rights include three demand registrations.

     o The warrants contain antidilution provisions which require that the number of shares subject to such warrants shall be adjusted in connection with any future issuance of the Company's Common Stock (or of other securities exercisable for or convertible into Common Stock) such the aggregate number of shares issued or issuable subject to these Warrants (assuming eventual vesting as to the full 5,000,000 shares) will always represent ten percent (10%) of the total number of shares of the Company's Common Stock on a fully diluted basis.


     The New York Stock Exchange rules (pursuant to Paragraph 312.03(c) of the Listed Company Manual) require shareholder approval when a listed company plans to issue additional shares of Common Stock, or securities convertible into or exercisable for Common Stock (e.g., warrants), if the Common Stock to be issued has (or will have upon issuance) voting power greater than or equal to 20% of the total voting power of the shares of the Company's Common Stock outstanding before the issuance of such stock or other securities. As of December 31, 1998, there were 32,636,547 shares of Common Stock outstanding. The number of shares issuable pursuant to these warrants does not, at present, exceed 20% of the Company's outstanding voting power. It is possible, however, that the antidilution provisions described above could, at some point in the future, result in the warrants being adjusted to cover more than 20% of the number of shares outstanding on the effective date of the warrants. Accordingly, the Board of Directors has made the issuance of these warrants subject to approval by the Company's shareholders at the 1998 Annual Meeting.


     Messrs. Walsh and Greenwood, both directors of the Company, are the managers of WGI, LLC. Both Messrs. Walsh and Greenwood abstained when the Board voted upon this matter. The Board of Directors believes that the proposed issuance of such warrants to WGI, LLC is fair and reasonable as additional compensation for the extension of additional credit provided to the Company by WGI, LLC as described above. Accordingly, the Board of Directors believes that the issuance of warrants is fair to, and in the best interest of, the Company and its shareholders.

                                   PROPOSAL 6

             APPROVAL OF THE ISSUANCE OF WARRANTS TO PURCHASE UP TO
                 3,804,546 ADDITIONAL SHARES OF COMMON STOCK TO
                            MESSRS. McFALL AND PRUTCH

     The Board of Directors has approved, and recommends to the Shareholders for their approval, the issuance of warrants to purchase up to an additional 1,902,273 shares of the

Company's  Common  Stock to each of  Thomas  A.  McFall  (a  director  and Chief
Executive Officer of the Company) and John W. Prutch (a director and President of the Company), in connection with the agreements with such officers described above in the section of this Proxy Statement entitled "Certain Relationships and Related Transactions." Key terms of the Warrants are as follows:

     o    Exercise price of $1.75 per share of Common Stock.

     o All warrants expire 10 years from the date of grant and are not transferable by the holder.

     o Warrants to purchase 33.4% of the total number of shares of Common Stock (635,359 shares for each of Messrs. McFall and Prutch) will be vested immediately upon obtaining shareholder approval.

     o Warrants to purchase the remaining shares will vest in incremental installments of 22.2% each, based on achievement by the Company (including its subsidiaries) of each of the following goals:

               Goal 1:

               $4.0 million in annual pre-tax earnings or an average daily closing price of at least
               $2.75 per share for the Company's Common Stock over any period of 120 consecutive calendar days
               (Approx. 422,305 additional shares vest for each of Messrs. McFall and Prutch)

               Goal 2:

               $5.0 million in annual pre-tax earnings or an average daily closing price of at least
               $4.00 per share for the Company's Common Stock over any period of 120 consecutive calendar days
               (Approx. 422,305 additional shares vest for each of Messrs. McFall and Prutch)

               Goal 3:

               $6.0 million in annual pre-tax earnings or an average daily closing price of at least
               $5.00 per share for the Company's Common Stock over any period of 120 consecutive calendar days
               (Approx. 422,305 additional shares vest for each of Messrs. McFall and Prutch)

     o More than one of the preceding goals may be met simultaneously, provided that the threshold of the higher goal is met.

     The New York Stock Exchange rules (pursuant to Paragraph 312.03(a) of the Listed Company Manual) require shareholder approval (subject to certain exceptions) whenever a listed company plans to establish a plan or other arrangement pursuant to which stock may be acquired by its officers or directors. In order to satisfy this requirement, the issuance of the warrants described above, pursuant to which additional shares of Common Stock may be acquired by Messrs. McFall and Prutch, is being submitted for approval by the Company's shareholders at the 1998 Annual Meeting.

     Both Messrs. McFall and Prutch abstained when the Board voted upon this matter. The Board of Directors believes that the proposed issuance of such warrants to Messrs. McFall and Prutch is fair and reasonable as additional compensation for the benefits to be provided to the Company by Messrs. McFall and Prutch under the arrangement described above under the heading "Certain Relationships and Related Transactions." Accordingly, the Board of Directors believes that the issuance of warrants is fair to, and in the best interest of, the Company and its shareholders.

                                  OTHER MATTERS

     The Company does not intend to bring before the meeting any matters other than those hereinbefore set forth, and has no present knowledge that any other matters will be or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment.

     Representatives of the firm of Arthur Andersen LLP are expected to be present at the 1998 Annual Meeting. The representatives will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                          1999 SHAREHOLDERS' PROPOSALS

     In order for shareholder proposals for the 1999 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement, proposals must be received by the Company at its principal office in Chattanooga, Tennessee, prior to January 8, 1999.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        ROBERT J. POWELL
                                        Secretary

                         FINANCIAL STATEMENTS SUPPLEMENT


                          INDEX TO FINANCIAL STATEMENTS

                              TAHITI APPAREL, INC.

                                                                                         Page
                                                                                         ----

                          AS OF JUNE 30, 1998 AND 1997

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                                  F-2


   Balance  Sheets as of June 30, 1998 and 1997                                           F-3
   Statements of Operations For The Years Ended June 30, 1998, 1997 and 1996              F-4
   Statements of  Stockholders' Equity (Deficit) For The Years Ended June 30, 1998,
     1997 and 1996                                                                        F-5
   Statements of Cash Flows For The Years Ended June 30, 1998, 1997 and 1996              F-6


NOTES TO FINANCIAL STATEMENTS                                                             F-7


MANAGEMENT'S DISCUSSION AND ANALYSIS OF                                                  F-15
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS



                           FISCAL QUARTER ENDED AS OF
                     SEPTEMBER 30, 1998 AND 1997 (unaudited)


   Balance Sheets as of September 30, 1998 and June 30, 1998                             F-18
   Statements of Operations For The Three Months Ended September 30, 1998 and 1997       F-19
   Statements of Cash Flows For The Three Months Ended September 30, 1998 and 1997       F-20


NOTES TO FINANCIAL STATEMENTS                                                            F-21


MANAGEMENT'S DISCUSSION AND ANALYSIS OF                                                  F-21
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholders of

              Tahiti Apparel, Inc.:


We have audited the accompanying balance sheets of Tahiti Apparel, Inc. as of June 30, 1998 and 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tahiti Apparel, Inc. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.


                                                             ARTHUR ANDERSEN LLP



Roseland, New Jersey
August 31, 1998

                              TAHITI APPAREL, INC.


                  BALANCE SHEETS AS OF JUNE 30, 1998 AND 1997

                         ASSETS                               1998          1997
                                                          -----------   -----------
CURRENT ASSETS:
   Cash and cash equivalents (Note 2)                     $         0   $    27,188
   Restricted cash - current (Note 2)                         100,000       126,557
   Accounts receivable - nonfactored, net of allowance
     for doubtful accounts (Note 2)                           318,677       220,951
   Inventories (Notes 2 and 4)                             10,376,422     4,850,355
   Prepaid expenses and other current assets                  982,061       172,383
   Deferred income taxes (Notes 2 and 5)                            0       363,217
   Due from affiliate (Note 7)                                924,375             0
   Due from officers (Note 7)                               1,464,131       491,515
                                                          -----------   -----------

                Total current assets                       14,165,666     6,252,166
                                                          -----------   -----------


FURNITURE, FIXTURES AND EQUIPMENT (NOTE 2):
   Furniture and fixtures                                     342,368       214,020
   Machinery and equipment                                     44,924        44,326
   Computer equipment                                         402,998       282,922
   Leasehold improvements                                     990,474       185,229
                                                          -----------   -----------

                Total furniture, fixtures and equipment     1,780,764       726,497

   Less- Accumulated depreciation and amortization            271,184       107,376
                                                          -----------   -----------

                Furniture, fixtures and equipment, net      1,509,580       619,121
                                                          -----------   -----------

RESTRICTED CASH (Note 2)                                      644,242       461,540
                                                          -----------   -----------

DEFERRED INCOME TAXES (Notes 2 and 5)                               0       124,000
                                                          -----------   -----------

OTHER ASSETS                                                  187,849       171,205
                                                          -----------   -----------

                Total assets                              $16,507,337   $ 7,628,032
                                                          ===========   ===========



    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)          1998            1997
                                                        ------------    ------------
CURRENT LIABILITIES:
   Cash overdraft                                       $     89,766    $          0
   Current portion of note payable (Note 6)                   49,000          30,000
   Due to factor (Note 3)                                  6,166,405          92,986
   Accounts payable                                        2,685,937       1,760,949
   Due to related party (Note 7)                           6,772,207       1,644,394
   Royalties payable (Note 8)                              1,361,562         775,033
   Accrued expenses and other current liabilities
        (Notes 7 and 8)                                      874,225       2,387,094
   Due to stockholder (Note 7)                               178,412         169,407
                                                        ------------    ------------


              Total current liabilities                   18,177,514       6,859,863
                                                        ------------    ------------


NOTE PAYABLE (Note 6)                                              0          46,000
                                                        ------------    ------------



COMMITMENTS AND CONTINGENCIES (Note 8)




STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock, no par value; authorized 300 shares;
issued and

      outstanding 150 shares                                 104,990         104,990
   Retained earnings (deficit)                            (1,775,167)        617,179
                                                        ------------    ------------

              Total stockholders' equity (deficit)        (1,670,177)        722,169
                                                        ------------    ------------

              Total liabilities and stockholders'
                  equity (deficit)                      $ 16,507,337    $  7,628,032
                                                        ============    ============


The accompanying notes to financial statements are an integral part of these balance sheets.

                              TAHITI APPAREL, INC.


                            STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                         1998            1997           1996
                                                     ------------    ------------   ------------
NET SALES (Note 2)                                   $ 64,574,007    $ 46,781,696   $ 34,431,340

COST OF SALES (Note 7)                                 47,672,730      32,189,436     25,796,690
                                                     ------------    ------------   ------------

                Gross profit                           16,901,277      14,592,260      8,634,650

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES (Notes 2, 7 and 8)                         16,900,310      10,990,237      7,906,219
                                                     ------------    ------------   ------------

                Income from operations                        967       3,602,023        728,431

INTEREST EXPENSE                                        3,150,686       1,576,980      1,145,224
                                                     ------------    ------------   ------------

                (Loss) income before provision for
                  income taxes                         (3,149,719)      2,025,043       (416,793)

(BENEFIT) PROVISION FOR INCOME TAXES
   (Note 5)                                              (757,373)        825,816        193,967
                                                     ------------    ------------   ------------

                Net income (loss)                    ($ 2,392,346)   $  1,199,227   ($   610,760)
                                                     ============    ============   ============





The accompanying notes to financial statements are an integral part of these statements.

                              TAHITI APPAREL, INC.


                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996



                                 Common Stock
                         -------------------------
                            Shares                     Retained
                            Issued        Amount       Earnings        Total
                         -----------   -----------   -----------    -----------

BALANCE, June 30, 1995           150   $   104,990   $    28,712    $   133,702
   Net loss                        0             0      (610,760)      (610,760)
                         -----------   -----------   -----------    -----------

BALANCE, June 30, 1996           150       104,990      (582,048)      (477,058)
   Net income                      0             0     1,199,227      1,199,227
                         -----------   -----------   -----------    -----------

BALANCE, June 30, 1997           150       104,990       617,179        722,169
   Net loss                        0             0    (2,392,346)    (2,392,346)
                         -----------   -----------   -----------    -----------

BALANCE, June 30, 1998           150   $   104,990   ($1,775,167)   ($1,670,177)
                         ===========   ===========   ===========    ===========



The accompanying notes to financial statements are an integral part of these statements.

                              TAHITI APPAREL, INC.


                            STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                               1998           1997           1996
                                                            -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                        ($2,392,346)   $ 1,199,227    ($  610,760)
   Adjustments to reconcile net income to net cash
     provided by operating activities-
       Provision for doubtful accounts                          144,000        190,000        267,447
       Depreciation and amortization                            246,543        105,983         21,983
       Deferred tax provision (benefit)                         487,217       (357,217)       (23,000)
       Changes in assets and liabilities-
         Due from factor, net                                         0      2,376,464        228,215
         Accounts receivable - nonfactured                     (241,726)       127,963        134,999
         Inventories                                         (5,526,067)    (2,700,525)       426,985
         Prepaid expenses and other current assets             (809,678)       (69,915)        80,848
         Due from affiliate                                    (924,375)             0              0
         Due from officers                                     (972,616)      (291,344)      (218,450)
         Other assets                                           (16,644)        32,626        215,824
         Accounts payable                                       924,988     (2,003,829)    (1,050,365)
         Due to related party                                 5,127,813              0              0
         Royalties payable                                      586,529        395,074        (75,627)
         Accrued expenses and other current liabilities      (1,512,869)     1,596,110        577,255
         Due from stockholder                                     9,005              0        159,235
                                                            -----------    -----------    -----------

                Net cash (used in) provided by operating
                  activities                                 (4,870,226)       600,617        134,589
                                                            -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Restricted cash, net                                        (156,145)      (271,550)      (316,547)
   Purchases of furniture, fixtures and equipment            (1,137,002)      (635,981)       (51,508)
                                                            -----------    -----------    -----------

                Net cash (used in) provided by investing
                  activities                                 (1,293,147)      (907,531)      (368,055)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments on note payable                                   (27,000)       (55,210)       (40,038)
   Due to factor, net                                         6,073,419              0              0
   Cash overdraft                                                89,766              0              0
                                                            -----------    -----------    -----------

                Net cash provided by (used in) financing
                  activities                                  6,136,185        (55,210)       (40,038)
                                                            -----------    -----------    -----------

                Net decrease in cash and cash equivalents       (27,188)      (362,124)      (273,504)

CASH AND CASH EQUIVALENTS, beginning of year                     27,188        389,312    $   662,816
                                                            -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, end of year                      $         0    $    27,188    $   389,312
                                                            ===========    ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for-
     Interest                                               $ 3,150,686    $ 1,576,980    $ 1,145,224
                                                            ===========    ===========    ===========
     Income taxes                                           $    17,903    $    69,200    $    76,571
                                                            ===========    ===========    ===========

The accompanying notes to financial statements are an integral part of these statements.

                              TAHITI APPAREL, INC.


                          NOTES TO FINANCIAL STATEMENTS


(1)  ORGANIZATION AND BACKGROUND:

     Tahiti Apparel, Inc. (the Company) is an importer and distributor of women's clothing, specifically swimwear, swimwear cover-ups and bodywear. The products are imported primarily from the Far East and sold to specialty stores, department stores and mass merchant chains.

     On June 30, 1996, the stockholders executed an agreement to merge Tahiti Apparel, Inc., a previously inactive corporation, into Key Item Speed Sourcing, Inc. and to change the name of the Company to Tahiti Apparel, Inc. As a result, this transaction was accounted for as a reorganization of companies under common control which is similar to a pooling of interests. The accompanying financial statements include the financial results of both Key Item Speed Sourcing, Inc. and Tahiti Apparel, Inc. The merger and name change was filed with the state of New Jersey on August 6, 1996.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Use of Estimates-

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Cash and Cash Equivalents-

     Cash and cash equivalents represent all highly liquid investments with maturities of one year or less when acquired.

     Restricted Cash-

     Restricted cash represents certificates of deposit of $744,242 and $588,097 at June 30, 1998 and 1997, respectively, which have been assigned to a bank as security for letters of credit (see Note 7) issued by banks on behalf of the Company.

     Allowance for Doubtful Accounts-

     The Company provides an allowance for doubtful accounts arising from operations of the business, which allowance is based upon a specific review of certain outstanding and historical collection performance. In determining the amount of the allowance, the Company is required to make certain estimates and assumptions and actual results may differ from these estimates and assumptions. The allowance for doubtful nonfactored accounts receivable was $205,254 and $52,680 as of June 30, 1998 and 1997, respectively.

     Inventories-

     Inventories are stated at the lower of cost (using the first-in, first-out method) or market. Inventories, which consist primarily of finished goods, have been pledged in accordance with the terms of the Company's factoring agreement (see Note 4).

     Furniture, Fixtures and Equipment-

     Furniture, fixtures and equipment are stated at cost. Depreciation is provided using the straight-line method based on the estimated useful lives of the assets.

         Furniture and fixtures                                    4 -10 years
         Machinery and Equipment                                     10 years
         Computer equipment                                          7 years
         Leasehold improvements                                     Lease term

     Long-Lived Assets-

     The provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121") requires, among other things that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company does not believe that any such changes have occurred.

     Income Taxes-

     The Company accounts for taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements carrying amounts and the tax basis of assets and liabilities.

     Revenue Recognition-

     Revenue is recognized when the Company's products are shipped to its customers.

     Concentrations of Credit Risk-

     In 1998, 1997 and 1996, Wal-Mart accounted for 55%, 50% and 50% of sales, respectively. In 1998, 1997 and 1996, Kmart accounted for 26%, 26% and 23% of sales, respectively.

     Advertising Costs-

     The Company expenses nonreimbursable advertising costs as costs are incurred. The amounts charged to advertising expense during the years ended June 30, 1998, 1997 and 1996 were approximately $264,000, $41,000 and
     $182,000, respectively.

     Financial Instruments-

     The Company's financial instruments consist mainly of cash, accounts receivable, accounts payable and amounts due to factor. The carrying amounts of these financial instruments approximate fair value due to their short-term nature.

     Reclassifications-

     Certain   amounts  in  the  prior  year  financial   statements  have  been
     reclassified to conform to the current year presentation.


(3)  DUE TO FACTOR:

     Due to factor consists of the following-

                                                        June 30
                                              ----------------------------
                                                  1998            1997
                                              ------------    ------------

     Factor receivables                       $ 15,233,891    $ 14,858,900
     Due to factor                             (21,056,296)    (14,456,555)
     Allowance for returns and discounts          (344,000)       (495,331)
                                              ------------    ------------

                     Net due to factor        ($ 6,166,405)   ($    92,986)
                                              ============    ============

     The Company has an accounts receivable financing arrangement (the "Factor Agreement") with a financial institution (the "Factor") covering substantially all of its accounts receivable. The Factor Agreement provides for the payment of a commission ranging from .70% to .80% of the face amount for all accounts sold to the Factor. In addition, the Factor Agreement also provides for advances to be made against eligible accounts receivable, factored without recourse, and eligible inventory as determined by the Factor. The outstanding advances bear interest at the prime rate (8.50% at June 30, 1998) plus 1.5%. Under the Factor Agreement, the Company can obtain letter of credit financing to fund the Company's foreign orders up to a defined borrowing base at a monthly rate of .25%. All transactions under the Factor Agreement are personally guaranteed by two stockholders of the Company and secured by the factored receivables and inventory of the Company. Additionally, during 1997, stockholders of the Company provided the Factor side collateral of approximately $200,000 which was returned to the stockholders prior to June 30, 1997.

     Either party to the Factor Agreement may terminate with 60 days notice. The
     Factor   Agreement   provides   that  a  minimum   amount  of   receivables
     ($30,000,000) must be sold to the factor per each Factor Agreement year.

(4)  INVENTORIES:

     Inventories are summarized as follows:

                                               1998                1997
                                            -----------         -----------

     Raw materials                          $   326,680         $    37,014
     Work-in-process                            376,751                   0
     Finished goods                           9,672,991           4,813,341
                                            -----------         -----------

                                            $10,376,422         $ 4,850,355
                                            ===========         ===========

(5)  INCOME TAXES:

     The provision for income taxes consists of the following for the years ended June 30, 1998, 1997 and 1996-

                                     1998           1997           1996
                                 -----------    -----------    -----------
     Federal-
       Current                   ($1,001,640)   $   922,179    $   182,279
       Deferred                      390,000       (282,451)       (18,000)
                                 -----------    -----------    -----------

                                    (611,640)       639,728        164,279
                                 -----------    -----------    -----------

     State-
       Current                      (242,950)       260,854         34,688
       Deferred                       97,217        (74,766)        (5,000)
                                 -----------    -----------    -----------
                                    (145,733)       186,088         29,688
                                 -----------    -----------    -----------
                     Total       ($  757,373)   $   825,816    $   193,967
                                 ===========    ===========    ===========

     A reconciliation of the differences between the effective tax rate and the statutory U. S. income tax rate (34%) is as follows for the years ended June 30, 1998, 1997 and 1996-

                                                              1998            1997           1996
                                                          -----------     -----------    -----------
     Federal income tax provision at statutory rate       ($1,047,614)    $   688,515    $   164,279
     State income tax provision, net of Federal benefit      (184,873)        137,301         29,688
     Valuation allowance                                    1,719,704               0              0
     Reversal of previously recorded tax liability         (1,244,590)              0              0
                                                          -----------     -----------    -----------

                     Total                                ($  757,373)        825,816        193,967
                                                          -----------     -----------    -----------

     Effective tax rate                                         (21.3%)          40.8%          46.5%
                                                          ===========     ===========    ===========

     The deferred income tax benefit for the year ended June 30, 1997 amounted to $357,217. Significant components of deferred tax assets as of June 30, 1998 and 1997 are as follows-

                                                     1998           1997
                                                   ---------      ---------

     Allowance for doubtful accounts               $ 111,000      $ 197,000
     Inventory                                       270,000        166,217
     Contributions                                   403,000        124,000
     Depreciation                                     25,000              0
     Valuation allowance                            (809,000)             0
                                                   ---------      ---------

                     Total                         $       0      $ 487,217
                                                   =========      =========

     The Company incurred a net operating loss of approximately $100,000 for Federal income tax purposes during 1998. The deferred tax benefit for the loss was not recorded in the accompanying financial statements as management was unable to determine that the realization of such asset was more likely than not, and thus provided a valuation allowance for the deferred tax asset generated. In addition, due to the loss recorded during 1998, management was unable to conclude that the realization of deferred tax assets totaling $809,000 at June 30, 1998 were more likely than not.

     Accordingly, during 1998 a $809,000 valuation allowance was recorded against the net deferred tax assets.

(6)  NOTE PAYABLE:

     On October 25, 1993, the Company entered into a stock buy-out agreement (the "Stock Agreement") with a stockholder. The Stock Agreement called for the Company to repurchase the 50 shares of the Company's stock owned by the stockholder for total consideration of $400,000. In accordance with the terms of the Stock Agreement the Company paid $150,000 to the stockholder in 1993. In addition, the Stock Agreement required five annual installments of $50,000 (inclusive of interest at a rate of 7.00%) to be paid to the stockholder commencing on October 15, 1994. The final installment of $49,000 is due and payable on October 15, 1998.

(7)  RELATED PARTY TRANSACTIONS:

     The Company has outstanding advances of $1,464,131 and $491,515 at June 30, 1998 and 1997, respectively, to certain officers including two stockholders. Accrued interest, included within due from officers in the accompanying balance sheet, totaled approximately $108,000 and $31,000 as of June 30, 1998 and 1997, respectively. The advances which bear interest at the prime rate (8.50% at June 30, 1998) are payable on demand.

     On November 1, 1997, the Company and the Affiliate entered into a Products Warehousing Agreement (the "Warehousing Agreement"). Under the Warehousing agreement the Company has contracted the Affiliate to warehouse and service orders of the Company's products under policies and procedures provided by the Company within the Warehousing Agreement for a period of five years. Following expiration, the Warehousing Agreement shall be automatically renewed as written in one year increments unless either party provides at least sixty days notice prior to expiration. The Warehousing Agreement provides payment terms for the Affiliate for performing services. The fee structure is delineated in an exhibit to the Warehousing Agreement where prices are set based upon per piece and per dozen of pieces handled.

     As of June 30, 1998 and 1997, the Company has outstanding advances/payables of approximately $924,000 and ($2,000), respectively due from/(to) an affiliated company (the "Affiliate"). The Affiliate, incorporated in December 1996, has four stockholders, two of which are 33 1/3% stockholders of the Company and two who are officers of the Company. The Affiliate acts as a contractor for the Company for the receipt, warehousing, and shipment of the Company's inventory. The Company made payments to the Affiliate in the amount of $3,041,000 and $440,000 in fiscal 1998 and 1997, respectively. It is the Company's intent to deduct the $924,375 in outstanding advances against future invoices for services rendered by the Affiliate.

     A stockholder loaned $150,000 to the Company to fund a certificate of deposit which provides security to a bank for letters of credit issued by that bank on behalf of the Company in relation to certain licensing agreements. As of June 30, 1998 and 1997, the certificate of deposit had earned interest of $28,412 and $19,407, respectively, which is reflected as an additional stockholder loan payable in the accompanying balance sheet.

     A related party owned by a stockholder providing financing for the Company by opening bank letters of credit to suppliers and provides acceptance financing for merchandise shipped under those letters of credit. The related party provided continuous financing which reached a maximum of approximately $8 million in open letters of credit and acceptances, combined. The related party is compensated for the letters of credit at 3% of their face amount, and interest on acceptances is accrued at an annual rate of 11%. The Company made payments to the related party in the approximate amount of $10,450,000, $10,085,000, and $14,061,000 in fiscal
     1998, 1997 and 1996, respectively, related to the inventory purchases and the letter of credit fees discussed above. Included within current liabilities in the accompanying balance sheet are amounts due to the related party of approximately $6,772,000 and $1,644,000 as of June 30, 1998 and 1997, respectively. During fiscal 1998, the Company extended its payment terms with the related party. As a result, beginning in March 1998, interest was accrued on past due invoices at an annual rate of 12.75%. As of June 30, 1998, approximately $76,500 of accrued interest is included within accrued expenses and other current liabilities related to the past due accounts payable outstanding.

(8)  COMMITMENTS AND CONTINGENCIES:

     Leases-

     The future minimum lease payments for all noncancellable leases at June 30, 1998, are as follows-

           1999                              $  609,000
           2000                                 486,000
           2001                                 432,000
           2002                                 424,000
           2003                                 433,000
           Thereafter                         1,280,000
                                          --------------
                                             $3,664,000
                                          ==============

     Rent  expense  under  the  Company's   various  lease  agreements   totaled
     approximately  $479,000,  $104,000,  and  $116,000 in 1998,  1997 and 1996,
     respectively.


     Employment and Consulting Contracts-

     During 1997, the Company entered into a two year employment contract with an officer which provides for guaranteed annual base and bonus compensation of $240,000, plus an additional incentive bonus based on the sales performance of specific product lines. Either party may terminate the contract with thirty days written notice.

     In April 1998, the Company entered into a three year consulting agreement with an officer providing for an annual fee of $600,000 (the "Fee") during the term. The Fee is payable in monthly installments of $50,000, which commenced in April 1998. The consulting agreement also provides for additional fees ("Additional Fees"), as defined, calculated as a percentage of net sales of certain products sold by the officer and payable on a quarterly basis. The Fee is considered an advance and is not earned by the officer until the calculation of the Additional Fee based upon net sales equals or exceeds $600,000 (the "Sales Threshold"). In the event the Sales Threshold is not met in any given year, the difference between the Sales Threshold and the portion of the Fee and Additional Fee advanced to the officer (the "Shortfall") shall be added to the Sales Threshold in any subsequent year of the consulting agreement. Included in prepaid expenses and other current assets in the accompanying June 30, 1998 balance sheet is $150,000 of the Fee advanced to the officer. The consulting agreement also provides for early termination under certain conditions, including not achieving a minimum sales level, as defined.

     Litigation-

     The Company is involved in legal proceedings incurred in the normal course of business. In the opinion of management and its counsel, if adversely decided, none of these proceedings would have a material effect on the financial position or results from operations of the Company.

     License Agreements-

     The Company has licenses for the right to use certain trademarks in connection with the sale of its products. The license agreements require the Company to pay a percentage of sales of the licensed products, as defined. In addition, minimum royalty payments and advertising expenditures is also generally required, as well as providing for maintenance of quality control. Royalty expense under these agreements was approximately $4,547,000, $2,804,000 and $1,842,000 for the years ended June 30, 1998,
     1997, and 1996, respectively. As of June 30, 1998, future minimum guaranteed royalty payments under existing license agreements aggregate to approximately $5,645,000 through the year 2002.

     Letters of Credit-

     At June 30, 1998, and 1997, the Company was contingently liable for irrevocable standby letters of credit totaling $3,158,000 and $1,113,000, respectively.

     Litigation Settlement-

     In June 1998, the Company settled a copyright infringement lawsuit. Under the terms of the Settlement Agreement, the Company is required to pay $40,000 to the plaintiff in two $20,000 installments in addition to certain legal fees incurred. The first installment was due on or before July 6, 1998 and the second installment was due on or before August 1, 1998. The Company has accrued $44,000 for the settlement and related legal expenses which is included within accrued expenses and other liabilities in the accompanying June 30, 1998 balance sheet.

     Under the terms of the Settlement Agreement, the Company committed to purchase from the plaintiff a minimum of $2,000,000 of fabric from the date of the settlement through March 1, 2000, (the "Settlement Period"). If the Company fails to meet the fabric purchase requirements an additional payment will be required on April 1, 2000. If the Company purchases more than $1,000,000 of fabric but less than $2,000,000 of fabric during the Settlement Period, $50,000 will be due. If the purchased fabric amount is less than $1,000,000 during the Settlement Period, $75,000 will be due.

     Any late payments under the Settlement Agreement are subject to interest changes at an annual rate of 18%. If the Company sells its assets during the Settlement Period, the buyer of the assets will assume the contingent minimum fabric purchase liability or the Company will make the additional $50,000 or $75,000 payment, based on fabric purchases through the asset sale date.

     Buying Agency Agreement-

     In February 1998, the Company entered into a Buying Agency Agreement with an agent based in Taiwan (the "Agent"). Under the terms of the Buying Agency Agreement, the Agent will act as a nonexclusive buying agent for the company in connection with the Company's purchases of wearing apparel in Taiwan, Hong Kong, Philippines, Indonesia, Korea, and the United States.

     The Agent will charge a commission of 6% of the invoice price for purchases in the United States and Taiwan and a commission of 7% for purchases in the other countries. The Company will also reimburse the Agent for freight and insurance expenses incurred on the shipment of goods. Letter of credit financing is required under the Buying Agency Agreement upon which the Agent may draw from on the Company's behalf.

     There is no term or purchase requirement in the Buying Agency Agreement. The Company can terminate the Buying Agency Agreement if the Agent fails to perform with any terms of the agreement or if the Agent discontinues performance for any thirty day period, changes ownership or enters bankruptcy proceedings.

     Collateral Agreement-

     In July 1998, the Company, Signal Apparel Company, Inc. ("Signal"), and the Factor (see Note 3) entered into an agreement (the "Agreement") whereby Signal would provide letter of credit financing for the Company. Under the Company's Factor Agreement (see Note 3) letter of credit financing is available, however, the Company had reached its borrowing base limit. The Factor Agreement also provided the Factor with first lien on the Company's inventory and receivables from factored sales. Under the Agreement, Signal is provided with the first lien on the Company's inventory purchased under letters of credit opened by Signal on behalf of the Company. Signal will also guarantee to the Factor payment of all invoices attributable to the letters of credit opened by Signal. The Company will pay Signal a fee of 2% of the total invoice cost of the goods plus the costs to import the goods and the costs to prepare the goods for shipment.

(8)  SUBSEQUENT EVENT:

     The Company is currently negotiating the sale of its assets to Signal Apparel Company, Inc. ("Signal") in exchange for stock in Signal.


          MANAGEMENT'S DISSCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS:

Year Ended June 30, 1998 Compared With The Prior Fiscal Year

Net sales totaled $64.6 million and $46.8 million for the fiscal years ended June 30, 1998 and 1997 respectively, or an increase of $17.8 million (38%). The increase in net sales in fiscal 1998 compared with fiscal 1997, was principally due to an increase in bodywear and activewear sales in the first six months of fiscal 1998. Those non-seasonal sales totaled $16.6 million in the first six months of the fiscal year ended June 30, 1998 compared with $2.9 million for the first six months of fiscal 1997, or an increase of $13.7 million (29%). Prior to fiscal 1998, the company was very seasonal with virtually all sales occurring in the January to June period which is the swimwear sales season. The balance of the increase was due to growth in seasonal sales to the existing customer base ($2.7 million or approximately 6%) and the entry into a new channel of distribution ($1.2 million or approximately 2%). Sales in the new channel of distribution were made to specialty retailers and the higher-priced, better stores with swimwear and related garments made under the Jones of New York label under a licensing agreement.

Cost of sales totaled $47.6 million and $32.2 million representing percentages of net sales of 74% and 69% in the fiscal years ended June 30, 1998 and 1997, respectively. The increase in the cost of sales is principally the result of higher sales volume. The increase in cost of sales as a percentage of net sales in fiscal 1998 as compared with fiscal 1997 is due to the inclusion of higher product costs in connection with the entry into the new channel of distribution described above and the product costs in connection with a new product which was launched in fiscal 1998 and subsequently abandoned. Additionally, cost of sales includes higher manufacturing costs and a premium to expedite imported merchandise which was delayed due to the company's inability to open letters of credit in favor of the manufacturers in a timely manner due to a shortage of working capital (see LIQUIDITY AND CAPITAL RESOURCES below).

Gross profit of $17 million and $14.6 million for the fiscal years ended June 30, 1998 and 1997 represented 26% and 31%, respectively, of net sales of those years. The increases in gross profit are the result of the sales increase in each of the years and the changes as a percentage of net sales result from the changes in cost of sales as described above.

Selling, general and administrative expenses increased $5.9 million to $16.9 million (26% of net sales) in the fiscal year ended June 30, 1998 compared with $11 million (24% of net sales) in fiscal 1997. Much of the increase is attributable to the increase in sales volume including higher royalties for licensed products of $1.8 million, increased payroll and related taxes for increased staff of $.9 million, higher legal and professional fees of $.5 million, increased rent $.4 million for additional showroom and office space, increased office administrative expenses of $.4 million, increased advertising of $.2 million and depreciation of $.2 million related to capital expenditures for additional space and computer systems. The 2% of net sales, or approximately $1.3 million increase in selling, general and administrative expenses in fiscal 1998 as compared with fiscal 1997 that is not directly related to the volume increase is the result of costs in connection with sales in the new channel of distribution and the new product launch described above.

Interest expense increased $1.6 million to $3.2 million (5% of net sales) in the fiscal year ended June 30, 1998 from $1.6 million (3% of net sales) in fiscal 1997. The increase resulted from higher loan balances outstanding due to increased volume and a shortage of working capital (see discussion of LIQUIDITY AND CAPITAL RESOURCES below).


Year Ended June 30, 1997 Compared With The Prior Fiscal Year

Net sales increased $12.4 million or 36% from $34.4 million in the year ended June 30, 1996 to $46.8 million in the year ended June 30, 1997. The increase resulted from higher seasonal sales to existing customers. Non-seasonal bodywear and activewear sales decreased $1.1 million from $4.0 million in the first six months of the fiscal year ended June 30, 1996 to $2.9 million in the first six months of the fiscal year ended June 30, 1997.

Cost of sales totaled $32.2 million, or 69% of net sales for the year ended June 30, 1997. This represents an increase of $6.4 million from $25.8 million, or 75% of net sales for the previous fiscal year. The increase in cost of sales is the direct result of the increased sales, however, the decrease expressed as a percentage of net sales from 75% to 69% was the effect of a selling price increase made at the end of fiscal 1996 and in effect for the full fiscal year ended June 30, 1997.

Gross profit increased from $8.6 million, or 25% of net sales for the fiscal year ended June 30, 1996 to $14.6 million, or 31% of net sales for the fiscal year ended June 30, 1997. The improvement in gross profit expressed as a percentage of net sales resulted from the selling price increase described above.

The total of selling, general and administrative expenses increased $3.9 million in the fiscal year ended June 30, 1997 to $11 million, or 23% of net sales, from $7.9 million, or 23% of net sales, in fiscal 1996. Included in volume-related increases are higher royalties for licensed products of $1 million, increased payroll and related taxes for increased staff of $1.4 million, increased warehousing and shipping costs of $.5 million and increased sales-related travel and selling expenses of $.7 million

Interest expense increased from $1.2 million, or 4% of net sales for the fiscal year ended June 30, 1996 to $1.6 million, or 3% of net sales for the fiscal year ended June 30, 1997. The increase resulted from greater borrowings in fiscal 1997 to support the increased sales recorded in that year.


LIQUIDITY AND CAPITAL RESOURCES

The working capital deficit was $.6 million at June 30, 1997 and worsened to $3.9 at June 30, 1998. The trend throughout fiscal 1998 was the consumption of working capital with the result of a severe shortage at June 30, 1998. At June 30, 1998, the company had ceased payment to a shareholder who provided letter of credit and acceptance financing to the company and was in arrears in payment of trade accounts payable, royalties payable to licensors and other liabilities. The severe shortage in working capital was caused by the net loss recorded for fiscal 1998 ($2.3 million), an increase in inventory ($5.5 million), an increase in prepaid expenses ($.8 million) and increases in due from officers ($1 million) and due from related parties ($.9 million).

In the fiscal year ended June 30, 1998, the working capital demands caused by the net cash used by operating activities of $4.9 million and capital spending of $1.1 million were met by borrowings under an accounts receivable factoring and inventory loan agreement. Borrowings under that agreement are near the maximum available. Sale of the company's inventory to provide liquidity is possible, however, sale of seasonal inventory in the off season will result in deep discounts from normal selling prices. The company intends to complete the intended acquisition by Signal Apparel Company, Inc. and benefit from the greater financial resources of that company. While both parties to the acquisition believe it will be accomplished, no assurances can be given that it will close. Should the acquisition not close, the company will pursue a financing alternative that had been discussed with a new source. The financing package is intended to be a combination of purchase order financing to provide letters of credit for imported products and asset-based financing to meet the company's working capital needs. In addition, the company explored an equity/debt placement which will be re-evaluated in the event that the intended acquisition does not occur.

At June 30, 1998, the company had capital expenditure commitments totaling approximately $1 million, the bulk of which is related to completion of leasehold improvements in leased space for offices and showrooms.


YEAR 2000 COMPLIANCE PLAN

The company purchased hardware and software and installed the new systems during fiscal 1997 to support operational and customer demands resulting from the increased sales levels. The company's year 2000 initiative involves internal and external professionals and is ongoing. Preliminary findings indicate that the systems require slight modification to be year 2000 compliant with a total estimated cost of less than $100 thousand.

                              TAHITI APPAREL, INC.


                              FINANCIAL STATEMENTS




                           FISCAL QUARTER ENDED AS OF
                     SEPTEMBER 30, 1998 AND 1997 (unaudited)

                              TAHITI APPAREL, INC.
                                 BALANCE SHEETS
                                 (In Thousands)

                                                             (Unaudited)
                                                             September 30,  June 30,
                            Assets                               1998        1998
                                                             ------------- --------
CURRENT ASSETS:
         Cash and Cash Equivalents                             $   --      $   --
         Restricted Cash-Current                                    100         100
         Accounts Receivable-Net of Allowance
           for Doubtful Accounts                                    538         319
         Inventories                                              9,173      10,376
         Prepaid Expenses and Other Current Assets                1,602         982
         Due From Affiliate                                       1,033         924
         Due From Officers                                        1,312       1,464
                                                               --------    --------

                       Total Current Assets                      13,758      14,166

FURNITURE, FIXTURES AND EQUIPMENT-NET                             1,671       1,510

RESTRICTED CASH                                                     654         644

OTHER ASSETS                                                        187         188
                                                               --------    --------

                       Total Assets                            $ 16,270    $ 16,507
                                                               ========    ========

                       Liabilities and Stockholders' Deficit

CURRENT LIABILITIES:
         Cash Overdraft                                        $     49    $     90
         Current Portion of Note Payable                             50          49
         Due to Factor                                            8,840       6,166
         Accounts Payable                                         2,984       2,617
         Due to Related Party                                     6,780       6,772
         Royalties Payable                                          979       1,362
         Accrued Expenses and Other Current Liabilities             495         874
         Due to Stockholder                                         181         178
                                                               --------    --------
                       Total Current Liabilities                 20,358      18,109

STOCKHOLDER'S DEFICIT:
         Common Stock, No Par Value; Authorized 300
           Shares; Issued and Outstanding 150 Shares                105         105
         Accumulated Deficit                                     (4,193)     (1,775)
                                                               --------    --------
                       Total Stockholder's Deficit               (4,088)     (1,670)

                       Total Liabilities and Stockholder's
                         Deficit                               $ 16,270    $ 16,507
                                                               ========    ========


                 See accompanying notes to financial statements

                              TAHITI APPAREL, INC.
                            STATEMENTS OF OPERATIONS

                           For the Three Months Ended
                    September 30, 1998 and September 30, 1997


                                 (In Thousands)

                                   (Unaudited)

                                                          1998           1997
                                                         -------        -------

Net Sales                                                $ 9,913        $ 7,419
  Cost of Sales                                            8,246          6,139
                                                         -------        -------

Gross Profit                                               1,667          1,280

Selling, General and Administrative
         Expenses                                          3,389          3,021
                                                         -------        -------

Loss From Operations                                      (1,722)        (1,741)

Interest Expense                                             696            458
                                                         -------        -------

Loss Before Benefit for Income Taxes                      (2,418)        (2,199)

Income Taxes                                                --             --
                                                         -------        -------

Net Loss                                                 $(2,418)       $(2,199)
                                                         =======        =======




                 See Accompanying Notes to Financial Statements

                               TAHITI APPAREL, INC
                            STATEMENTS OF CASH FLOWS
                                 (In Thousands)
                                   (Unaudited)

                                                                                For the Three Months Ended
                                                                         September 30,1998     September 30,1997
                                                                         -----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
              Net Loss                                                      $(2,418.00)           $(2,199.00)
              Adjustments to Reconcile Net Loss
                to Net Cash Used by Operating

              Activities-
                          Depreciation                                              59                    33
                          Changes in Assets and Liabilities-
                            Accounts Receivable                                   (219)                 (105)
                            Inventories                                          1,203                (1,640)
                            Prepaid Expenses                                      (620)                 (230)
                            Due From Related Party                                (109)                 --
                            Due From Officers                                      152                   (39)
                            Other Assets                                             1                   128
                            Accounts Payable                                       300                   357
                            Due to Related Party                                     8                   272
                            Royalties Payable                                     (383)                  152
                            Accrued Expenses                                      (380)                  515
                            Due to Stockholder                                       3                  --
                                                                           -----------           -----------
                                      Net Cash Used by
                                        Operating Activities                    (2,403)               (2,756)

CASH FLOWS FROM INVESTING ACTIVITIES:
              Restricted Cash                                                      (10)                  164
              Purchases of Furniture, Fixtures and Equipment                      (221)                  (58)
                                                                           -----------           -----------
                                      Net Cash Provided (Used) by
                                        Investing Activities                      (231)                  106

CASH FLOWS FROM FINANCING ACTIVITIES:
              Note Payable                                                           1                  --
              Due to Factor                                                      2,674                 2,526
              Cash Overdraft                                                       (41)                   97
                                                                           -----------           -----------
                                      Net Cash Provided by
                                        Financing Activities                     2,634                 2,623

                                      Net Decrease in Cash and
                                        Cash Equivalents                          --                     (27)

CASH AND CASH EQUIVALENTS-beginning of period                                     --                      27
                                                                           -----------           -----------

CASH AND CASH EQUIVALENTS-end of period                                    $      --             $      --
                                                                           ===========           ===========

              See Accompanying Notes to Financial Statements

                              TAHITI APPAREL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)

1. The accompanying financial statements have been prepared on a basis consistent with the financial statements for the year ended June 30, 1998. The accompanying financial statements include all adjustments which are, in the opinion of the company, necessary to present fairly the financial position of the company as of September 30, 1998 and its results of operations and cash flows for the three months ended September 30, 1998. These financial statements should be read in conjunction with the company's audited financial statements and notes thereto as of June 30, 1998 and 1997.


2. The results of operations for the three months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year.

3.   Inventories consisted of the following:


                                                       (In Thousands)
                                             September 30,          June 30,
                                                 1998                1998
                                             -------------          -------


     Raw Materials                             $   176              $   326
     Work in Process                               998                  377
     Finished Goods
                                                 7,999                9,673
                                               -------              -------
                                               $ 9,173              $10,376
                                               =======              =======



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS:

Net sales of $9.9 million for the three months ended September, 30, 1998 increased $2.5 million or 34% from $7.4 million for the three months ended September 30, 1997. The increase results from higher non-seasonal activewear and bodywear sales to two major customers which totaled $6.4 million, offset by a decrease to a third large customer of $3.8 million. There is clearly a trend that the company has been and continues to be successful in increasing the non-seasonal activewear and bodywear sales, however, as evidenced by the one large customer described, any one or more of the customers may decide against an increase in quantity or opt not to carry the garments in their stores.

Cost of sales increased from $6.1 million (83% of net sales) for the three months ended September 30, 1997 to $8.2 million (83% of net sales)for the same period of the current year. The increase is the result of increased sales volume.

Gross profit increased to $1.7 million (17% of net sales)for the three months ended September 30, 1998 from $1.3 million (17% of net sales)for the three months ended September 30, 1997 resulting from increased sales volume. Selling, general and administrative expenses increased $.4 million from $3.0 million for the three months ended September 30, 1997 to $3.4 million for the same period of the current year. These expenses decreased as a percentage of net sales from 40% for the three months ended September 30, 1997 to 34% for the same three month period of the current year. The $.4 million is the result of; higher selling expenses of $.2 million including trade shows, travel and other selling expenses related to increased volume, increased general and administrative expenses of $.2 million including royalties on higher volume, and payroll costs related to staff increases.

Interest expense increased $.2 million from $.5 million for the three months ended September 30, 1997 to $.7 million for the same three month period of the current year. The increase resulted from higher outstanding amounts borrowed from the factor and from the related party who provides letters of credit and acceptance financing to the company due to increased volume and a shortage of working capital (see discussion of LIQUIDITY AND CAPITAL RESOURCES below).

LIQUIDITY AN CAPITAL RESOURCES

The working capital deficit was $3.9 million at June 30, 1998 and worsened to $6.6 million at September 30, 1998. The worsening deficit in the quarter was principally the result of the net loss of $2.4 million and was funded primarily by additional borrowing under the accounts receivable factoring and inventory loan agreements. Borrowings under those agreements are near the maximum available. Sale of the company's inventory to provide liquidity is possible, however, sale of seasonal inventory in the off season will result in deep discounts from normal selling prices. The company intends to complete the acquisition of the company by Signal Apparel Company, Inc. and benefit from the greater financial resources of that company. While both parties to the acquisition believe it will be accomplished, no assurances can be given that it will close. Should the acquisition not close, the company will pursue a financing alternative that had been discussed with a new source. The financing package is intended to be a combination of purchase order financing to provide letters of credit for imported products and asset-based financing to meet the company's working capital needs. In addition, the company explored an equity/debt placement which will be re-evaluated in the event the intended acquisition does not occur.

At September 30, 1998 the company had capital expenditure commitments totaling approximately $.8 million, the bulk of which is related to completion of leasehold improvements in space leased for showrooms and offices.

YEAR 2000 COMPLIANCE PLAN

The company purchased hardware and software and installed the new systems during fiscal 1997 to support operational and customer demands resulting from the increased sales levels. The company's year 2000 initiative involves internal and external professionals and is ongoing. Preliminary findings indicate that the systems require slight modification to be year 2000 compliant with a total estimated cost of less than $100 thousand.

                                     ANNEX I




                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          SIGNAL APPAREL COMPANY, INC.,

                              TAHITI APPAREL, INC.

                                       AND

                    THE STOCKHOLDERS OF TAHITI APPAREL, INC.







                          DATED AS OF DECEMBER 17, 1998

                                TABLE OF CONTENTS


ARTICLE I. DEFINITIONS                                                         1
Section 1.01      Definitions                                                  1
Section 1.02      Rules of Construction                                        8

ARTICLE II. PURCHASE AND SALE OF THE ASSETS                                    9
Section 2.01      Sale and Purchase of the Assets                              9
Section 2.02      Excluded Assets                                             10
Section 2.03      Liabilities Assumed                                         10
Section 2.04      Purchase Price                                              11
Section 2.05      Escrow of Purchase Price                                    11
Section 2.06      Payment of Transfer Taxes and Other Charges                 11

ARTICLE III. THE CLOSING                                                      12
Section 3.01      Closing Date                                                12
Section 3.02      Deliveries at Closing                                       13
Section 3.03      Risk of Loss                                                16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY AND THE STOCKHOLDERS                            16
Section 4.01      Organization and Qualification                              16
Section 4.02      Authority                                                   17
Section 4.03      Consents and Approvals; No Violations                       17
Section 4.04      Capitalization; Stock Ownership                             17
Section 4.05      Subsidiaries                                                18
Section 4.06      Company's Articles of Incorporation and By-laws             18
Section 4.07      Compliance With Laws; Licenses                              18
Section 4.08      Litigation; Investigations                                  19
Section 4.09      Taxes                                                       19
Section 4.10      Employee Benefit Plans; ERISA                               21
Section 4.11      Labor Relations                                             23
Section 4.12      Insurance Policies                                          24
Section 4.13      Environmental Laws                                          24
Section 4.14      Financial Statements and Books and Records                  26
Section 4.15      No Material Adverse Change                                  26
Section 4.16      Absence of Liabilities                                      26
Section 4.17      Absence of Specified Changes                                26
Section 4.18      Corporate Names                                             28
Section 4.19      Real Property; Leases                                       28
Section 4.20      Equipment and Personal Property                             29
Section 4.21      Intellectual Property                                       30
Section 4.22      Software                                                    30
Section 4.23      Contracts                                                   30
Section 4.24      Inventory                                                   31

Section 4.25      Major Customers and Suppliers                               31
Section 4.26      Title to Properties; Liens                                  31
Section 4.27      Condition of Assets                                         31
Section 4.28      Transactions with Affiliates                                32
Section 4.29      Absence of Certain Practices                                32
Section 4.30      Accounts Payable                                            32
Section 4.31      Accounts Receivable                                         32
Section 4.32      WARN Act                                                    33
Section 4.33      Compliance with United States Customs Regulations           33
Section 4.34      Bank Accounts                                               33
Section 4.35      Valid Transfer                                              33
Section 4.36      Full Disclosure                                             33
Section 4.37      Investment Intent                                           34

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE BUYER                        35
Section 5.01      Organization and Qualification                              35
Section 5.02      Authority                                                   35
Section 5.03      Consents and Approvals; No Violations                       35
Section 5.04      Buyer Securities                                            35
Section 5.05      NYSE Compliance
Section 5.06      Capitalization; Stock Ownership
Section 5.07      Compliance With Laws; Licenses
Section 5.08      Litigation Investigations
Section 5.09      Environmental Laws
Section 5.10      Absence of Liabilities
Section 5.11      Absence of Specified Changes
Section 5.12      Full Disclosure

ARTICLE VI. CONDUCT AND TRANSACTIONS PRIOR TO CLOSING                         36
Section 6.01      Access to Information                                       36
Section 6.02      Conduct of Business in Normal Course                        36
Section 6.03      Consents; Satisfaction of Conditions                        37
Section 6.04      Further Assurances                                          37
Section 6.05      No Solicitation                                             37
Section 6.06      Notification of Certain Matters                             38
Section 6.07      Supplements to Schedules                                    38
Section 6.08      Special Meeting of Stockholders                             38

ARTICLE VII. CONDITIONS PRECEDENT TO THE
         BUYER'S OBLIGATIONS                                                  39
Section 7.01      Accuracy of Representations and Warranties                  39
Section 7.02      Performance by the Company and Stockholders                 39
Section 7.03      Opinion of Counsel                                          39
Section 7.04      Casualty Losses; Material Adverse Effect                    39
Section 7.05      Termination of Related Party Agreements                     40
Section 7.06      Governmental Authorizations; Consents                       40

Section 7.07      FIRPA Affidavit                                             40
Section 7.08      Absence of Litigation                                       40
Section 7.9       No Injunction                                               40
Section 7.10      Good Standing Certificates                                  40
Section 7.11      Certified Charter Documents                                 41
Section 7.12      Certified By-laws                                           41
Section 7.13      Approval of the Buyer's Board                               41
Section 7.14      Duly Executed Agreements
Section 7.15      Financial Statements
Section 7.16      Conversion Agreement
Section 7.17      Matters Satisfactory to the Buyer's Counsel                 41
Section 7.18      Approval of Buyer's Stockholders                            42
Section 7.19      Clearance Certificates                                      42
Section 7.20      Financing

ARTICLE VIII. CONDITIONS PRECEDENT TO THE COMPANY'S
         OBLIGATIONS                                                          42
Section 8.01      Accuracy of Representations and Warranties                  42
Section 8.02      Performance by the Buyer                                    42
Section 8.03      Opinion of Counsel                                          42
Section 8.04      Casualty Losses; Material Adverse Effect                    42
Section 8.05      Governmental Authorizations; Consents                       43
Section 8.06      Absence of Litigation                                       43
Section 8.07      No Injunction                                               43
Section 8.08      Approval of the Buyer's Board                               43
Section 8.09      Duly Executed Agreements                                    43
Section 8.10      Matters Satisfactory to the Company's Counsel               43
Section 8.11      Proxy
Section 8.12      Guarantee
Section 8.13      Conversion Agreement
Section 8.14      Tax Treatment

ARTICLE IX. SURVIVAL OF REPRESENTATIONS, WARRANTIES,
         COVENANTS AND AGREEMENTS                                             43

ARTICLE X. INDEMNIFICATION                                                    44
Section 10.01     Indemnity                                                   44
Section 10.02     Indemnification Procedure                                   45

ARTICLE XI. TERMINATION                                                       46
Section 11.01     Right to Terminate                                          46
Section 11.02     Obligations to Cease                                        47
Section 11.03     Additional Buyer Remedies
Section 11.04     Additional Company Remedies

ARTICLE XII. OBLIGATIONS AFTER THE CLOSING                                    47

Section 12.01     Access to Information                                       47
Section 12.02     Employees and Employee Benefits                             47
Section 12.03     Tax Returns; Tax Audits                                     48
Section 12.04     Further Assurances                                          48
Section 12.05     Change of Name                                              49
Section 12.06     Consent of Company's Accountants                            50
Section 12.07     Qualification as Reorganization                             50

ARTICLE XIII. MISCELLANEOUS                                                   50
Section 13.01     Publicity                                                   50
Section 13.02     Costs                                                       51
Section 13.03     Headings                                                    51
Section 13.04     Notices                                                     51
Section 13.05     Assignment and Successors                                   52
Section 13.06     Binding Effect                                              52
Section 13.07     Governing Law; Forum; Process                               53
Section 13.08     Entire Agreement                                            53
Section 13.09     Counterparts                                                53
Section 13.10     Severability                                                53
Section 13.11     No Prejudice                                                53
Section 13.12     Parties in Interest                                         53
Section 13.13     Amendment and Modification                                  53
Section 13.14     Waiver                                                      54
Section 13.15     Further Assurances                                          54

Exhibits

Exhibit A         --       Form of Resale Agreement
Exhibit B         --       Form of Ben-Haim Employment Agreement
Exhibit C         --       Form of Harary Employment Agreement
Exhibit D         --       Registration Rights Agreement
Exhibit E         --       Form of Budget
Exhibit F         --       Form of FIRPTA Affidavit

Schedules

Schedule 2.01(a)  --       Assets - Accounts Receivable
Schedule 2.01(b)  --       Assets - Contracts
Schedule 2.01(c)  --       Assets - Personal Property
Schedule 2.01(d)  --       Assets - Licenses
Schedule 2.01(e)  --       Assets - Computer Software
Schedule 2.01(f)  --       Assets - Patents
Schedule 2.01(g)  --       Assets - Real Property Leases
Schedule 2.01(h)  --       Assets - Tangible Assets
Schedule 2.01(i)  --       Assets - Corporate Names
Schedule 2.02     --       Excluded Assets

Schedule 2.03-A   --       Assumed Contracts
Schedule 2.03-B   --       Assumed Liabilities
Schedule 2.03-C   --       Excluded Liabilities
Schedule 4.01     --       Company Qualifications
Schedule 4.03     --       Company Consents
Schedule 4.04     --       Company Capitalization
Schedule 4.07     --       Company Licenses
Schedule 4.08     --       Company Litigation
Schedule 4.09     --       Company Taxes
Schedule 4.10     --       ERISA
Schedule 4.11     --       Company Labor Relations
Schedule 4.12     --       Company Insurance
Schedule 4.13     --       Company Environmental Assessments
Schedule 4.14     --       Company Financial Statements
Schedule 4.15     --       Material Adverse Change
Schedule 4.16     --       Company Absence of Liabilities
Schedule 4.17     --       Company Absence of Specified Changes
Schedule 4.18     --       Corporate Names
Schedule 4.19     --       Real Property
Schedule 4.20     --       Equipment
Schedule 4.21     --       Intellectual Property
Schedule 4.23     --       Contracts
Schedule 4.26     --       Liens
Schedule 4.28     --       Transactions with Affiliates
Schedule 4.31     --       Accounts Receivable
Schedule 4.33     --       U.S. Customs
Schedule 4.34     --       Bank Accounts
Schedule 4.37     --       Residence Addresses
Schedule 5.02     --       Buyer Authority
Schedule 5.03     --       Buyer Consents
Schedule 5.06     --       Buyer Capitalization
Schedule 5.08     --       Buyer Litigation
Schedule 6.03     --       Company Consents
Schedule 10.01(a) --       Company Indemnification
Schedule 10.01(b) --       Buyer Indemnification
Schedule 13.02    --       Finders

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of December 18, 1998, by and among Signal Apparel Company, Inc., an Indiana corporation (the "Buyer"), Tahiti Apparel, Inc., a New Jersey corporation (the "Company"), and Zvi Ben-Haim ("Ben-Haim") and Michael Harary ("Harary") (each of Ben-Haim and Harary being referred to herein as a "Stockholder" and collectively as the "Stockholders").

     WHEREAS, the Company is engaged in the design and marketing of swimwear, bodywear and activewear for ladies and girls (the "Business");

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, all of the assets of the Company in consideration for the issuance of certain securities of the Buyer and the Buyer's assumption of certain liabilities of the Company, in each case as more particularly described herein; and

     WHEREAS, for federal income tax purposes, it is intended that this acquisition shall qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code and that this Agreement constitutes a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g).

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.01 Definitions. As used throughout this Agreement, the following terms have the following meanings:

     "Ancillary Documents" shall have the meaning set forth in Article IX.

     "Assets" shall have the meaning set forth in Section 2.01.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.03.

     "Ben-Haim" shall mean Zvi Ben-Haim.

     "Ben-Haim Employment Agreement" shall have the meaning set forth in Section 3.02.

     "Bill of Sale" shall have the meaning set forth in Section 3.02.

     "Business" shall have the meaning set forth in the preamble to this Agreement.

     "Buyer" shall mean Signal Apparel Company, Inc., an Indiana corporation.

     "Buyer Common Stock" shall mean the common stock, par value $0.01 per share, of the Buyer.

     "Buyer Material Adverse Effect" shall have the meaning set forth in Section 5.07(a).

     "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended.

     "CERCLIS" shall mean the Comprehensive Environmental Response Compensation and Liability Information System.

     "Chan" shall mean Ming-Yiu Chan.

     "Closing" shall have the meaning set forth in Section 3.01.

     "Closing Date" shall have the meaning set forth in Section 3.01.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock Consideration" shall mean the shares of Buyer Common Stock issuable as the Purchase Price.

     "Company" shall mean Tahiti Apparel, Inc., a New Jersey corporation.

     "Company Accountants" shall mean Arthur Andersen LLP.

     "Consents" shall have the meaning set forth in Section 6.03.

     "Contracts" shall mean all contracts, agreements, indentures, notes, bonds, loans, guarantees, instruments, leases, sub-leases, deeds of trust, conditional sales contracts, mortgages, franchises, licenses, commitments or other binding arrangements, express or implied, written or oral, currently in effect to which the Company is a party, by which it, the Business or any of its Assets, is bound or pursuant to which the Company is an obligor or a beneficiary.

     "Employee" shall have the meaning set forth in Section 12.02.

     "Environmental  Assessments"  shall have the  meaning  set forth in Section
4.13.

     "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, treaties, protocols, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, relating to Hazardous Materials).

     "EPA" shall have the meaning set forth in Section 4.13.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" shall have the meaning set forth in Section 2.05.

     "Escrow Agent" shall mean Wachtel & Masyr, LLP.

     "Escrow Agreement" shall have the meaning set forth in Section 2.05.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" shall have the meaning set forth in Section 2.02.

     "Excluded Liabilities" shall have the meaning set forth in Section 2.03.

     "Financial Statements" shall have the meaning set forth in Section 4.14.

     "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

     "Governmental Entity" shall mean any governmental authority, including, without limitation, any federal, state, local, regional, municipal, regulatory or foreign department, commission, agency, board, instrumentality, court, body, authority or other instrumentality or political unit or subdivision or official thereof, whether domestic or foreign (including, without limitation, the U.S. government) or arbitral tribunal having jurisdiction over the Business, the Company, the Buyer or any Stockholder or any of their respective assets or properties.

     "Harary" shall mean Michael Harary.

     "Harary Employment Agreement" shall have the meaning set forth in Section 3.02.

     "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state, local or foreign law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including, without limitation, any pollutant, contaminant, chemical, waste, material or substance that might cause any injury to human health or safety or to the environment or might subject the Company to any environmental costs or liability under any Environmental Law.

     "Indemnitee" shall have the meaning set forth in Section 10.01.

     "Indemnitor" shall have the meaning set forth in Section 10.01.

     "Independent Auditor" shall have the meaning set forth in Section 13.01.

     "Information Technology" shall mean computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized and/or software systems.

     "Intangible  Property"  shall  mean all trade  names,  trademarks,  service marks, patents and copyrights (including any registrations or pending applications for registration of any of the foregoing), trade secrets, inventions, processes, formulae, technology, technical data, information and know-how, and all licenses or other rights relating to any of the foregoing that are attributable to the conduct of, used in, or related to, the operations of the Company.

     "Inventory" shall mean all products (finished or in the process of manufacture) and all raw materials held for the manufacture of products of the Company, whether or not located on the premises of the Company, on consignment to a third party, or in transit or storage, packaging materials, supplies, ingredients, and any warehouse receipts and any other similar documents relating thereto.

     "IP Assignment" shall have the meaning set forth in Section 3.02.

     "IRS" shall mean the Internal Revenue Service.

     "Lease  Assignment  and  Assumption"  shall have the  meaning  set forth in
Section 3.02.

     "License Assignment" shall have the meaning set forth in Section 3.02.

     "Licenses" shall mean all consents, franchises, licenses, permits (including all air permits and any other applicable environmental or pollution control permits and all export licenses and occupancy, fire, business and other permits from local officials), certificates, authorizations, rights, qualifications, registrations, orders and other approvals of, with or from Governmental Entities necessary to conduct the Business as currently conducted by the Company.

     "Liens" shall mean all liens, mortgages, charges, security interests, pledges, deeds of trust, options, rights of first or last refusal or offer, hypothecation's, assignments, deposit arrangements, charges, conditional sales, adverse claims or other charges, encumbrances or security interests or agreements or preferential arrangements of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof as to which the Company is the buyer or lessee, any sale of receivables with recourse against the Company or any other Person except the account debtor, any filings or agreements to file a financing statement as a debtor under the Uniform Commercial Code or any similar statute of any jurisdiction to reflect ownership by a third party of property leased to the Company under a lease that is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of any Person).

     "Loss" (including, with correlative meaning, the term "Losses") shall mean any and all liabilities (whether accrued, contingent or otherwise), damages, deficiencies, costs, claims, judgments, amounts paid in settlement, interest, penalties, assessments and out-of-pocket expenses (including reasonable attorneys' and auditors' fees and disbursements).

     "Material Adverse Effect" shall have the meaning set forth in Section 4.15.

     "Notice" shall have the meaning set forth in Section 10.02.

     "Orders"  shall mean all  federal,  state,  local,  regional,  municipal or
foreign  laws,  rules,  statutes,   regulations,   ordinances,  codes,  decrees,
judgments, injunctions, orders or other legal requirements.

     "Person" shall mean any corporation,  partnership,  firm, limited liability
company,  joint  venture,   individual,   association,   trust,   unincorporated
organization or other entity.

     "Plans" shall have the meaning set forth in Section 4.10.

     "Purchase Price" shall have the meaning set forth in Section 2.04.

     "Real Property" shall mean all real property owned by the Company and all buildings and other structures located thereon and all real property leased by the Company.

     "Registration Rights Agreement" shall have the meaning set forth in Section 3.02.

     "Regulatory Actions" shall mean any claim, demand, action or proceeding with respect to the Company brought or instigated by any Governmental Entity in connection with any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, and whether or not seeking environmental costs.

     "Related Agreements" shall have the meaning set forth in Section 4.02.

     "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "SEC" shall mean the Securities Exchange Commission.

     "Stockholders Agreement" shall have the meaning set forth in Section 3.02.

     "Similar Transaction" shall have the meaning set forth in Section 6.05.

     "Stockholders" shall have the meaning set forth in the preamble to this Agreement.

     "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean any federal, state, county, local, foreign or other tax or governmental charge, fee, levy or other assessment of any nature whatsoever and however denominated, including, without limitation, any income tax, excise tax, sales tax, severance tax, occupation tax, windfall profits tax, environmental tax, alternative tax, alternative minimum tax, registration tax, value added tax, use tax, gross receipts tax, franchise tax, employment and payroll tax, withholding tax, property tax and import duties, together with any interest and any penalty, addition to Tax or additional amount imposed by any Taxing Authority due from, or allocable under any applicable law or agreement to, the Company.

     "Taxing Authority" shall mean any Governmental Entity responsible for the imposition of any Tax.

     "Tax Return" shall mean any report, return, form, declaration, statement extension, or other document or information, including any schedule or attachment thereto or any amendment thereof, required to be supplied to any Governmental Entity in connection with Taxes.

     "Third-Party Environmental Claims" shall mean any third-party claim, action, demand or proceeding (other than a Regulatory Action) based on negligence, trespass, strict liability, nuisance, toxic tort, or any other cause of action or theory under common law or Environmental Law.

     "Transfer Taxes" shall mean all sales and use taxes, stamp taxes, value added taxes, recording taxes and fees and related expenses, transfer taxes, and other similar taxes and fees (but excluding any income, franchise or other similar taxes based on gross or net income), including all interest and penalties, if any, arising from, or otherwise associated with, the transactions contemplated by this Agreement.

     "Year 2000 Compliant" shall mean, with respect to the Company's Information Technology, (a) that such technology is designed to be used prior to, during and after the calendar year 2000 A.D., and (b) that such technology used during each such time period (i) will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and (ii) will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other Information Technology, used in combination with the Company's Information Technology, properly exchanges date/time data with it.

     Section 1.02 Rules of Construction. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and words in the plural include the singular;

          (e) provisions apply to successive events and transactions;

          (f) the words "include" and "including" shall be deemed to mean "include, without limitation," and "including, without limitation";

          (g) "herein," "hereof", "hereto", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or clause where such terms may appear;

          (h) references to sections or articles mean references to such section or article in this Agreement, unless stated otherwise; and

          (i) the use of any gender shall be applicable to all genders.

                                   ARTICLE II

                         PURCHASE AND SALE OF THE ASSETS

     Section  2.01  Sale and  Purchase  of the  Assets.  Except  as set forth in
Section 2.02 hereof, upon the terms and subject to the conditions set forth herein, at the Closing, the Company shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Company, free and clear of all Liens (subject only to Liens set forth on Schedule 4.26), all of the Company's right, title and interest in and to all properties, assets, privileges, contracts, rights and chooses in action of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, that are related to or existing, used or held for use in connection with the Business, as the same may exist on the Closing Date (collectively, the "Assets"), including, without limitation, the following:

          (a) All cash, cash equivalents, accounts receivable and other receivables, credits, allowances, security deposits, prepaid expenses and unused advances of any kind of the Company, including, but not limited to, those which are specified on Schedule 2.01(a);

          (b) all contracts, licenses, purchase orders, agreements, arrangements, instruments and documents of any nature or description of the Company, including, but not limited to, those which are specified on
     Schedule 2.01(b);

          (c) all machinery, equipment, furniture, fixtures, office and computer equipment, leasehold improvements, vehicles and other tangible personal property of the Company, including, but not limited to, those which are specified on Schedule 2.01(c);

          (d) all regulatory licenses, qualifications, authorizations, franchises, approvals, permits and applications held by the Company that pertain to the Business, including, but not limited to, those which are specified on Schedule 2.01(d), to the extent same are assignable;

          (e) all computer software, computer databases, computer programs, application software, source codes, and object codes of the Company, including, but not limited to, those which are specified on Schedule 2.01(e);

          (f) all patents, trade secrets, inventions, processes, procedures, research records, market surveys, copyrights, servicemarks, trade names and know-how and other intellectual property, wherever located, of the Company and all registrations and applications for registration of any of the foregoing, including, but not limited to, those which are specified on
     Schedule 2.01(f);

          (g) the real property and/or interests of the Company in real property leases listed on Schedule 2.01(g);

          (h) all inventories, supplies and similar tangible assets of the Company, including, but not limited to, those which are specified on
     Schedule 2.01(h);

          (i) the corporate name of the Company and all names under which the Company is doing business or has conducted business, including, but not limited to, those which are specified on Schedule 2.01(i);

          (j) all goodwill of the Company;

          (k) all books, records, correspondence, production records, employment records, customer relation information of the Company and any other confidential or proprietary information pertaining to the Business;

          (l) all sales, advertising and promotional material and literature, catalogs and manuals of the Company;

          (m) all actions, suits, claims, demands, charges or complaints in which the Company is the plaintiff or cross-complainant relating to (including, but not limited to, all rights under express or implied warranties from suppliers of the Company with respect to) the Assets and the operation of the Business, and all proceeds with respect to any of the foregoing; and

          (n) all other assets and properties of any nature whatsoever held by the Company, either directly or indirectly, and used in, allocated to, or required for the conduct of, the Business, including all data, files, indices, analyses and similar information, all stationery, invoices and other forms and all other records of any kind.

     Section 2.02 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Company shall retain and shall not sell, transfer, convey or assign to the Buyer, and the Buyer shall not purchase or acquire, the items specified on Schedule 2.02, including, all security deposits of the Company (collectively, the "Excluded Assets").

     Section 2.03 Liabilities Assumed. Notwithstanding anything to the contrary in this Agreement, the Buyer shall not assume any liabilities of the Company whether accrued, absolute, or contingent, recorded or unrecorded or otherwise, other than (a) the performance of all obligations of the Company after the Closing Date with respect to the agreements specified on Schedule 2.03-A, including, without limitation, the Conversion Agreement; (b) those liabilities specified on
Schedule 2.03-B; (c) those liabilities set forth on the Company's audited balance sheet as of June 30, 1998; and (d) all liabilities of the Company incurred in the ordinary course of business during the period commencing July 1, 1998 and ending on the Closing Date; (the "Assumed Liabilities"). The Company shall be solely responsible for all obligations and liabilities of the Company, other than the Assumed Liabilities, including, but not limited to, those specified on Schedule 2.03-C (the "Excluded Liabilities").

     Section 2.04 Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be an amount equal to Fifteen Million Eight Hundred Seventy Two Thousand Five Hundred ($15,872,500) Dollars. The Purchase Price shall be payable in shares of Buyer Common Stock. For purposes of determining the number of shares of Buyer Common Stock issuable to the Company hereunder, it is agreed that each share of Buyer Common Stock has a value of $1.75 and the number of shares of Buyer Common Stock issuable shall be determined by dividing the Purchase Price by $1.75.

     Section 2.05 Escrow of Purchase Price. One Million (1,000,000) shares of the Common Stock Consideration shall be placed in an escrow account (the "Escrow Account") maintained by Wachtel & Masyr, LLP as escrow agent pursuant to the terms of an escrow agreement on terms and conditions mutually satisfactory to the Buyer and the Company (the "Escrow Agreement") to be held in escrow during the period commencing on the Closing Date and ending on the earlier of six (6) months after the completion of the Buyer's audit for the year 1999 and two (2) years after the Closing Date to be used only to satisfy the payment of any indemnified Losses under Section 10.01 hereof and shall be released from the Escrow Account in accordance with the terms set forth in the Escrow Agreement. The certificates for the escrowed shares shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank.

     Section 2.06 Payment of Transfer Taxes and Other Charges. The Buyer shall pay all Transfer Taxes. The Buyer shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable law, the Buyer, as appropriate, will join in the execution of any such Tax Return or other documentation.

                                  ARTICLE III.

                                   THE CLOSING

     Section 3.01 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wachtel & Masyr, LLP, 110 East 59th Street, New York, New York 10022 within three (3) business days following satisfaction of the conditions set forth in Articles VII and VIII, or at such other location, date and time as to which the parties may mutually agree (the date and time of the Closing is referred to herein as the "Closing Date").

     Section 3.02 Deliveries at Closing.

          (a) At the Closing, the Buyer shall deliver to the Company:

               (i)   certificates   to  the  Company,   containing   appropriate
          restrictive legends, evidencing the Common Stock Consideration;

               (ii) duly executed Resale Agreement in the form attached hereto as Exhibit A;

               (iii) duly executed assumption agreement(s) in a form mutually satisfactory to the Buyer and the Company relating to the assumption by the Buyer of the Assumed Liabilities;

               (iv) duly executed assignment and assumption(s) in a form mutually satisfactory to the Buyer and the Company relating to the transfer to the Buyer of all interests of the Company in the lease agreements to be transferred to the Buyer hereunder and providing for the assumption by the Buyer of the liabilities it is assuming pursuant to Section 2.03 above (the "Lease Assignment and Assumption");

               (v) a certificate of an executive officer of the Buyer certifying to the fulfillment of the conditions set forth in Sections 8.01 and 8.02;

               (vi) an opinion of counsel to the Buyer in a form acceptable to the Company; (vii) copies of the Consents referred to on Schedule 6.03 under the heading "Buyer Consents";

               (viii) a copy of the resolutions of the Buyer's Board of Directors certified by the Buyer's corporate secretary authorizing the execution and delivery of this Agreement by the Buyer and the performance of the Buyer's obligations hereunder;

               (ix) a copy of the report of Inspectors of Election for the meeting of the Buyer's Stockholders at which the issuance of the Common Stock Consideration is approved by the Buyer's Stockholders;

               (x)  the   employment   agreement   (the   "Ben-Haim   Employment
          Agreement"), duly executed by the Buyer, in the form attached hereto as Exhibit B , between the Buyer and Ben-Haim;

               (xi)   the   employment   agreement   (the   "Harary   Employment
          Agreement"), duly executed by the Buyer, in the form attached hereto as Exhibit C, between the Buyer and Harary;

               (xii) the Escrow Agreement, duly executed by the Buyer, among the Buyer, the Company and Wachtel & Masyr, LLP as escrow agent (the "Escrow Agent"), together with any deposits to be made to the escrow account pursuant to Section 2.06;

               (xiii) the registration rights agreement (the "Registration Rights Agreement"), duly executed by the Buyer, in the form attached hereto as Exhibit D, among the Buyer, the Company, Ben-Haim and Harary;

               (xiv) the tag-along/drag-along rights agreement (the "Stockholders Agreement"), duly executed by the Buyer on terms and conditions mutually satisfactory to the Buyer, the Company, , Ben-Haim, Harary, Walsh, Greenwood & Co. ("WGC") and WGI;

               (xv) the releases of the guarantees of the Stockholders and any third party of the liabilities of the Company set forth in Schedule 3.02(a)(xv) and any collateral securing such guarantees; and

               (xvi)  such  other   instruments  and   certificates  as  may  be
          reasonably requested by the Company.

          (b) At the Closing, the Company and the Stockholders shall deliver to the Buyer:

               (i) duly executed bill(s) of sale (the "Bill of Sale") in a form mutually satisfactory to the Buyer and the Company, relating to the transfer to the Buyer of the Assets which are in the nature of personal property;

               (ii) duly executed assignment(s) in a form mutually satisfactory to the Buyer and the Company, relating to the transfer to the Buyer of all interests of the Company in the agreements and licenses to be transferred to the Buyer hereunder (the "License Assignment");

               (iii) duly executed assignment(s) in a form mutually satisfactory to the Buyer and the Company relating to the transfer to the Buyer of all interests of the Company in the intellectual property to be transferred to the Buyer hereunder (the "IP Assignment");

               (iv) duly executed Lease Assignment and Assumption and related estoppel certificates, and consents of landlord;

               (v) such other bills of sale, instruments of assignment and other documents as may be reasonably requested by the Buyer in order to effect or evidence the transactions contemplated hereunder;

               (vi) a certificate(s) of a duly authorized officer of the Company and the Stockholders certifying to the fulfillment of the conditions set forth in Sections 7.01 and 7.02;

               (vii) an opinion of counsel to the Company in a form acceptable to the Buyer;

               (viii) copies of the Consents referred to on Schedule 6.03 under the heading "Company Consents";

               (ix) the good standing and other certificates and telegrams required to be delivered pursuant to Section 7.10;

               (x) the certified copy of the Articles of Incorporation and By-laws of the Company required to be delivered pursuant to Sections
          7.11 and 7.12, respectively;

               (xi) the Ben-Haim Employment Agreement duly executed by Ben-Haim;

               (xii) the Harary Employment Agreement duly executed by Harary;

               (xiii)  the  Escrow   Agreement  duly  executed  by  the  Company
          (including any required stock powers duly endorsed in blank);

               (xiv) the Registration Rights Agreement duly executed by the Company, Ben-Haim and Harary;

               (xv) the Stockholders Agreement, duly executed by the Company, Ben-Haim, Harary, WGC and WGI;

               (xvi)  a  copy  of the  resolutions  of the  Company's  Board  of
          Directors and stockholders, certified by the Company's corporate secretary, authorizing the execution and delivery of this Agreement by the Company and the performance of the Company's obligations hereunder;

               (xvii) a certificate of amendment to the Company's Articles of Incorporation for subsequent filing by the Buyer changing the corporate name of the Company to another name acceptable to the Buyer;

               (xviii) the FIRPTA Affidavit required to be delivered pursuant to
          Section 7.07;

               (xix) UCC-3 Termination Statements with respect to the liens set forth on Schedule 3.02(b)(xix); and

               (xx) such other instruments and certificates as may be reasonably requested by the Buyer.

     Section 3.03 Risk of Loss.

          (a) The Company shall bear the risk of loss for the Assets until the Assets are transferred to the Buyer on the Closing Date.

          (b) Should the Assets be damaged or destroyed during the period commencing on the date hereof and ending on the Closing Date, and in the event that the Buyer does not terminate this Agreement under Article XI hereof, the Buyer shall be entitled to collect any available insurance proceeds relating to such loss on the later of the date such proceeds are paid to the Company or on the Closing Date. The Company and the Stockholders shall take such actions as may reasonably be necessary to assist the Buyer in any effort to collect such insurance proceeds.

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE STOCKHOLDERS

     The Company and the Stockholders, jointly and severally, represent and warrant to the Buyer as follows:

     Section 4.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has all corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary other than in such jurisdictions where the failure to be so qualified or licensed, or in good standing, would not have a Material Adverse Effect. A true, correct and complete list of the jurisdictions in which the Company is so duly qualified or licensed is set forth on Schedule 4.01.

     Section 4.02 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each of the other agreements contemplated hereby, including, without limitation, the Conversion Agreement (together with the agreements contemplated hereby being executed by the Stockholders, the "Related Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions so contemplated. This Agreement and the Related Agreements have been duly executed and delivered by the Company and the Stockholders and, assuming this Agreement and the Related Agreements constitute valid and binding obligations of the Buyer, this Agreement and the Related Agreements constitute valid and binding obligations of the Company and the Stockholders, enforceable against the Company and the Stockholders in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor's rights and general principles of equity as from time to time in effect.

     Section 4.03 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement or the Related Agreements by the Company or the Stockholders, nor the consummation by any of them of the transactions contemplated hereby or thereby nor the compliance by any of them with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the charter or by-laws of the Company, (b) except as listed on Schedule 4.03, require (on its behalf) any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other third party, (c) except for consents required and set forth on Schedule 4.03, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Stockholder is a party or by which any of its properties or assets may be bound or (d) violate any order, writ, injunction, award, decree, statute, law, rule or regulation applicable to the Company or any of the Assets or otherwise violate any License.

     Section 4.04 Capitalization; Stock Ownership. The authorized and outstanding capital stock of the Company as of the date hereof is as set forth on Schedule 4.04 hereto. Except as set forth on Schedule 4.04 hereto, all of the outstanding shares of the capital stock of the Company are validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, have not been issued in violation of any preemptive rights of stockholders, rights of first refusal or federal or state securities laws, and are owned beneficially and of record by the Stockholders. Except as set forth on
Schedule 4.04 hereto, there are no Liens on or with respect to any outstanding shares of capital stock of the Company. Except as set forth on Schedule 4.04 hereto, there are no outstanding (a) securities convertible into, or exercisable or exchangeable for, capital stock of the Company; (b) options, warrants or other rights to purchase or subscribe for capital stock of the Company or securities convertible into, or exercisable or exchangeable for, capital stock of the Company; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale, purchase, redemption or voting of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth on
Schedule 4.04 hereto, there is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from the Company, or any stockholder of the Company, any ownership interest in the Company's capital stock, Assets or in the Business, and there is no outstanding right or security of any kind convertible into such ownership interest.

     Section 4.05 Subsidiaries. Except as set forth on Schedule 4.05, the Company does not own, of record or beneficially, or control, nor is the Company obligated to acquire, directly or indirectly, any capital stock, securities convertible into, or exercisable or exchangeable for, capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership, limited liability company or other non-corporate entity.

     Section 4.06 Company's Articles of Incorporation and By-laws. The Company has heretofore delivered to the Buyer true and complete copies of the (a) Articles of Incorporation of the Company, as in effect on the date hereof, (b) By-laws of the Company, as in effect on the date hereof and (c) minute books of the Company (containing records of all meetings and consents in lieu of meetings of the Company's stockholders and Board of Directors (and any committees thereof) since the time of its incorporation and accurately reflecting all transactions referred to in such minutes and consents in lieu of meetings). The Company is not in violation of any provision of its Articles of Incorporation or By-Laws, as in effect on the date hereof.

     Section 4.07 Compliance With Laws; Licenses.

          (a) The conduct of the Business by the Company has not violated, and as presently conducted does not violate any Orders which would have a Material Adverse Effect. No investigations by any Governmental Entity asserting or alleging any violation of, or noncompliance with, any such Orders with respect to the Company are pending or, to the knowledge of the Company or any Stockholder, threatened.

          (b) Except as set forth on Schedule 4.07, the Company possesses all Licenses and is in full compliance with the terms thereof except for any non-compliance which would not have a Material Adverse Effect. Schedule
     4.07 sets forth a complete and accurate list of all such Licenses, which Licenses are in full force and effect. Except as set forth on Schedule 4.07, none of such Licenses shall terminate or lapse or be limited or otherwise affected in any material respect as a result of the consummation of the transactions contemplated hereby or by the Related Agreements. No proceeding has been instituted or is pending or, to the knowledge of the Company or any Stockholder, is threatened to revoke or limit any such License. To the knowledge of the Company or any Stockholder, no violation has been or is recorded in respect of any License.

     Section 4.08 Litigation; Investigations. Schedule 4.08 sets forth a complete and accurate list of all suits, claims, proceedings, investigations, audits or reviews (including, without limitation, with respect to Taxes) which are pending or, to the knowledge of the Company or any Stockholder, threatened against the Company any of its directors, stockholders, officers, employees or consultants (in his or her capacity as such) or any of the Assets or its securities. Except as disclosed in Schedule 4.08, (a) no investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company or any Stockholder, threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same, and (b) there is no action, suit or proceeding pending or, to the knowledge of the Company or any Stockholder, threatened against or affecting the Company at law or in equity, by or before any Governmental Entity.

     Section 4.09 Taxes.

          (a) All Tax Returns for all periods which end prior to or which include the Closing Date that are or were required to be filed prior to the Closing Date by or with respect to the Company have been or shall be filed on a timely basis in accordance with the applicable laws, rules and regulations of each Governmental Entity. The Company shall timely file all Tax Returns relating to the transactions contemplated by this Agreement that shall be required to be filed after the Closing Date. All such Tax Returns that have been filed were, when filed, and continue to be, true, correct and complete. All such Tax Returns that will be filed will be true, correct and complete.

          (b) Schedule 4.09 annexed hereto lists all United States federal, state, local and foreign income Tax Returns that have been filed since January 1, 1991 by or with respect to the Company that have been audited by any Governmental Entity. There are no outstanding waivers or extensions of any statute of limitations relating to the payment of Taxes by or with respect to the Company to which the Company may be liable, and no Governmental Entity has either formally or informally requested such a waiver or extension. No power of attorney granted by the Company with respect to any Tax matter is currently in force.

          (c) The Company has timely paid all of its Taxes that have or may become due for all periods which end prior to or which include the Closing Date, including all Taxes reflected on the Tax Returns referred to in this
     Section 4.09, or in any assessment, proposed assessment or notice, either formal or informal, received by the Company, except such Taxes, if any, (i) as are set forth on Schedule 4.09 annexed hereto that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or (ii) with respect to post-Closing periods (determined by treating the books of the Company as being closed as of the Closing Date) that are adequately reserved (in accordance with GAAP applied on a basis consistent with that of prior years). All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the appropriate Governmental Entities. There are no Liens with respect to Taxes on the Company's capital stock or Assets other than Liens set forth on
     Schedule 4.09. The Company will not have any liability, whether direct, indirect, fixed or contingent (including, without limiting the generality of the foregoing, retaliatory Taxes), for any Taxes in excess of the reserves for Tax liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) established on the books of the Company as of the date hereof or, as to liabilities accruing thereafter, as of the Closing Date. All Taxes applicable to the Company that may later become due and payable with respect to any taxable period which ends prior to or which includes the Closing Date shall be paid by the Company without any reimbursement or contribution by the Buyer.

          (d) None of the Assets are assets that the Buyer is or shall be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

          (e) The Company is not a foreign person within the meaning of Section 1445 of the Code, and the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (f) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of
     Section 280G of the Code.

          (g) The Company is not a party to any agreement, whether written or unwritten, providing for the payment of Tax liabilities, payment for Tax losses, entitlements to refunds or similar Tax matters.

          (h) No ruling with respect to Taxes relating to the Company or the Assets has been requested by or on behalf of the Company.

          (i) There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any Governmental Entity in writing or (B) as to which the Company or the directors and officers (and employees responsible for Tax matters) of the Company has or have knowledge. There is no proceedings with respect to Taxes pending.

          (j) No claim has been made by a Governmental Entity in a jurisdiction where the Company does not currently file Tax Returns that relate to any Taxes in respect of the Company or the Assets that it is or may be subject to taxation by that jurisdiction, nor is the Company aware that any such assertion of jurisdiction is threatened.

          (k) In the case of any Tax Returns of the Company which have been examined by the IRS or any other Governmental Entity having the responsibility for auditing Tax Returns, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the IRS or other Governmental Entity in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. The Company has provided the Buyer with true and complete copies of all federal, state and local income tax returns constituting part of the Tax Returns which relate to the conduct of the Business, as well as any correspondence and agreements with the IRS or other Governmental Entity for the jurisdictions in which such Tax Returns are filed for all periods ended after December 31, 1991 or for which assessments are not barred by operation of the relevant statute of limitations.

          (l) No ruling with respect to Taxes relating to the Company has been requested by or on behalf of the Company.

          (m) The Company (i) has no indebtedness which consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code;
     (ii) has not sustained for any taxable year an "overall foreign loss" within the meaning of Section 904(f)(2) of the Code; (iii) is not a "loss corporation" within the meaning of Section 382(k)(1) of the Code; (iv) has disclosed on its federal income Tax Returns all positions taken therein which, if not otherwise disclosed, could give rise to a penalty under
     Section 6662 of the Code; (v) has no liability for the Taxes of any other person under Section 6901 of the Code or Section 1.1502-6 of the Treasury Regulations, any similar provision(s) of state, local or foreign law, as a transferee or successor, by contract or otherwise; and (vi) has never been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) which filed a consolidated federal income Tax Return or was ever included or includible on any consolidated, combined or unitary Tax Return for any state, local, foreign or other taxing jurisdiction.

          (n) The Company has not agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     For purposes of this Section 4.09, references to the Company shall also refer to any predecessor companies.

     Section 4.10 Employee Benefit Plans; ERISA.

          (a) Attached hereto as Schedule 4.10 are complete and accurate copies of all plans, contracts, agreements, practices, policies or arrangements, oral or written, providing for any deferred compensation, excess benefits, bonuses, pensions, retirement benefits, profit sharing, savings, holiday, vacation, severance, sick pay, leave, disability or any other employee or executive benefits, including, without limitation, any such plan, contract, agreement, practice, policy or arrangement which is an employee benefit plan (as defined in Section 3(3) of ERISA) maintained by the Company, to which the Company contributes or contributed in the last five (5) years or with respect to which the Company has a liability, whether direct or indirect, actual or contingent (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA) (the "Plans"). Schedule 4.10 sets forth a list of all of the Plans that have been terminated within the past five (5) years.

          (b) With respect to each Plan, the Company has delivered to the Buyer true and complete copies of: (i) any and all plan texts and agreements,
     (ii) any and all material employee communications (including all summary plan descriptions and material modifications thereto), (iii) the most recent annual report, if applicable, (iv) the two most recent annual and periodic accountings of plan assets, if applicable, (v) the most recent determination letter received from the IRS, if applicable, and (vi) the most recent actuarial valuation, if applicable.

          (c) With  respect  to each Plan:  (i) if  intended  to  qualify  under
     Section 401(a) or 403(a) of the Code, such Plan so qualifies, and its trust, if applicable, is exempt from taxation under Section 501(a) of the Code; (ii) such Plan has been administered and operated in accordance with its terms and all applicable laws; (iii) no breach of fiduciary duty has occurred with respect to which any of the Company, any Plan or any Person which the Company has agreed to indemnify and hold harmless, in whole or in part, may be liable or otherwise damaged; (iv) no disputes are pending or, to the knowledge of the Company or any Stockholder, threatened; (v) no prohibited transaction has occurred with respect to which the Company or any Plan may be liable or otherwise damaged; (vi) no "reportable event" (within the meaning of Section 4043(b) of ERISA) has occurred with respect to which the Company or any Plan may be liable or otherwise damaged; (vii) all contributions, premiums, and other payment obligations have been accrued on the financial statements of the Company in accordance with GAAP, and, to the extent due, have been made on a timely basis; (viii) all contributions made or required to be made under the Plans meet the requirements for deductibility under the Code; (ix) the Company has expressly reserved in itself the right to amend, modify or terminate each Plan, or any portion of it, without liability to itself; (x) no Plan requires the Company to continue to employ any employee, director or consultant; (xi) with respect to each such Plan subject to either Section 412 of the Code or Section 302 of ERISA, (1) each Plan uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are reasonable, both individually and in the aggregate, (2) no Plan has incurred an accumulated funding deficiency, whether or not waived, and (3) based on the Plan's actuarial assumptions, such Plan's assets have and will have a fair market value at least equal to the greater of (A) the Plan's "benefit liabilities," as defined in Section 4001(a)(16) of ERISA or
     (B) the Plan's "projected benefit obligation," as defined in Statement of Financial Accounting Standards No. 87; and (xii) no Plan has invested in
     (1) insurance or annuity contracts issued by an insurance company with an A.M. Best Company, Inc. rating of claims-paying ability below A++ or (2) employer securities or employer real property.

          (d) No Plan is a "multiemployer plan" (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of Section 4064 of ERISA or Section 413(c) of the Code). The Company has no current or potential liability or obligation (including, but not limited to, liabilities arising under Section 4063, 4064 or 4021 of ERISA), whether direct or indirect (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA), with respect to any multiemployer plan or multiple employer plan.

          (e) With respect to each Plan which provides welfare benefits of the type described in Section 3(1) of ERISA: (i) no such Plan provides medical or death benefits with respect to current or former employees, directors or consultants of the Company beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and Section 4980B(f) of the Code; (ii) each such Plan has been administered in compliance with Sections 601-608 of ERISA and Section 4980B(f) of the Code; and (iii) no such Plan has reserves, assets, surpluses or prepaid premiums, except as disclosed in the Financial Statements.

     If requested by the Buyer, the Company will terminate any Plan identified on Schedule 4.10 as a "Pension or Profit Sharing Plan to be Terminated" substantially contemporaneously with the Closing.

     Section 4.11 Labor Relations.

          (a) Except as set forth on Schedule 4.11 annexed hereto: (i) the Company has paid and performed all material obligations with respect to its employees, independent sales representatives, consultants, agents, officers and directors, including, without limitation, all wages, salaries, commissions, bonuses, severance pay, vacation pay, benefits and other direct compensation for all services performed by such persons to the extent then due and payable as of the date hereof and all amounts required to be reimbursed to such persons; (ii) the Company is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours; (iii) there is no pending or, to the knowledge of the Company or any Stockholder, threatened charge, complaint, allegation, application or other process against the Company before the National Labor Relations Board or any comparable state, local or foreign agency, governmental or administrative; (iv) there is no labor strike, dispute, slowdown or work stoppage or other job action pending or, to the knowledge of the Company or any Stockholder, threatened against or otherwise affecting or involving the Company or its employees and there never has been; (v) no employees of the Company are covered by any collective bargaining agreements and, to the knowledge of the Company or any Stockholder, no effort is being made by any union to organize any of the Company's employees; (vi) there is no workman compensation claim pending against the Company that is not adequately provided for by insurance; (vi) there is no charge, complaint or suit pending or, to the knowledge of the Company or any Stockholder, threatened against the Company respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, terms and conditions of employment, safety, wrongful termination, or wages and hours.

          (b) Schedule 4.11 annexed hereto and made a part hereof is a complete and correct list of the names and current annual salary, bonus, commission and perquisite arrangements, written or unwritten, for each director, officer and employee of the Company whose compensation for the fiscal year ending June 30, 1999 will exceed $50,000. Except as set forth on Schedule 4.11, no current or former director, officer or employee of the Company or any relative, associate or agent of such director, officer or employee has any interest in any property of the Company, or is a party, directly or indirectly, to any contract for employment or otherwise or any lease or has entered into any transaction with the Company, including, without limitation, any contract for the furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such director, officer, employee, relative, associate or agent. Complete and correct copies of any such contracts have been delivered to the Buyer. Also set forth on Schedule 4.11 is a complete and correct list of all vehicles, apartments and other facilities owned or operated by the Company and not listed on any other Schedule hereto, and all country club and other memberships owned or paid for, or the dues for which are borne, by the Company. Except as set forth in Schedule 4.11, to the knowledge of the Company and/or any Stockholder no employee listed thereon intends to terminate his employment relationship with the Company, and the Company does not have any contract for the future employment of any officer or employee not listed on Schedule 4.11.

     Section 4.12 Insurance Policies. Each insurance policy of the Company is listed on Schedule 4.12 and is valid, binding and enforceable in accordance with its terms and is in full force and effect. All premiums are currently paid in respect of such policies; the Company is not otherwise in default with respect to any provision contained in any such policy or has failed to give any notice or present any claim under any such policy in due and timely fashion; and the Company has not received any notice of cancellation or non-renewal or termination with respect to any such policy. Such policies have been sufficient for compliance with all material requirements of law. Except as set forth on
Schedule 4.12, there are no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, to the knowledge of the Company or any Stockholder, no basis for any such material claim, action, suit or proceeding exists. The Company has not been refused any insurance with respect to the Assets and its operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

     Section 4.13 Environmental Laws.

          (a) Attached hereto as Schedule 4.13 are all environmental site assessments, reports, documentation, information and other studies relating to the presence or possible presence of Hazardous Materials on, at, in, under, about or from the leased Real Property or from the activities of the Company on, at, in, under, about or from the leased Real Property (collectively, the "Environmental Assessments"). All Environmental Assessments required by the National Environmental Policy Act have been completed, and any required findings thereunder of no sufficient impact have been issued.

          (b) The Company at all times has been in compliance with all applicable Environmental Laws. The Company has not received any notice of any violation of Environmental Law relating to the operations of the Company. No Third-Party Environmental Claims and/or Regulatory Actions have been asserted or assessed against the Company relating to the operations of the Company and, to the knowledge of the Company or any Stockholder, no Third-Party Environmental Claims and/or Regulatory Actions are pending or threatened against the Company relating to the operations of the Company.

          (c) The Company has obtained all permits, licenses, certificates of compliance, approvals and other authorizations relating to any Environmental Law (collectively referred to in this Section 4.13 as "authorizations") necessary for operation of the Company. The Company has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

          (d) To the knowledge of the Company and Stockholders, the Real Property is not listed in the United States Environmental Protection Agency's (the "EPA") National Priorities List of Hazardous Waste Sites under CERCLA or any similar state list, schedule, log, inventory or record (however defined) of sites from which there has been a Release of Hazardous Materials. No part of the owned Real Property or, to the knowledge of the Company or any Stockholder, the leased Real Property was ever used, nor is it now being used, as a landfill, dump or other disposal, storage, transfer, handling, or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

          (e) All transfer, transportation or disposal of Hazardous Materials by the Company to properties not owned, leased or operated by the Company has been in compliance with applicable Environmental Laws. The Company has not transported or arranged for the transportation of any Hazardous Materials to any location which is (i) listed on the EPA's National Priorities List of Hazardous Waste Sites under CERCLA or any similar state list, schedule, log, inventory or record (however defined) of sites from which there has been a Release of Hazardous Materials; (ii) listed for possible inclusion on the National Priorities List by the EPA in CERCLIS or any similar state or local list; or (iii) the subject of any Regulatory Action or Third-Party Environmental Claim.

          (f) There has not been, and is not now occurring, any Release of any Hazardous Material on, in, under, about, or from the leased Real Property, including, to the knowledge of the Company or any Stockholder, a Release that has come to be located on or under the leased Real Property from another location.

     Section 4.14 Financial Statements and Books and Records. The Company has previously delivered to the Buyer a copy of the following financial statements: the balance sheet of the Company as of June 30, 1996, June 30, 1997 and June 30, 1998 and the related results of operations and statements of income and retained earnings, and cash flow for the periods then ended, accompanied by the audit report of Arthur Andersen LLP with respect to the June 30, 1997 and June 30, 1998 financial statements (the "Financial Statements"). Copies of the Financial Statements are annexed as Schedule 4.14 hereto. The Financial Statements are true and accurate, are in accordance with the books and records of the Company and present fairly in all material respects the financial position and related results of operations of the Company as of the times and for the periods referred to herein, in each case in accordance with GAAP (subject, in the case of unaudited statements, to normal, recurring audit adjustments and the absence of footnotes). All of the financial books and records of the Company have been made available to the Buyer, and such books and records completely and fairly record in all material respects the Company's financial affairs which would normally be recorded in financial books and records.

     Section 4.15 No Material Adverse Change. Since June 30, 1998, except as set forth on Schedule 4.15, there has been no Material Adverse Effect and the Company does not know of any change that is threatened or pending, nor has there been any damage, destruction or loss, whether or not covered by insurance, which could have a Material Adverse Effect. For purposes of this Agreement, a "Material Adverse Effect" means any event, circumstance or condition that, individually or when aggregated with all other events, circumstances or conditions, could reasonably be expected to have, or has had, a material adverse effect on: (a) the business, property, operations, condition (financial or otherwise), results of operations or prospects of the Company; (b) the Assets or the Business; (c) the ability of the Company or any Stockholder to consummate the transactions contemplated hereunder and under the Related Agreements; or (d) the ability of the Buyer to perform and conduct the Business after the consummation of the transactions contemplated by this Agreement and the Related Agreements in substantially the same manner conducted by the Company prior to the consummation of such transactions.

     Section 4.16 Absence of Liabilities. The Company has no debt, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, that are not reflected as a liability in the Financial Statements except as described on Schedule 4.16 or except for liabilities incurred by the Company in the ordinary course of business since June 30, 1998 consistent with past practices which are not otherwise prohibited by, or in violation of or which will not result in a breach of the representations, warranties and covenants of the Company or any Stockholder contained in this Agreement and liabilities under contracts that the Company is a party to and which are set forth on a Schedule to this Agreement. Any reserves reflected in the Financial Statements are adequate, appropriate and reasonable.

     Section 4.17 Absence of Specified Changes.  Except as disclosed on Schedule
4.17 or in the Financial Statements, since June 30, 1998, (a) the Company has not suffered any change which has or could have a Material Adverse Effect, (b) the Company has conducted its business only in the ordinary course of business and consistent with past practices and
(c) the Company has not:

          (i) suffered any damage, destruction, loss or other casualty, whether or not covered by insurance, materially adversely affecting the business, assets, operations, prospects, properties or condition (financial or otherwise) of the Company;

          (ii) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) individually in excess of $20,000 and in excess of $200,000 in the aggregate except non-material items incurred in the ordinary course of business and consistent with past practices;

          (iii) paid, discharged or satisfied any debts, claims, liabilities or obligations (absolute, accrued, contingent or otherwise) individually in excess of $10,000 and in excess of $50,000 in the aggregate other than in the ordinary course of business and consistent with past practices;

          (iv) permitted or allowed any of the Assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien, except for Liens set forth on Schedule 4.26;

          (v) written off as uncollectible any notes or accounts receivable individually in excess of $10,000 and in excess of $50,000 in the aggregate, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practices;

          (vi) cancelled, compromised or waived any debts, claims or rights having an aggregate value of $10,000 or more;

          (vii) sold, transferred, or otherwise disposed of any of the Assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

          (viii) increased the compensation of any director, officer, employee or consultant of the Company (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) and no such increase is customary on a periodic basis or required by an agreement or understanding;

          (ix) made any single capital expenditure or commitment in excess of $5,000 or aggregate capital expenditures or commitments in excess of $20,000;

          (x) loaned or advanced any amount to, or sold, transferred or leased any Assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement of any kind with, any of its employees, consultants, officers, directors, stockholders or any affiliate or associate of any of the foregoing;

          (xi) amended or modified any existing, or entered into or instituted any new, employment contract, bonus, profit-sharing, pension, retirement, incentive or similar arrangement, plan or program or made any severance payments or granted any termination benefits;

          (xii) acquired, directly or indirectly, by redemption or otherwise, or issued or sold, or authorized or proposed the issuance or sale of, directly or indirectly, any shares of capital stock of the Company;

          (xiii) declared, paid or set aside for payment any dividend or distribution in respect of capital stock of the Company in cash, securities or other property or made any other distribution of the Assets whether or not with respect to securities of the Company;

          (xiv) entered into, or agreed to enter into, any transaction other than in the ordinary course of business and consistent with past practice pursuant to which the Company paid or is obligated to pay in excess of $25,000;

          (xv) changed its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

          (xvi) taken any action or omitted to take any action which: resulted in a breach of any provisions of, or constituted a default (or with or without notice or lapse of time or both, would constitute a default) under, or resulted in the termination of, or accelerated the performance required by, or resulted in the creation of any Lien upon any of the Assets of the Company under any of the terms, conditions or provisions of, any Contract; or

          (xvii) entered into, or agreed to enter into, any contract, agreement or understanding with respect to any of the foregoing.

     Section 4.18 Corporate Names. Schedule 4.18 sets forth a complete and accurate list of all names used by the Company in addition to its corporate name.

     Section 4.19 Real Property; Leases.

          (a) Schedule 4.19 sets forth a correct and complete list of all Real Property. The Company is the sole and exclusive legal and equitable owner of all right, title and interest in, and has good, marketable and insurable title to, all of the Real Property set forth on Schedule 4.19 as being owned by the Company, free and clear of all Liens, except for such imperfections of title and encumbrances, if any, as are not substantial in character, amount or extent, and do not and will not materially detract from the value or marketability or materially interfere with the present use by the Company, or proposed use by the Buyer after the Closing, of the properties subject to or affected thereby, or otherwise materially impair its operations; and except for Liens set forth on Schedule 4.26. All Real Property is in condition and repair adequate for its current use and its proposed use by the Buyer after the Closing, is suitable for the purposes for which it is presently being used, and proposed to be used by the Buyer after the Closing, and in the aggregate is adequate to meet all present and proposed requirements of the Business.

          (b) Schedule 4.19 sets forth a complete and accurate list of each lease, sublease or other arrangement pursuant to which the Company leases or subleases Real Property, and the Company has heretofore delivered to the Buyer a complete and accurate copy of each such lease, sublease or arrangement. Unless otherwise noted on Schedule 4.19, the Company is the sole lessee or sublessee under each of the leases and subleases listed on
     Schedule 4.19, and each such lease and sublease is valid and in full force and effect and enforceable in accordance with its terms and has not been further supplemented, amended or modified. Unless otherwise noted on
     Schedule 4.19, there exists no event of default or event, occurrence, condition or act, including, without limitation, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, which constitutes or would constitute (with or without notice or lapse of time or both) a default in any respect under any of the leases or subleases listed on Schedule 4.19. The Company has not received any notice of any event of default and no event, occurrence, condition or act, including, without limitation, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, has transpired which constitutes or would constitute (with or without notice or lapse of time or both) a default in any respect under any of the leases or subleases listed on Schedule 4.19. To the knowledge of the Company and Stockholders, the leased premises are structurally sound with no defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such leased premises are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

     Section  4.20  Equipment  and  Personal  Property.  Except as  described on
Schedule 4.20, all equipment and tangible personal property used by the Company are either owned, free and clear of all Liens other than Liens set forth on
Schedule 4.26, or are (a) used under capital leases reflected on the Financial Statements, or (b) used under operating leases. The Company has previously delivered to the Buyer true, correct and complete copies of all such leases. All such leases are valid and in full force and effect and enforceable in accordance with their terms and have not been further supplemented, amended or modified. The Company has not received any notice of, and to the knowledge of the Company and Stockholders there exists no event of default, or event, occurrence, condition or act, including, without limitation, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, which constitutes or would constitute (with or without notice or lapse of time or both) a default in any respect under any such lease. All of the equipment and tangible personal property owned or leased by the Company is in good operating condition and repair, subject to normal wear and tear, has been operated, serviced and maintained diligently and properly within the recommendations and requirements of the manufacturers thereof, is not in need of maintenance or repairs except for ordinary, routine maintenance and is suitable and appropriate for the use thereof made by the Company.

     Section 4.21 Intellectual Property. The Company owns or possesses, or has adequate and enforceable licenses or other rights to use and license for all purposes, all proprietary rights necessary for the Business (as now conducted or as proposed to be conducted by the Buyer after the Closing) without any conflict with or infringement of the rights of others. Except as set forth on Schedule 4.21, (a) the Company has sole and exclusive good, valid and transferable title with respect to the Intangible Property, (b) no royalties or other consideration is required in connection with the Company's use and enjoyment of the Intangible Property and (c) no claim has been asserted by any Person against the Company with respect to the ownership or use of any Intangible Property by the Company, and the Company does not have any knowledge of any such potential claim nor has the Company asserted any similar claim against any Person, and, to the knowledge of the Company or any Stockholder, there exists no valid basis for any such claim except as set forth on Schedule 4.21, the use of the Intangible Property does not violate or infringe, and has not violated or infringed, the rights of any Person. Except as set forth on Schedule 4.21, the Company is not a licensor with respect to any Intangible Property. All of the Company's trade names, trademarks, service marks, patents and copyrights (including any registrations or pending applications for registrations of any of the foregoing) are listed on Schedule 4.21.

     Section 4.22 Software. Except as set forth on Schedule 4.22, all of the Information Technology used or relied on by the Company in the conduct of the Business is owned by, or are licensed to, the Company, without any restrictions thereon and is Year 2000 Compliant.

     Section 4.23 Contracts. Schedule 4.23 sets forth an accurate, correct and complete list of all Contracts. Accurate, correct and complete copies of each such written Contract and written summaries of all oral contracts which require the payment by the Company after the date hereof of amounts in excess of Ten Thousand ($10,000) Dollars per annum have been delivered to the Buyer. All of such Contracts are valid, subsisting, in full force and effect and binding and enforceable upon the parties thereto in accordance with their terms. The Company and, except as set forth on Schedule 4.23, to the knowledge of the Company and Stockholders, each other party to the Contracts have satisfied in full or provided for all of their respective liabilities and obligations thereunder requiring performance prior to the date hereof, are not in default under any of such Contracts, nor does any condition exist that, with or without notice or lapse of time or both, would constitute a default thereunder. To the knowledge of the Company or any Stockholder, there is no fact, event or circumstance which may give rise to any event of default on the part of the Company or any other party under any Contract. Except as set forth on Schedule 4.23, no party to any such Contract has given notice of its intention to cancel, terminate, modify or fail to renew any such Contract. Except as set forth on Schedule 4.23, no approval or consent of any Person is needed in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Related Agreements, and after the Closing each of such Contracts will be enforceable by the Buyer in accordance with their terms. The Company is not a party to, or bound by, any warranty agreement with respect to products sold or services rendered or any other Contract or restriction which obligates the Company to sell or produce products or perform services unprofitably. Except as set forth on Schedule 4.23, no payment, other than payments contemplated by this Agreement, is required to be made to any employee, officer, director or consultant of the Company or to any other Person as a result of the consummation of the transactions contemplated hereby.

     Section 4.24 Inventory. All Inventory, whether reflected in the Financial Statements or otherwise and whether existing now or existing at the Closing Date, consists or will consist of a quality and quantity usable in the ordinary and usual course of business and there are no items of obsolete materials and materials of below standard quality. The Inventory reflected in the Financial Statements were on the date thereof properly recorded thereon and reflected at such date proper reserves as determined in accordance with GAAP and stated, on an aggregate basis, at the lower of cost (based on the last-in, first-out method) or market value. The current Inventory is not, except in amounts which in the aggregate are not material, in excess of reasonably anticipated requirements. The current Inventory conforms to customary trade standards for marketable goods.

     Section 4.25 Major Customers and Suppliers. None of the Company's fifteen largest suppliers in terms of purchases nor fifteen largest customers in terms of sales, in each case with respect to each of the years ended June 30, 1997 and June 30, 1998, has ceased doing business with the Company or materially and adversely changed its relationship with the Company, and, to the knowledge of the Company or any Stockholder, none of such suppliers or customers intends to cease doing business with the Company or to materially and adversely change its relationship with the Company. At all times since June 30, 1998, the Company has had available to it adequate sources of supply consistent with the past, present and planned requirements of the Business. The Company has no knowledge of any threat to, or disruption of, the Company's regular sources of supply.

     Section 4.26 Title to Properties; Liens. The Company has good, valid and marketable title to all of the Assets, free and clear of any Lien except for such Liens specifically set forth on Schedule 4.26.

     Section 4.27 Condition of Assets. The Assets are in good working order and condition, subject to normal wear and tear, and have no defects which would materially interfere with, the Business as presently conducted. Except for cash and cash equivalents, the Assets are reasonably sufficient to conduct the Business as presently conducted.

     Section 4.28 Transactions with Affiliates. Except as set forth on Schedule 4.28, no officer, director or stockholder of the Company or family member or affiliate thereof (a) has borrowed money from, or loaned money to, the Company,
(b) is a party to any contract with the Company or any of its suppliers, (c) has asserted or threatened to assert any claim against the Company, (d) is engaged in any transaction with the Company other than as a salaried employee or (e) has any direct or indirect material interest in any competitor, supplier, or customer of the Company or in any Person from whom or to whom the Company leases any real or personal property or in any other Person with whom the Company is doing business.

     Section 4.29 Absence of Certain Practices. To the knowledge of the Company or any Stockholder, neither the Company, nor any director, officer, agent, employee or other Person acting on its behalf, has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any proposed transaction involving the Company, which gift or similar benefit, if not given in the past, would have materially and adversely affected the Business or prospects of the Company. To the knowledge of the Company or any Stockholder, neither the Company, nor any director, officer, agent, employee, or other Person acting on its behalf has (a) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, government officials or others or (b) accepted or received any unlawful contributions, payments, gifts or expenditures.

     Section 4.30 Accounts Payable. All accounts payable and accrued expenses reflected on the Company's balance sheet as at June 30, 1998 arose, and each accounts payable and accrued expense that will exist on the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Company's business.

     Section 4.31 Accounts Receivable. Except as set forth on Schedule 4.31, each account receivable previously sold to Bank of New York which is unpaid as of the date hereof and each account receivable reflected on the Company's balance sheet as at June 30, 1998 constitutes, and each account receivable on the Closing Date will constitute, a bona fide receivable resulting from a bona fide sale or other transaction with a customer in the ordinary course of business, the amount of which was actually due on the date of such balance sheet or on the Closing Date and has been or should be collectable in the ordinary course of business. The books and records of the Company state correctly the facts with respect to each account receivable of the Company and the balance due thereon. Each payment reflected on such books and records as having been made on each such account receivable was made by the respective account debtor and not directly or indirectly by any director, officer, employee or agent of the Company unless such person is shown on said books and records as such account debtor. Each document and instrument evidencing, securing or relating to each account receivable, including, without limitation, each insurance policy, certificate, bill or statement, is correct and complete in all respects, is genuine and valid and is enforceable in accordance with its terms. Except as set forth below, to the knowledge of the Company and Stockholders, there are no defenses, claims of disability, counterclaims, offsets, refusals to pay or other rights of set-off against any accounts receivable and there is no threatened, intended or proposed defense, claim of disability, counterclaim, offset, refusal to pay or other right of set-off with respect thereto other than allowances, chargebacks and returns taken in the ordinary course of business. To the knowledge of the Company and Stockholders, set forth on Schedule 4.31 is an estimate of all individual allowances, chargebacks and returns to be taken against the accounts receivable in excess of $2,500. To the knowledge of the Company and Stockholders, each account receivable, each document and instrument and each transaction underlying or relating thereto conforms in all material respects, including, without limitation, in respect of interest rates charges, notices given and disclosures made, to the requirements and provisions of each applicable law, rule, regulation or order relating to credit, consumer credit, credit practices, credit advertising, credit reporting, retail installment sales, credit cards, collections, usury, interest rates and truth-in-lending, including, without limitation, the Federal Truth in Lending Act, as amended, and Regulation Z issued by the Board of Governors of the Federal Reserve System thereunder.

     Section 4.32 WARN Act. The Company has not violated the Worker Adjustment and Retraining Notification Act of 1988.

     Section 4.33 Compliance with United States Customs Regulations. Except as set forth on Schedule 4.33, the Company has not received any correspondence from the United States Customs Service regarding any Pre-Penalty Notice, Notice of Penalty, Notice of Redelivery, Marking Notice, Customs Inquiry, Notice of Proposed Rate or Value Advance, Notice of Audit or Investigation by a Special Agent, Import Specialist or other United States Customs Service Official. Except as set forth on Schedule 4.33, the Company has not paid and does not currently pay any buying commissions, quota charges, fees or royalties for design services, royalties or license fees or management fees. Except as set forth on Schedule 4.33 the Company has not participated and does not currently participate in any of the following duty programs: (a) American Goods Returned (807.00 or 9802.00), (b) Generalized System of Preferences, (c) North American Free Trade Agreement, (d) Canadian Basin Initiative, (e) Israel Free Trade Agreement, (f) Drawback, (g) Temporary Importation's under Bond or
(h) other special duty provisions of the tariff.

     Section 4.34 Bank Accounts. Schedule 4.34 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     Section 4.35 Valid Transfer. At the Closing, the Company will convey to the Buyer good title to the Assets, free and clear of any Liens of any nature whatsoever, other than Liens set forth on Schedule 4.26. The Assets constitute all the rights, interests and other assets necessary for the Buyer to conduct the Business as conducted by the Company on the Closing Date.

     Section 4.36 Full Disclosure. All documents and other papers delivered by or on behalf of the Company or any Stockholder in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby are true, complete and accurate in all material respects. To the knowledge of the Company and Stockholders, no representation or warranty by the Company or any Stockholder contained in this Agreement or any Exhibit or Schedule attached hereto or to be delivered in connection herewith, and no statement contained in any document, certificate or other writing furnished or to be furnished by or on behalf of the Company or any Stockholder in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading in light of the circumstances in which they were made.

     Section 4.37 Investment Intent. The Company represents that (i) by reason of its business and financial experience, and/or the business and financial experience of those Persons, if any, retained by it to advise it with respect to its acquisition of the Buyer Securities pursuant hereto, the Company, together with such advisers, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective acquisition, and that it is purchasing such Buyer Securities for its own account and not with a view to the distribution thereof or with any present intention of distributing or selling any of such Buyer Securities except in compliance with the Securities Act, (ii) it understands and agrees that the Buyer's offer and sale of the Buyer Securities have not been registered under the Securities Act and the Buyer Securities may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available, (iii) it has received all the information it has requested from the Buyer and has had the opportunity to ask questions of the Buyer and, relying on the completeness and accuracy of such information, the Company believes such information is sufficient to make an informed decision with respect to its acquisition of the Buyer Securities and
(iv) it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The residence address of the Stockholders is set forth on Schedule 4.37. The Company understands and agrees that the Buyer may require investment representations and warranties similar to those contained in this Section 4.37 from any permitted transferee of Buyer Securities, including, without limitation, any Stockholder, prior to effecting such transfer.

                                   ARTICLE V.

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Company and the Stockholders as follows:

     Section 5.01 Organization and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. The Buyer has all corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     Section 5.02 Authority. Except as set forth on Schedule 5.02, (a) the Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby; (b) the execution, delivery and performance of this Agreement and the Related Agreements by the Buyer and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions so contemplated; and (c) this Agreement has been duly executed and delivered by the Buyer and, assuming this Agreement constitutes a valid and binding obligation of the Company and the Stockholders, constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor's rights and general principles of equity as from time to time in effect.

     Section 5.03 Consents and Approvals; No Violations.  Except as set forth on
Schedule 5.03, neither the execution, delivery or performance of this Agreement and the Related Agreements by the Buyer nor the consummation by it of the transactions contemplated hereby or thereby nor compliance by it with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the charter or by-laws of the Buyer, (b) require (on behalf of the Buyer) any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to make such filings or to obtain such permits, authorizations, consents or approvals would not have a material adverse effect on the Buyer), (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note,
bond,  mortgage,   indenture,  lease,
license, contract, agreement or other instrument or obligation to which the Buyer is a party or by which any of its properties or assets may be bound or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     Section 5.04 Buyer Securities. When paid for by, and issued to, the Company in accordance with the terms hereof, the Common Stock Consideration will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive right of stockholders or rights of first refusal; and the Company will have good title to such stock, free and clear of all Liens (other than any created by the Company or either of the Stockholders).

     Section 5.05 NYSE Compliance. The Buyer has received a notice from the New York Stock Exchange, Inc. (the "NYSE") that the Buyer is not currently in compliance with the NYSE criteria for continued listing of the Buyer Common Stock on the NYSE. The Buyer has submitted to the NYSE certain information regarding the Buyer's possible future performance which may result in Buyer achieving compliance with the original listing standards of the NYSE. The NYSE has not initiated delisting procedures pursuant to the Exchange Act. The Buyer has been advised that Buyer's Common Stock is subject to delisting procedures unless the NYSE approves the Buyer's revised business plan prior to December 31, 1998. The Buyer has furnished to counsel for the Company and the Stockholders copies of all correspondence between the NYSE and the Buyer relating to this compliance matter. The Buyer covenants and agrees that it shall use its best efforts to maintain the listing of the Buyer Common Stock on the NYSE.

     Section 5.06 Capitalization; Stock Ownership. The authorized and outstanding capital stock of the Buyer as of the date hereof is as set forth on
Schedule 5.06 hereto. Except as set forth on Schedule 5.06 hereto, all of the outstanding shares of the capital stock of the Buyer are validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, have not been issued in violation of any preemptive rights of stockholders, rights of first refusal or federal or state securities laws. Except as set forth on Schedule 5.06 hereto, there are no outstanding (to the extent issued by the Buyer) (a) securities convertible into, or exercisable or exchangeable for, capital stock of the Buyer; (b) options, warrants or other rights to purchase or subscribe for capital stock of the Buyer or securities convertible into, or exercisable or exchangeable for, capital stock of the Buyer; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale, purchase, redemption or voting of any capital stock of the Buyer, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth on Schedule 5.06 hereto, there is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from the Buyer, any ownership interest in the Buyer's capital stock, assets or business, and there is no outstanding right or security of any kind convertible into such ownership interest. To the knowledge of Buyer, the stockholders of the Buyer beneficially owning ten (10%) percent or more of the Buyer Common Stock are set forth on Schedule 5.06.

     Section 5.07 Compliance With Laws; Licenses.

          (a) The conduct of the Buyer's business by the Buyer has not violated, and as presently conducted does not violate, any Orders which would have a Buyer Material Adverse

     Effect. No investigations by any Governmental Entity asserting or alleging any violation of, or noncompliance with, any such Orders with respect to the Buyer are pending or, to the knowledge of the Buyer, threatened. For purposes of this Agreement, a "Buyer Material Adverse Effect" means any event, circumstances or condition that, individually or when aggregated with all other events, circumstances or conditions, could reasonably be expected to have, or has had, a material adverse effect on: (a) the business, property, operations, condition (financial or otherwise), results of operations or prospects of the Buyer; (b) the ability of the Buyer to consummate the transactions contemplated hereunder and under the Related Agreements; or (c) the ability of the Buyer to perform and conduct the Business after the consummation of the transactions contemplated by this Agreement and the Related Agreements in substantially the same manner conducted by the Company prior to the consummation of such transactions.

     Section 5.08 Litigation; Investigations. Schedule 5.08 sets forth a complete and accurate list of all suits, claims, proceedings, investigations, audits or reviews (including, without limitation, with respect to Taxes) which are pending or, to the knowledge of the Buyer, threatened against Buyer, any of its directors, officers, employees or consultants (in his or her capacity as such) or any of the Buyer's assets or its securities which would have a Buyer Material Adverse Effect.

     Section 5.09 Environmental Laws.

     To the knowledge of the Buyer, the Buyer is in compliance with all material applicable Environmental Laws. The Buyer is not in receipt of any notice of any violation of any material Environmental Law relating to the operations of the Buyer. No Third-Party Environmental Claims and/or Regulatory Actions are outstanding against the Buyer or relating to the operations of the Buyer and, to the knowledge of the Buyer, no Third-Party Environmental Claims and/or Regulatory Actions are pending or threatened against the Buyer or relating to the operations of the Buyer.

     Section 5.10 Absence of Liabilities. The Buyer has no debt, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, that are not reflected as a liability in the financial statements of the Buyer set forth in its Quarterly Report on Form 10Q for the quarter ended October 3 1998 (the "Buyers Financial Statements") except as described on
Schedule 5.10 or except for liabilities incurred by the Buyer in the ordinary course of business since October 3, 1998 consistent with past practices.

     Section 5.11 Absence of Specified Changes.  Except as disclosed on Schedule
5.11 or in the Buyer Financial Statements, since October 3, 1998, (a) the Buyer has not suffered any change which has or could have a Buyer Material Adverse Effect, and (b) the Buyer has conducted its business only in the ordinary course of business and consistent with past practices.

     Section 5.12 Full Disclosure. All documents and other papers delivered by or on behalf of the Buyer in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby are true, complete and accurate in all material respects. To the knowledge of the Buyer, no representation or warranty by the Buyer contained in this Agreement or any Exhibit or Schedule attached hereto or to be delivered in connection herewith, and no statement contained in any document, certificate or other writing furnished or to be furnished by or on behalf of the Buyer in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading in light of the circumstances in which they were made.

                                   ARTICLE VI.

                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

     Section 6.01 Access to Information.

          (a) From and after the date hereof to and including the Closing Date, the Buyer and its authorized employees, agents, officers and financial, legal and other representatives and actual and potential financing sources and their representatives shall be granted full and unrestricted access, during normal business hours, to the offices, properties, books, documents and records of the Company to conduct such examinations and investigations thereof as they may desire. The Company and the Stockholders shall also cause the officers, employees and financial, legal and other representatives of the Company to be available for consultation and discussion with the Buyer and its authorized employees, agents, officers and financial, legal and other representatives and actual and potential financing sources and their representatives during normal business hours and to furnish such persons with any information as they may, from time to time, request, and the Company and the Stockholders shall otherwise cooperate fully in permitting the Buyer and such persons to investigate the business, properties and financial condition of the Company.

          (b) From and after the date hereof to and including the Closing Date, the Company and its authorized employees, agents, officers and financial, legal and other representatives shall be granted full and unrestricted access, during normal business hours, to the offices, properties, books, documents and records of the Buyer to conduct such examinations and investigations thereof as they may desire. The Buyer shall also cause the officers, employees and financial, legal and other representatives of the Buyer to be available for consultation and discussion with the Company and its authorized employees, agents, officers and financial, legal and other representatives during normal business hours and to furnish such persons with any information as they may, from time to time, request, and the Buyer shall otherwise cooperate fully in permitting the Company and such persons to investigate the business, properties and financial condition of the Buyer.

          (c) If the transactions provided for herein are not consummated, Buyer and its respective officers, agents, and representatives will hold in strict confidence all information obtained from the Company and its officers, agents, or representatives, and will, promptly return to the Company, or destroy at the request of the Company, all documents obtained from the Company and its officers, agents or representatives, and all copies of such documents made by Buyer and its officers, agents, and representatives, excepting however, any such information or documents which: (i) was, is, or becomes in the public domain; (ii) was in fact lawfully known or lawfully furnished to Buyer prior to disclosure to Buyer by the Company or its officers, agents, or representatives; or (iii) is lawfully disclosed or lawfully furnished to Buyer by a third party (other than officers, directors, employees, and agents of the Company) after disclosure to Buyer by the Company.

          (d) The Company and its respective officers, agents, and representatives will hold in strict confidence all information obtained from the Buyer and its officers, agents, or representatives, and will, promptly return to the Buyer, or destroy at the request of the Buyer, all documents obtained from the Buyer and its officers, agents or representatives, and all copies of such documents made by the Company and its officers, agents, and representatives, excepting however, any such information or documents which: (i) was, is, or becomes in the public domain; (ii) was in fact lawfully known or lawfully furnished to the Company prior to disclosure to the Company by the Buyer or its officers, agents, or representatives; or (iii) is lawfully disclosed or lawfully furnished to the Company by a third party (other than officers, directors, employees, and agents of the Buyer) after disclosure to the Company by the Buyer.

     Section 6.02 Conduct of Business in Normal Course. Except as otherwise expressly contemplated by this Agreement or as specifically consented to in writing by the Buyer, from and after the date of this Agreement and until the Closing Date, the Company covenants and agrees, and the Stockholders, jointly and severally, covenant and agree (i) that the Company shall operate its business until the Closing Date strictly in accordance with the budget attached hereto as Exhibit E attached hereto and shall not materially deviate from the budget without the prior written consent of the Buyer and (ii) to use their best efforts to cause the Company, in each case consistent with good business judgment, to preserve the Company's present business organization intact, keep available the services of its present employees and consultants, preserve its present relationships with Persons having business dealings with it and generally operate its business in the ordinary and regular course consistent with its prior practices, maintain its books and records in accordance with good business practice, on a basis consistent with prior practice and in accordance with GAAP, and maintain all Licenses. Except as otherwise expressly contemplated by this Agreement or as specifically consented to in writing by the Buyer, from and after the date of this Agreement and until the Closing Date, the Company shall not, and the Stockholders, jointly and severally, shall use their best efforts to cause the Company not to, undertake or permit any of the actions set forth in Section 4.17 to occur or agree to take any of such actions.

     Section 6.03 Consents; Satisfaction of Conditions. Each of the parties hereto shall use its best efforts and shall fully cooperate with each other party to make promptly all registrations, filings and applications, give all notices and obtain all governmental and third party consents, permits, authorizations, approvals, orders, qualifications, and waivers necessary for the consummation of the transactions contemplated hereby, including the transfer of the Assets, or that thereafter may be necessary to effectuate the transfer or renewal of any License (collectively, the "Consents"). All Consents necessary to consummate the Closing are listed on Schedule 6.03. Each of the parties hereto shall use its best efforts to comply with and satisfy, or cause to be complied with and satisfied, each of the covenants set forth in this Article VI and each of the conditions set forth in Articles VII and VIII.

     Section 6.04 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things
necessary,   proper  or  advisable  under  applicable  law  and  regulations  to consummate and make effective the transactions contemplated pursuant to this Agreement (and the Related Agreements), and each of the Company and Stockholder will use its or his respective best efforts to assure that the Buyer has the benefits of all of the covenants and agreements contained in this Agreement and the Related Agreements. From and after the date hereof, the Company and each of the Stockholders shall, at the request of the Buyer, execute and deliver to the Buyer, without further consideration, all such further assignments, endorsements, instruments of conveyance and transfer, and other documents as the Buyer may reasonably request in order to fully effectuate the transactions contemplated by this Agreement and the Related Agreements.

     Section 6.05 No Solicitation. From the date hereof to the Closing Date, neither the Company nor any Stockholder, nor any other entity controlling, controlled by or under common control with the Company, nor any of their respective officers, employees, representatives or agents, will, directly or indirectly, solicit or initiate any discussions or negotiations with, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any Person, other than the Buyer and its directors, officers, employees, representatives and agents, regarding any merger, sale of substantial assets, sale of shares of capital stock or similar transaction (a "Similar Transaction") involving the Business. The Company and the Stockholders shall inform the Buyer promptly if the Company or any of them are approached by, or obtains a proposal or indication of interest from, any other party regarding a Similar Transaction, and shall disclose to the Buyer the identity of such other party and the terms and conditions of its proposal.

     Section 6.06 Notification of Certain Matters.

          (a) Each of the parties hereto agrees to give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and
     (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of or the failure to deliver any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          (b) From the date hereof through the Closing Date, the Company and the Stockholders shall promptly notify the Buyer of any suits, claims, proceedings, investigations or reviews, which, after the date hereof, are threatened or commenced against the Company or against any officer, director, employee, consultant, agent, stockholder or other representative of the Company with respect to the Company, its securities, any of the Assets or the Business.

     Section 6.07 Supplements to Schedules. On or before December 23, 1998, the Company may furnish any schedules omitted from this Agreement or amend or supplement any schedules hereto. On or before December 29, 1998, Buyer may terminate this Agreement, without liability to any party hereto, if Buyer is not satisfied with any new supplemented or amended schedule. If Buyer does not terminate the Agreement, Buyer shall be deemed to have accepted the schedules. After December 29, 1998 and prior to the Closing, each party will supplement or amend the Schedules hereto provided by such party with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules. No supplement to or amendment of the Schedules made pursuant to this Section 6.07 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agrees thereto in writing.

     Section 6.08 Special Meeting of Stockholders

          (a) Buyer shall promptly take all steps necessary to cause a special meeting of its stockholders (the "Special Meeting") to be duly called, noticed, convened and held as soon as practicable after the execution of this Agreement for the purposes of voting to approve the issuance to the Company of the Common Stock Consideration.

          (b) In connection with the Special Meeting, Buyer has prepared and submitted to the SEC for comment preliminary proxy material with respect thereto. Upon notification from the SEC Staff that there are no further comments with respect to the preliminary proxy material, Buyer shall cause to be mailed to its stockholders a notice of the Special Meeting, a definitive proxy statement (the "Proxy Statement") and proxy as soon as practicable thereafter and, in any event, shall cause such notice, the Proxy Statement and the proxy to be mailed no later than the time required by Law and Buyer's Articles of Incorporation and Bylaws and in any event no later than January 10, 1999. Upon receipt of comments, if any, from the SEC staff, the Buyer will promptly respond thereto. In connection with the foregoing, the Company and the Stockholders will supply to the Buyer (and be responsible for) such information related to the Company and the Stockholders as is required to be included in the Proxy Statement for such meeting. If, at any time prior to such meeting, any event with respect to the Company or any Stockholder or with respect to the other information supplied by the Company or a Stockholder for inclusion in such proxy statement shall occur which is required to be described in an amendment of, or a supplement to, such Proxy Statement, the Company and the Stockholders will provide written notice thereof to the Buyer and such event will be so described, and such amendment or supplement will be promptly filed with the SEC and as required by applicable law disseminated to the Buyer's stockholders. The Company and the Stockholders further represent and warrant that all information provided by them for inclusion in such proxy statement will be true, complete and correct and shall not contain any untrue statement of material fact or omit to state a material fact required to be state therein or necessary in order to make the statements therein not false or misleading in light of the circumstances under which they were made. Buyer shall consult with the Company with respect to the Proxy Statement and shall afford the Company reasonable opportunity to comment thereon. If, at any time prior to the Special Meeting, any event should occur relating to the Company which should be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company will promptly inform Buyer in writing. In each such case, Buyer, with the cooperation of the Company, will promptly prepare and mail such amendment or supplement and the Buyer shall consult with the Company with respect to such supplement or amendment and shall afford the Company reasonable opportunity to comment thereon prior to such mailing. The Buyer will notify the Company at least 48 hours prior to the mailing of the Proxy Statement, or any amendment or supplement thereto, to its stockholders.

                                  ARTICLE VII.

                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

     The obligation of the Buyer to purchase the Assets is subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions is for the Buyer only and may be waived in writing by the Buyer at any time in its sole discretion.

     Section 7.01 Accuracy of Representations and Warranties. The representations and warranties of the Company and the Stockholders contained in this Agreement and the Related Agreements and in any certificate delivered to the Buyer pursuant hereto and thereto shall be true and correct in all material respects as of the date when made and as of Closing Date as though made at that time, and the Buyer shall have received certificates duly signed by a duly authorized officer of the Company and by the Stockholders attesting thereto.

     Section 7.02 Performance by the Company and Stockholders. The Company and the Stockholders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Related Agreements to be performed, satisfied or complied with by it or them, and the Buyer shall have received certificates duly signed by a duly authorized officer of the Company and by the Stockholders attesting thereto.

     Section 7.03 Opinion of Counsel. The Buyer shall have received from counsel to the Company, an opinion of counsel, dated as of the Closing Date and addressed to the Buyer in a form acceptable to the Buyer.

     Section 7.04 Casualty Losses; Material Adverse Effect. Since June 30, 1998, the Company shall not have suffered (a) any material casualty loss, (b) any material business interruption, (c) any material labor difficulty or customer boycott or (d) any change which could have a Material Adverse Effect.

     Section  7.05  Termination  of  Related  Party  Agreements.   All  existing
agreements between the Company and any Stockholder or any associate or affiliate of any Stockholder shall have been canceled.

     Section 7.06 Governmental Authorizations; Consents. The Company and the Buyer shall have obtained all Consents which are required for the consummation of the transactions contemplated under this Agreement and the Related Agreements and for the Buyer to be able to continue to operate the Business immediately after consummation of this Agreement, in accordance with all applicable laws, rules and regulations.

     Section 7.07 FIRPTA Affidavit. The Company shall have delivered an affidavit dated the Closing Date pursuant to Sections 897 and 1445 of the Code (Foreign Investment in Real Property Tax Act of 1990 affidavit) substantially in the form set forth in Exhibit F hereto and shall have compiled with the notice requirements of Treasury Regulation Section 1.897 2(h)(z).

     Section 7.08 Absence of Litigation. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (a) prohibits or makes illegal the purchase by the Buyer of the Assets, (b) would require the divestiture by the Buyer of all or a material portion of the Assets, the Business or the assets of the Buyer as a result of the transactions contemplated hereby, or (c) would impose limitations on the ability of the Buyer to effectively exercise full rights of ownership of the Assets or of a material portion of the Business as a result of the transactions contemplated hereby.

     Section 7.09 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Buyer deems unacceptable in its sole discretion.

     Section 7.10 Good Standing Certificates. The Buyer shall have received certificates issued by appropriate Governmental Entities evidencing, as of a recent date, the good standing and tax status of (a) the Company in the State of New Jersey and (b) the Company in the jurisdictions in which it is qualified to do business; and as of a date not more than ten (10) days prior to the Closing Date, telegrams, if available, issued by the appropriate Governmental Entities with respect to the good standing and tax status of such corporations in such jurisdictions.

     Section 7.11 Certified Charter Documents. The Buyer shall have received a copy of the Articles of Incorporation or other applicable charter instrument and all amendments thereto of the Company, certified by the Secretary of State of New Jersey.

     Section 7.12 Certified By-laws. The Buyer shall have received a copy of the By-laws of the Company, as amended through the Closing Date, certified by the Company's corporate secretary.

     Section 7.13 Approval of the Buyer's Board. The Board of Directors of the Buyer shall have approved this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

     Section 7.14 Duly Executed Agreements. The Buyer shall have received the Ben-Haim Employment Agreement, the Harary Employment Agreement, the Escrow Agreement, the Registration Rights Agreement, the Stockholders Agreement and the Management Agreement, in each case duly executed by the other party or parties thereto.

     Section 7.15 Financial Statements. The Buyer shall have received audited financial statements of the Company for the fiscal years ended June 30, 1996 and June 30, 1998, accompanied by the audit report of Arthur Andersen LLP with respect thereto.

     Section 7.16 Conversion Agreement. Chan and the Company shall have entered into the Conversion Agreement, and the transactions contemplated thereby shall be consummated contemporaneously with the Closing without any waiver of any term or provision thereof.

     Section  7.17 Matters  Satisfactory  to the Buyer's  Counsel.  All actions, proceedings, opinions and Ancillary Documents required or incidental to the consummation of the transactions contemplated by this Agreement and the Related Agreements, and all legal matters related thereto, shall be reasonably satisfactory to counsel for the Buyer.

     Section 7.18 Approval of Buyers Stockholders. The Stockholders of the Buyer
shall  have   approved   the  issuance  to  the  Company  of  the  Common  Stock
Consideration.

     Section 7.19 Clearance Certificates. To the extent required by law to relieve the Purchaser of any secondary liability for unpaid sales or similar Taxes of the Company attributable to periods ending on or prior to the Closing Date, the Company shall, prior to the Closing Date, take all necessary action in order to obtain clearance certificates or similar documents from any applicable state Tax authority, which shall be delivered to the Purchaser on the Closing (the "Clearance Certificates").

     Section 7.20 Financing. The Buyer shall have obtained an asset based revolving line of credit (on terms reasonably satisfactory to the Buyer) to finance the businesses of the Buyer and the Company with a minimum credit limit of $75,000,000.

     Section 7.21 Conversion Agreement. The execution and delivery of an agreement between the Company, Buyer, Stockholders and Chan, on terms reasonably satisfactory to the Buyer, Company and the Stockholders with respect to (i) the payment of the Company's alleged debt to Chan, if any, and (ii) the total amount of Buyer's Common Stock that Chan will receive from the Company.

                                  ARTICLE VIII.

               CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS.

     The obligation of the Company to sell the Assets is subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions is for the Company only and may be waived by the Company in writing at any time in its sole discretion.

     Section 8.01 Accuracy of Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement and the Related Agreements and in any certificate delivered to the Company or any Stockholder pursuant hereto and thereto shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, and the Company shall have received a certificate attesting thereto signed by a duly authorized officer of the Buyer.

     Section 8.02 Performance by the Buyer. The Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Related Agreements to be performed, satisfied or complied with by it, and the Company shall have received a certificate of a duly authorized officer of the Buyer to such effect.

     Section 8.03 Opinion of Counsel. The Company shall have received from counsel to the Buyer, an opinion of counsel, dated as of the Closing Date and addressed to the Company in a form acceptable to the Company.

     Section 8.04 Casualty Losses; Material Adverse Effect. Since June 30, 1998, the Buyer shall not have suffered (a) any material casualty loss, (b) any material business interruption, (c) any material labor difficulty or customer boycott or (d) any change which could have a material adverse effect on the business or operations of the Buyer.

     Section 8.05 Governmental Authorizations; Consents. The Company and the Buyer shall have obtained all Consents which are required for the consummation of the transactions contemplated under this Agreement and the Related Agreements and for the Buyer to be able to continue to operate the Business immediately after consummation of this Agreement, in accordance with all applicable regulations.

     Section 8.06 Absence of Litigation. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (a) prohibits or makes illegal the purchase by the Buyer of the Assets, (b) would require the divestiture by the Buyer of all or a material portion of the Assets, the Business or the assets of the Buyer as a result of the transactions contemplated hereby, or (c) would impose limitations on the ability of the Buyer to effectively exercise full rights of ownership of the Assets or of a material portion of the Business as a result of the transactions contemplated hereby.

     Section 8.07 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Company deems unacceptable in its sole discretion.

     Section 8.08 Approval of the Buyer's Board. The Board of Directors of the Buyer shall have approved this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

     Section 8.09 Duly Executed Agreements. The Company and/or the Stockholders, as applicable, shall have received the Ben-Haim Employment Agreement, the Harary Employment Agreement, the Escrow Agreement, the Registration Rights Agreement and the Stockholders

Agreement and an Anti-Dilution Agreement on terms and conditions mutually satisfactory to the Buyer and the Company, in each case duly executed by the Buyer.

     Section 8.10 Matters Satisfactory to the Company's Counsel. All actions, proceedings, opinions and Ancillary Documents required or incidental to the consummation of the transactions contemplated by this Agreement and the Related Agreements, and all legal matters related thereto, shall be reasonably satisfactory to counsel for the Company.

     Section 8.11 Proxy. The delivery by WGI, LLC and WGC. to the Company of a proxy to vote WGI's and WGC's Buyer Common Stock in favor of such matters set forth in the Proxy Statement and described in Section 6.08 hereof.

     Section 8.12 Guarantee. The release of all personal guarantees given by any of the Stockholders or third parties for liabilities of the Company and any collateral securing said guarantees.

     Section 8.13 Conversion Agreement. The execution and delivery of an agreement between the Company, Buyer, Stockholders and Chan, on terms reasonably satisfactory to the Buyer, Company and the Stockholders with respect to (i) the payment of the Company's alleged debt to Chan, if any, and (ii) the total amount of Buyer's Common Stock that Chan will receive from the Company.

     Section  8.14  Tax  Treatment.   The   consummation  of  the   transactions
contemplated by this Agreement shall be in the opinion of counsel to the Company a tax-free reorganization under Section 368(a)(1)(c) of the Code.

     Section 8.15 Financing. The Buyer shall have obtained an asset based revolving line of credit (on terms reasonably satisfactory to the Buyer) to finance the businesses of the Buyer and the Company with a maximum credit limit of $75,000,000.

     Section 8.16 Delisting. The Buyer's Common Stock shall not be delisted by the NYSE.

                                   ARTICLE IX.

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS.

     Except as otherwise specifically provided for herein, the representations, warranties, covenants and agreements of the Buyer, the Company and the Stockholders included or provided for herein, or in other instruments or agreements delivered or to be delivered at or prior to Closing in connection herewith, including the representations and warranties of all Persons made in the certificates to be delivered pursuant hereto (each, an "Ancillary Document") shall survive for a period commencing on the date hereof and ending on the earlier of six (6) months after the completion of the Buyer's audit for 1999 and two (2) years following the Closing Date (or such longer period as set forth in the succeeding sentences). Notwithstanding the foregoing, (a) there shall be no limit on the survival of the indemnification obligations of the Company and the Stockholders for breaches of the representations or warranties made by them as to the transfer of legal and valid title to the Assets and as to environmental matters and (b) the indemnification obligations of the Company and the Stockholders for breaches of the representations or warranties made by them with respect to Taxes or Tax matters or ERISA matters shall survive until the expiration of the applicable statute of limitations. Notwithstanding anything herein to the contrary, if, prior to the expiration of any indemnification period, either the Buyer, on the one hand, or the Company and the Stockholders, on the other hand, shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved before the expiration of such period, any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive and shall remain a basis for indemnity as to such claim until such claim is finally resolved. The respective representations and warranties of the Company, the Stockholders and the Buyer contained herein or in any other documents covered in the preceding sentence shall not be deemed waived or otherwise affected by any investigation made by any party hereto or any amendment or supplement to the Schedules or Exhibits hereto occurring after the signing of this Agreement.

                                   ARTICLE X.

                                INDEMNIFICATION.

     Section 10.01 Indemnity.

          (a) Subject to the limitations and other provisions of Article IX and this Article X, on or after to the Closing Date, the Company and the Stockholders, jointly and severally, agree to indemnify and hold harmless the Buyer and its directors, officers, employees, agents, affiliates, and the successors and assigns of each of them, from, against and in respect of any and all Losses resulting from, incurred in connection with or arising out of (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Company and the Stockholders contained herein or in the Related Agreements or in any certificate delivered by or on behalf of the Company to the Buyer pursuant hereto or thereto (including in respect of any actual or threatened action or proceeding in connection with any such breach), (ii) the conduct of the Business on or prior to the Closing Date, (iii) any Excluded Liability, (iv) any matter set forth on
     Schedule 10.01, (v) the failure to comply with any agreement or covenant set forth herein, and (vi) the failure to comply with bulk sales or transfer laws in respect of the sale of the Assets.

          (b) Subject to the limitations and other provisions of Article IX and this Article X, on or after to the Closing Date, the Buyer agrees to indemnify and hold harmless the Company and its directors, stockholders, officers, employees, agents, affiliates, and the successors and assigns of each of them, from, against and in respect of any and all Losses resulting from, incurred in connection with or arising out of (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Buyer contained herein or in the Related Agreements or in any certificate delivered by or on behalf of the Buyer to the Company or the Stockholders pursuant hereto or thereto (including in respect of any actual or threatened action or proceeding in connection with any such breach), (ii) the conduct of the Business on or after the Closing date; (iii) any Assumed Liability, (iv) any matter set forth on Schedule 10.01(b).

          (c) The party or parties being indemnified are referred to herein as the "Indemnitee" and the indemnifying party is referred to herein as the "Indemnitor." No Indemnitor shall have any obligation under Article IX or this Article X to indemnify the Indemnitee with respect to (i) Losses until the aggregate combined total of all such Losses incurred by the Indemnitee exceeds $100,000, whereupon the Indemnitee shall be entitled to indemnification with respect to the amount of Losses in excess of $100,000, and (ii) aggregate Losses in excess of the amount of the Purchase Price. The above limitations shall also apply to claims of fraud.

          (d) Losses are limited to quantifiable out of pocket amounts and exclude special, indirect or consequential damages and damage for lost profits.

          (e) The Company and the Stockholders shall only be obligated to pay any claim under Section 10.1(a) with shares of the Buyer Common Stock received in payment of the Purchase Price valued at the greater of $1.75 per share and the average of the Closing Prices during the 20 consecutive trading days immediately preceding the date that any amount is due and payable to the Buyer under Section 10.1(a) (or such date as otherwise agreed by the parties). Shares of Buyer Common Stock held in the Escrow Account shall first be used to pay any such amount and thereafter any other shares of Buyer Common Stock received in payment of the Purchase Price shall be used to pay any such amount. "Closing Price" on any day when used with respect to the Buyer Common Stock means the reported last sale price regular way on composite tape, or, if the shares of Buyer Common Stock are not quoted on the composite tape, the reported last sale price on the New York or the American Stock Exchange or, if the shares of Buyer Common Stock are not listed or admitted to trading on either such Exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if the shares of Buyer Common Stock are not quoted on such system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company for that purpose.

          (f) Neither the Company nor the Stockholders shall be liable for any payment under Section 10.1(a) with respect to any breach of any representation or warranty which Buyer had actual knowledge was untrue or misleading.

     Section 10.02 Indemnification Procedure.

          (a) Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party's right to indemnification hereunder. In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice (a "Notice") to the Indemnitor stating the nature and basis of such claim and the amount of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee except if the failure to give a Notice with such thirty (30) day period materially prejudices the Indemnitor in defending such claim.

          (b) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld except that the Indemnitor may settle any such claim without the prior written consent of the Indemnitee if the settlement includes an unconditional general release of the Indemnitee, no admission of any wrongdoing by "Indemnitee and no injunctive relief or future obligation binding on the Indemnitee.) and
     (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnitor shall, within twenty (20) days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. If (x) the Indemnitor shall decline to assume the defense of any such claim, (y) the Indemnitor shall fail to notify the Indemnitee within twenty (20) days after receipt of the Notice of the Indemnitor's election to defend such claim or (z) the Indemnitee shall have reasonably concluded that there may be a conflict of interest available to it which are different from or in addition to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), the Indemnitee may defend against such claim at the expense of the Indemnitor, the Indemnitee may settle such claim without the consent of the Indemnitor, and the Indemnitor may not challenge the reasonableness of any such settlement. The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor, and the Indemnitor shall pay the Indemnitee, in immediately available funds, the amount of any Losses, as such Losses are incurred. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then the Indemnitor shall, within ten (10) days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount, pay to the Indemnitee, in immediately available funds, the amount of such Losses. Anything in this
     Article X to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee a release from all liability in respect of such claim.

          (c) The remedies provided for in this Agreement shall be exclusive of any other rights or remedies available to one party against the other for breach of any representation, warranty, covenant, agreement or obligation contained in this Agreement other than for fraud or equitable relief.

                                   ARTICLE XI.

                                  TERMINATION.

     Section 11.01 Right to Terminate. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

          (a) by written consent of the Buyer and the Stockholders;

          (b) by the Buyer or the Company if the Closing shall not have occurred on or before January 31, 1999 or such other date as the parties have agreed to in writing, provided, however, that the right to terminate this Agreement under this Section 11.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

          (c) by the Buyer or the Company if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

          (d) by the Company if the Buyer (i) breaches its representations and warranties in any material respect, (ii) fails to comply in any material respect with any of its covenants or agreements contained herein which failure is not cured within twenty (20) days of written notice thereof; or
     (iii) fails to meet at Closing any conditions set forth in Article VIII hereof and such failure has not been waived in writing by the Company;

          (e) by the Buyer if the Company or the Stockholders (i) breach its or their representations and warranties in any material respect, (ii) fail to comply in any material respect with any of its or their covenants or agreements contained herein which failure is not caused within twenty (20) days or written notice thereof; or (iii) fail to meet at Closing any condition set forth in Article VII hereof and such failure has not been waived in writing by the Buyer; or

     Section 11.02 Obligations to Cease. In the event that this Agreement shall be terminated pursuant to Section 11.01 hereof, all obligations of the parties hereto under this Agreement shall terminate except for the Buyer's and the Company's obligations contained in Section 6.01(c) and (e) and there shall be no liability of any party hereto to any other party except (a) as set forth in
Section 13.02 hereof, and (b) that nothing herein will relieve any party from liability for any breach of this Agreement. Prior to the Closing the specific remedies to which any party may resort under the terms of this Article 11 are exclusive of any other remedies or means of redress to which such party may lawfully be entitled in case of any breach, threatened breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made hereunder or relating hereto or by reason of any such representation, warranty, covenant, agreement or commitment being materially untrue or incorrect.

     Section 11.03 Additional Buyer Remedies. If the Buyer shall be entitled to close the transactions contemplated by this Agreement and the Company wrongfully refuses to do so, or if the Company fails, or if a failure by the Company is threatened, to comply with any of its covenants and agreements contained in this Agreement, then, in addition to all other remedies which may be available to it, the Buyer shall be entitled to injunctive and other equitable relief, including, without limitation, specific performance and shall be entitled to recover from the Company its loss, costs and expenses, including reasonable attorneys' fees, incurred by the Buyer in securing such injunctive or equitable relief.

     Section 11.04 Additional Company Remedies. If the Company shall be entitled to close the transactions contemplated by this Agreement and the Buyer wrongfully refuses to do so, or if the Buyer fails, or if a failure by the Buyer is threatened, to comply with any of its covenants and agreements contained in this Agreement, then, in addition to all other remedies which may be available to it, the Company shall be entitled to injunctive and other equitable relief, including, without limitation, specific performance and shall be entitled to recover from the Buyer its loss, costs and expenses, including reasonable attorneys' fees, incurred by the Company in securing such injunctive or equitable relief.

                                  ARTICLE XII.

                         OBLIGATIONS AFTER THE CLOSING.

     Section 12.01 Access to Information. Each of the Buyer and the Company shall provide the other with the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information and personnel which may be relevant in connection with any audit, inquiry or other examination by any Governmental Entity relating to the Assets or the Business. The party requesting assistance hereunder shall reimburse the other party for reasonable expenses incurred in providing such assistance. Any information obtained pursuant to this Section 12.01 shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

     Section 12.02 Employees and Employee Benefits.

          (a) The Company shall use its best efforts to make available to Buyer all employees of the Company on the Closing Date. It is the intention of the Buyer to offer employment to all employees of the Company ("Employees") on terms that are no less advantageous to each individual Employee than those which such Employee enjoyed with the Company as of the Closing Date. Notwithstanding the foregoing and except as contemplated by the Ben-Haim Employment Agreement and Harary Employment Agreement, the Buyer is not obligated in any manner to offer employment to any Employee. Nothing in this Section 12.02, express or implied, is intended to confer upon any person other than parties to this Agreement, or their successors and assigns, any rights or remedies under or by reason of this Section 12.02.

          (b) The Company shall be solely responsible for the satisfaction of all claims for benefits brought by or in respect of any person who was an employee of the Company prior to the Closing under any Plan or any government mandated benefits (worker's compensation and unemployment compensation) or otherwise, which claims are based on occurrences prior to the

     Closing, or as a result of the transactions contemplated herein, regardless of when notices of such claims were filed.

     Section 12.03 Tax Returns; Tax Audits.

          (a) The Company shall prepare, or cause to be prepared, and file, or cause to be filed, (at its expense) its Tax Returns with respect to the Business and Assets for all periods ending on or prior to the Closing Date which are to be filed after the Closing Date. Such Tax Returns shall be prepared in a manner consistent with the Tax Returns (including amended Tax Returns) of the Company for prior fiscal periods. The Company shall timely pay, or cause to be paid, all Taxes shown as due (or required to be shown as due) on such Tax Returns. The Buyer shall pay or otherwise discharge all sales tax arising out of the sale of the Assets and shall furnish to the Company evidence of such payment and all correspondence with all applicable taxing authorities in connection therewith.

          (b) Each party shall have the right, at its own expense, to control any audit or determination by any Governmental Entity, initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for any taxable period for which that party is charged with responsibility for filing a Tax Return under this Agreement; provided, however, that no party shall have the right to agree to any assessment, deficiency, settlement, or other adjustment or proposed adjustment of Taxes that would adversely affect the interests of the other without such other party's written consent, which consent shall not be unreasonably withheld or delayed. The Company shall notify the Buyer, and the Buyer shall notify the Company, as the case may be, if any taxing authority shall, upon audit or otherwise, propose in writing an adjustment to tax items which could give rise to a claim against or by the Buyer.

     Section 12.04 Further Assurances.

          (a) Subject to the terms and conditions hereof, the Company and the Stockholders agree that after the Closing Date they will execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to more effectively vest in the Buyer good title to the Assets and to consummate the transactions contemplated hereby. On the Closing Date, the Company shall execute and deliver to the Buyer for use by the Buyer with respect to third parties, such as licensors, licensees, sub-licensees and any other third party that currently has any rights whatsoever in or to the Assets, anywhere throughout the world, letters prepared jointly by, and mutually acceptable to, the Buyer and the Company advising that (i) effective as at the Closing Date, the Buyer owns the Company's interests in and to the Assets; (ii) the Buyer is entitled to receive all moneys, payments, receipts, revenues or income derived therefrom in accordance with this Agreement; and requesting that thereafter they render all required statements and activity reports and make payments of one hundred percent (100%) of all sums thereafter otherwise due in respect of any period, whether before or after Closing, to Buyer in accordance with this Agreement, and provide copies of all notices, claims or other correspondence, directly to the Buyer.

          (b) On and after the Closing Date, the Buyer shall have the sole right and authority to collect, for its own account and sole benefit, all monies payable in respect of the Assets, no matter how or when earned. If the Company or the Stockholders shall receive any such monies, it shall hold all such monies in trust for the sole benefit of the Buyer. Within five (5) business days after receipt thereof, the Company or the Stockholders, as the case may be, shall cause the transfer and delivery to the Buyer of any monies or other property which the Company or the Stockholders may receive after the Closing Date in payment of monies payable in respect of the Assets or the Business. The Company authorizes the Buyer to endorse in the Company's name all notes, checks, drafts, money orders or other instruments of payment in respect of the foregoing which may come into the possession of the Buyer, and the Company hereby ratifies all that the Buyer shall lawfully do or cause to be done by virtue hereof. This right shall become irrevocable upon Closing. The Company and the Stockholders each agree to use its best efforts, if requested by the Buyer, to assist the Buyer in the collection of accounts receivable of the Business at the Closing Date.

     Section 12.05 Change of Name. Concurrently with the Closing, the Company shall change its corporate name to a new name bearing no resemblance to its existing corporate name and which will not interfere in any jurisdiction with the use by the Buyer (either alone or in connection with other words) of all or any part of such name. From and after the Closing Date, the Company will cease and desist from using its present corporate name (or words resembling or likely to be confused with its present name) in the conduct of any business, or otherwise. The Company will execute or obtain such consents and documents as the Buyer shall require in order to enable the Buyer to use as it may desire the aforesaid corporate name on all correspondence and other documents, and the Company will cooperate with the Buyer to that end.

     Section 12.06 Consent of Company's Accountants. After the Closing, the Company and the Stockholders agree to use their best efforts to obtain the consent of Arthur Andersen LLP with respect to the inclusion of the Company's audited financial statements for June 30, 1997 and 1998, and the related audit report, within any periodic report, registration statement, proxy or information statement or other similar report or statement filed by the Buyer with any Governmental Entity, including, without limitation, the Securities and Exchange Commission.

     Section 12.07 Qualification as Reorganization. For federal income tax purposes, it is intended that transfer of the Assets and subsequent liquidation of the Company qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code. The Company and the Stockholders agree to take all action necessary in order to so qualify, including, without limitation, to cause the dissolution and liquidation of the Company as soon as practicable after the Closing (but in any event within twelve (12) months) and the subsequent distribution of the assets of the Company to the Stockholders, and the filing of any documents with, and the timely payment of any amounts to, any Governmental Entity or other Person in connection with such dissolution and liquidation (including any final Tax Returns and related Taxes). It is understood and agreed that the Buyer makes, and has made, no representation as to qualification of the transfer of the Assets and subsequent liquidation of the Company as a reorganization under the Section 368(a)(1)(c) of the Code or otherwise.

                                  ARTICLE XIII.

     Section 13.01 Publicity. Unless required by law (in which event notice and an opportunity to comment shall be given to the other party), neither party shall issue any press release or other public statement regarding the transactions contemplated hereby without the prior written consent of the other party. The parties acknowledge that the Buyer will be required to publicly disclose this Agreement and the transactions contemplated hereby.

     Section 13.02 Costs. The Buyer, on the one hand, and the Company and the Stockholders, on the other, each represent to the other that it has not used a broker or finder in connection with the transactions contemplated by this Agreement, except as set forth on Schedule 13.02. The Buyer, on the one hand, and the Company and the Stockholders, on the other, shall each pay its own costs and expenses incurred by it with respect to brokers or finders and in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     Section 13.03 Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provision of this Agreement.

     Section 13.04 Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery, and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

                  If to the Company and the Stockholders, to:

                  Tahiti Apparel, Inc.
                  500 Seventh Avenue
                  New York, NY 10018
                  Attention:   President
                  Telecopy: (212) 354-5314
                  Telephone: (212) 944-7117

                  with a copy to:

                  Wachtel & Masyr, LLP
                  110 East 59th Street
                  New York, NY  10022
                  Attention:  Morris Missry, Esq.
                  Telecopy:  (212) 909-9500
                  Telephone:  (212) 909-9490

                  If to the Buyer, to:

                  Signal Apparel Company, Inc.
                  200-A Manufacturers Road
                  Chattanooga, TN 37405
                  Attention: Robert J. Powell, Esq.
                  Telecopy:  (423) 752-2040
                  Telephone:  (423) 752-2048

                  with a copy to:

                  Michael Chotos, Esq.
                  56 Malaga Cove Plaza
                  Palos Verdes, CA  90274
                  Telecopy:  (310) 791-1928
                  Telephone:  (310) 791-1958

     Section 13.05 Assignment and Successors. Prior to Closing, none of the parties hereto shall assign any rights or delegate any duties hereunder without the prior written consent of the other, except that the Buyer may designate an affiliate or subsidiary to fulfill its obligations hereunder or assert or enjoy any of its rights or benefits hereunder. Any such assignment shall not constitute a novation.

     Section 13.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

     Section 13.07 Governing Law; Forum; Process. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts made and to be performed entirely in the State of New
York without regard to principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the City and State of New York or any federal court sitting in the City and State of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the City and State of New York or any federal court sitting in the City and State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 13.08 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire understanding and agreement and supersedes any and all other understandings, negotiations or agreements among any Stockholder, the Company and the Buyer relating to the sale and purchase of the Assets. Notwithstanding the foregoing, the terms of the Confidentiality Agreement dated October 29, 1997 shall remain in full force and effect and to the extent necessary shall be incorporated herein by reference.

     Section 13.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

     Section 13.10 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

     Section 13.11 No Prejudice. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

     Section 13.12 Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     Section 13.13 Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by all parties hereto.

     Section 13.14 Waiver. At any time prior to the Closing, the Buyer on the one hand, or the Company or the Stockholders, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

     Section 13.15 Further Assurances. Subject to the terms and conditions hereof, the Stockholders agree that after the Closing Date they will execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to more effectively vest in the Buyer good title to the Assets and to consummate the transactions contemplated hereby.

     Section 13.16 Repurchase of Assets. The term "Financing Default" shall mean the inability at any time during the thirty (30) month period commencing on the Closing Date of the Buyer to provide sufficient financing to finance the sales of the Buyer's subsidiary or division which is operating the business of the Company in an amount equal to the amount of sales of such subsidiary or division in the immediately preceding season plus ten (10%) percent growth in sales. Upon the occurrence of a Financing Default the Stockholders shall have the option (the "Option") to jointly repurchase the assets of the Business as they then exist for an amount equal to the Purchase Price payable in shares of the Buyer Common Stock valued as set forth in Section 10.01(e) hereof, plus the assumption of the liabilities of the business incurred in the ordinary course of business. The Option may be exercised within ninety (90) days of the occurrence of the Financing Default. The closing of the repurchase of the assets shall occur within thirty (30) days of the exercise of the Option (the "Repurchase Date"). At the Closing the Seller shall transfer the assets to the Stockholders or their designee free and clear of all liens, claims and encumbrances except for the assumed liabilities.

     Section 13.17 Bobby Blu. During the five year period commencing on the Closing Date the Company shall pay to Zvi Ben-Haim ("Ben-Haim") an amount per annum equal to ten (10%) percent of the net operating income ("NOI") of the Company's Bobby Blue subsidiary or division. After said five year period, the Company shall pay to Ben-Haim an amount per annum equal to twenty-five (25%) percent of the NOI of the Company's Bobby Blue subsidiary or division.

     NOI shall be calculated in accordance with generally accepted accounting principles, and shall be calculated after a return of all invested capital in the Bobby Blue subsidiary or division, and a return on such invested capital in accordance with the terms of the invested capital; provided that the return on any invested capital by the Buyer and its affiliates will be on commercially reasonable terms, as all such amounts are set forth in the internal unaudited financial statements of the Company. The annual payment shall be paid within ten days of the completion of the Company's annual Financial Statements, but in no event later than April 30, of the year succeeding the calendar year for which the annual payment is earned (the "Payment Date"). Together with the payment, or if no payment is due, on the Payment Date, the Company shall deliver to Ben-Haim a detailed statement calculating the NOI for the prior calendar year and the calculation of the payment, if any. Within thirty (30) days after the delivery of the statement of NOI and Bonus calculation, Ben-Haim may notify the Company of any objections or changes thereto, specifying in reasonable detail any such objections or changes. If Ben-Haim does not notify the Company of any objections or changes thereto or if within twenty (20) days of the delivery of an objection notice Ben-Haim and the Company agree on the resolution of all objections or changes, then such statements delivered by the Company, with such changes as are agreed upon, shall be final and binding. If the parties shall fail to reach an agreement with respect to all objections or changes within such twenty (20) day period, then all disputed objections or changes shall, not later than ten (10) days after the expiration of such twenty (20) day period, be submitted for resolution to an impartial certified public accounting firm of national standing which is reasonably acceptable to the parties (the "Independent Auditor"). All of the parties shall use reasonable efforts to cause such Independent Auditor, within twenty (20) days of its appointment, to use its best judgment in resolving the disputes submitted to it. The statements delivered by the Company, as adjusted by the parties or the Independent Auditor, shall be final and binding. The fees and costs of such Independent Auditor shall be paid by Ben-Haim if the adjustment to the amount of the payment by the Independent Auditor is less than two (2%) percent and by the Company if the adjustment to the amount of the payment by the Independent Auditor is greater than two (2%) percent. The Company agrees to permit Ben-Haim and his legal counsel and accounting firm and the Independent Auditor, if any, to have reasonable access upon prior notice during normal business hours to its books and records (including, without limitation, the work papers of its accountants) of the Bobby Blu division or subsidiary and its representatives and accountants, in each case in connection with Ben-Haim's review of the statement calculating the payment and NOI.

     Section 13.18 Right to Counsel.The Buyer acknowledges that it had the opportunity to seek independent legal counsel regarding this transaction, and has been afforded the time and opportunity necessary to seek independent legal counsel.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                    SIGNAL APPAREL COMPANY, INC.


                                    By:      /s/ Thomas A. McFall
                                             -------------------------------
                                             Name:  Thomas A. McFall
                                             Title:  Chief Executive Officer


                                    TAHITI APPAREL, INC.


                                    By:      /s/ Zvi Ben-Haim
                                             -------------------------------
                                             Name:  Zvi Ben-Haim
                                             Title:  CEO

                                    /s/ Zvi Ben-Haim
                                    ----------------------------------------
                                    Zvi Ben-Haim


                                    /s/ Michael Harary
                                    ----------------------------------------
                                    Michael Harary

                                    ANNEX II

                          SIGNAL APPAREL COMPANY, INC.
                            1999 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE

     The purpose of this 1999 Stock Incentive Plan (the "Plan") is to advance the interests of Signal Apparel Company, Inc. by enhancing its ability to attract and retain key employees, directors, consultants and others who are in a position to contribute to the Company's future growth and success.

SECTION 2.  DEFINITIONS

Award Any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Unrestricted Stock awarded under the Plan.

Board                                   The Board of Directors of the Company.

Code The Internal Revenue Code of 1986, as amended from time to time.

Committee                               A committee of not less than two members
                                        of the Board  appointed  by the Board to
                                        administer  the Plan,  provided  that if
                                        and when the Common Stock is  registered
                                        under  Section  12  of  the   Securities
                                        Exchange Act of 1934, each member of the
                                        Committee   shall  be  a   "non-employee
                                        director"  within  the  meaning  of Rule
                                        16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3").

Common Stock or Stock                   The  Common  Stock,  $.01 par  value per
                                        share, of Signal Apparel Company, Inc.

Company Signal Apparel Company, Inc. and, except where the context otherwise requires, all present and future subsidiaries of the Company as defined in Sections 424(f) of the Code.

Designated Beneficiary                  The   beneficiary    designated   by   a
                                        Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

Fair Market Value                       With  respect  to  Common  Stock  or any
                                        other property, the fair market value of
                                        such property as determined by the Board
                                        in   good   faith   or  in  the   manner
                                        established by the Board from time to time.

Incentive Stock Option                  An option to  purchase  shares of Common
                                        Stock  awarded  to a  Participant  under
                                        Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

Nonstatutory Stock Option               An option to  purchase  shares of Common
                                        Stock  awarded  to a  Participant  under
                                        Section 6 which is not intended to be an Incentive Stock Option.

Option                                  An   Incentive   Stock   Option   or   a
                                        Nonstatutory Stock Option.

Participant                             A person  selected by the  Committee  to
                                        receive an Award under the Plan.

Performance Shares                      Shares  of  Common  Stock  which  may be
                                        earned by the achievement of performance goals awarded to a Participant under
                                        Section 8.

Plan Administrator                      The  Board or,  to the  extent  that the
                                        Board    elects   to    delegate    such
                                        administrative    functions    to    the
                                        Committee, the Committee.

Reporting Person                        A person  subject  to  Section 16 of the
                                        Securities Exchange Act of 1934 or any successor provision.

Restricted Period                       The  period  of  time  selected  by  the
                                        Committee during which shares subject to
                                        a   Restricted   Stock   Award   may  be
                                        repurchased   by  or  forfeited  to  the
                                        Company.

Restricted Stock                        Shares  of  Common  Stock  awarded  to a
                                        Participant under Section 9.

Stock Appreciation Right or "SAR"       A right to  receive  any  excess in Fair
                                        Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

Unrestricted Stock                      Shares  of  Common  Stock  awarded  to a
                                        Participant under Section 9(c).

SECTION 3.  ADMINISTRATION

     The  Plan  will  be  administered  by  the  Plan  Administrator.  The  Plan
Administrator shall have authority to make Awards and (subject to any restrictions contained herein or in the terms of an individual Award) to amend any outstanding Award, and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. The Plan Administrator's decisions shall be final and binding. No member of the Board or the Committee shall be liable for any action or determination relating to the Plan made in good faith in the capacity of such body as Plan Administrator. All decisions of the Plan Administrator pursuant to the Plan shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

SECTION 4.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors who are expected to contribute to the Company's future growth and success, other than persons who have irrevocably elected not to be eligible, are eligible to be Participants in the Plan. For this purpose, the grant of new Awards in substitution for outstanding Awards shall be deemed to constitute a new grant of additional Awards separate from the original grant of Awards that are to be canceled. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code.

SECTION 5.  STOCK AVAILABLE FOR AWARDS

     (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 5,000,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan; subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Plan Administrator, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Plan Administrator, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Plan Administrator may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

     (c) The Plan Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

SECTION 6.  STOCK OPTIONS

(a)  General.

     (i) Subject to the provisions of the Plan, the Plan Administrator may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code, or any successor provision, and any regulations thereunder.

     (ii) The Plan Administrator shall establish the exercise price of each Option at the time such Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

     (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Plan Administrator may specify in the applicable Award or thereafter. The Plan Administrator may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (iv) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or, to the extent permitted by the Plan Administrator at or after the award of the Option, by (A) delivery of shares of Common Stock owned by the optionee, valued at their Fair Market Value on the date of such option exercise, (B) delivery of a promissory note of the optionee to the
Company on terms determined by the Plan Administrator, (C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Plan Administrator may determine, or (E) any combination of the foregoing.

     (v) In the event an optionee pays some or all of the exercise price of an Option by delivery of shares of Common Stock pursuant to clause 6(a)(iv)(A) above, the Plan Administrator may provide for the automatic award of an option for up to the number of shares so delivered.

     (vi) Each Option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (vii) The Plan Administrator may at any time accelerate the time at which all or any part of an Option may be exercised.

(b)  Incentive Stock Options.

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed ten years from the date of grant.

     (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

     (x) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

     (y) The Option exercise period shall not exceed five years from the date of grant.

     (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

     (iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

     (x) an Incentive Stock Option may be exercised (to the extent exercisable on the date the Participant ceased to be an employee of the Company) within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such Option may designate a longer exercise period and that any exercise after such three-month period shall be treated as the exercise of a Nonstatutory Stock Option under the Plan;

     (y) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an employee, the Incentive Stock Option (to the extent otherwise exercisable on the date of death) may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

     (z) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised (to the extent otherwise exercisable on the date of death) within the period of one year after the date of such disability (or within such lesser period as may be specified in the Option agreement). In the event of the Participant's death during this one-year period, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year from the date the Participant became disabled or within such lesser period as may be specified in the applicable Option agreement.

For all purposes of the Plan and any Option granted hereunder, (i) "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations) and (ii) any option may provide that if such Option shall be assumed or a new Option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter called the "Successor Corporation") shall be considered for all purposes of such Option to be employment by the Company. Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

SECTION 7.  STOCK APPRECIATION RIGHTS

     (a) The Plan Administrator may grant Stock Appreciation Rights entitling recipients on exercise of the SAR to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Plan Administrator), determined in whole or in part by reference to appreciation in the Fair Market Value of the Stock between the date of the Award and the exercise of the Award. A Stock Appreciation Right shall entitle the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. The Plan Administrator also may grant Stock Appreciation Rights that provide that, following a change in control of the Company (as defined by the Board or the Plan Administrator at the time of the Award), the holder of such SAR will be entitled to receive, with respect to each share of Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the Fair Market Value of a share of Stock on the date the SAR was granted.

     (b) Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an option which is not an Incentive Stock Option may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be granted only at the time the Option is granted.

     (c) When Stock Appreciation Rights are granted in tandem with Options, the following provisions will apply:

     (i) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

     (ii) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

     (iii)The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

     (iv) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such Option.

     (d) A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Plan Administrator may specify.

     (e) The Plan Administrator may at any time accelerate the time at which all or any part of the SAR may be exercised.

SECTION 8.  PERFORMANCE SHARES

     (a) The Plan Administrator may make Performance Share Awards entitling recipients to acquire shares of Stock upon the attainment of specified performance goals. The Plan Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Plan Administrator in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Plan Administrator may rely on the performance goals and other standards applicable to any other performance plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the agreement evidencing the Performance Share Award.

     (d) The Plan Administrator may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.  RESTRICTED AND UNRESTRICTED STOCK

     (a) The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Plan Administrator in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Plan Administrator for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

     (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Plan Administrator, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver certificates representing such shares to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

     (c) The Plan Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Board, which shall not be lower than 75% of Fair Market Value on the date of sale) to Participants shares of Stock free of any restrictions under the Plan ("Unrestricted Stock").

     (d) The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Plan Administrator and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board.

     (e) The Plan Administrator may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

SECTION 10.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a)  Applicability of Rule 16b-3.

     Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Securities Exchange Act of 1934, or any successor provision, and then only to Reporting Persons.

     (b)  Documentation.

     Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Plan Administrator considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

     (c)  Plan Administrator's Discretion.

     Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Plan Administrator need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Plan Administrator at the time of award or at any time thereafter.

     (d)  Termination of Status.

     Subject to the provisions of Section 6(b)(iv), the Plan Administrator shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

     (e)  Mergers, Etc.

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition"), or in the event of a liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised options or SARs will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice,
(iii) in the event of an

Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or SARs (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Options or SARs in exchange for the termination of such Options and SARS, and (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition. Notwithstanding the foregoing, in the event of an Acquisition, then all of the outstanding Options granted hereunder shall become exercisable immediately prior to such Acquisition.

     (f)  Withholding.

     The Participant shall pay to the Company, or make provision satisfactory to the Plan Administrator for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Plan Administrator's discretion, and subject to such conditions as the Plan Administrator may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (g)  Deferral of Compensation.

     The Plan Administrator shall determine whether an Award shall be made in conjunction with deferral of the Participant's salary, bonus or other compensation, or any combination thereof, and whether such deferred amounts may be:

          (i) forfeited to the Company or to other Participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company and its Affiliates);

          (ii) subject  to   increase  or  decrease  in  value  based  upon  the
               attainment  of  or  failure  to  attain,  respectively,   certain
               performance measures; and/or

         (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

     (h)  Foreign Nationals.

     Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Plan Administrator considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

     (i)  Amendment of Award.

     Either the Board or the Plan Administrator may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (j)  Cancellation and New Grant of Options.

     Both the Board and the Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

     (k)  Conditions on Delivery of Common Stock.

     The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

SECTION 11.  MISCELLANEOUS

     (a)  No Right To Employment or Other Status.

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b)  No Rights As Stockholder.

     Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

     (c)  Exclusion from Benefit Computations.

     No amounts payable upon exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

     (d)  Effective Date and Term.

          (i) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular optionee. Subject to the limitations set forth in this
          Section 11(d), Awards may be made under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

          (ii) Termination. The Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to Awards under the Plan. Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

     (e)  Amendment of Plan.

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax, stock exchange or other regulatory requirement. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.

     (f)  Governing Law.

     The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Indiana.



Adopted by the Board of Directors
of Signal Apparel Company, Inc.
effective January 1, 1999

                                      PROXY

                          SIGNAL APPAREL COMPANY, INC.
                            200-A Manufacturers Road
                                 P. O. Box 4296
                          Chattanooga, Tennessee 37405

           This Proxy is Solicited on Behalf of the Board of Directors
                Annual Meeting of Shareholders, January 27, 1999

     The undersigned hereby appoints John W. Prutch and Robert J. Powell, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 200-A Manufacturers Road, Chattanooga, Tennessee 37405, at 10 A.M., E.D.T., on January 27, 1999, and any adjournment or adjournments thereof, as follows:

1.   Election of Directors:

     |_| FOR all nominees              |_| WITHHOLD ALL AUTHORITY
         (Except as indicated              to vote for all nominees listed below
         to the contrary below)

     Henry L. Aaron; Barry F. Cohen; Jacob I. Feigenbaum; Paul R. Greenwood;
      Thomas A. McFall; John W. Prutch; Stephen Walsh; Howard N. Weinberg.


(Instruction: To withhold authority to vote for any individual, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

2. To approve the issuance of up to 10,070,000 additional shares of the Company's Common Stock in connection with the Company's acquisition of substantially all of the assets of Tahiti Apparel, Inc.;

              |_| FOR                  |_| AGAINST                  |_| ABSTAIN

3. To approve the issuance of additional shares of the Company's Common Stock upon the conversion of (or, at the election of the Company, in payment of accrued dividends with respect to) shares of the Company's 5% Series G1 Convertible Preferred Stock and 5% Series G2 Convertible Preferred Stock;

              |_| FOR                  |_| AGAINST                  |_| ABSTAIN


                           (Continued on reverse side)

4. To approve the Company's 1998 Stock Incentive Plan and the issuance of up to 5,000,000 shares of the Company's Common Stock in connection with awards under such plan;

              |_| FOR                  |_| AGAINST                  |_| ABSTAIN

5. To approve the issuance of warrants to purchase up to 5,000,000 shares of the Company's Common Stock to WGI, LLC in connection with certain additional funding and waivers under the Credit Agreement between the Company and WGI, LLC;

              |_| FOR                  |_| AGAINST                  |_| ABSTAIN

6. To approve the issuance of warrants to purchase up to 3,804,546 shares of the Company's Common Stock to each of the Company's Chief Executive Officer and the Company's President under the terms of certain agreements between the Company and such officers;

              |_| FOR                  |_| AGAINST                  |_| ABSTAIN

7. To transact such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 6. THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated January 5, 1999, and the Proxy Statement furnished therewith.

                                          Dated this ____ day of ________, 1999.

                                             ___________________________  (Seal)

                                          Note: Signature should agree with name
                                          on  stock   certificate   as   printed
                                          thereon.  Executors,   administrators,
                                          trustees  and  other  fiduciaries  and
                                          persons    signing    on   behalf   of
                                          corporations or  partnerships,  should
                                          so indicate when signing.

Please  sign,   date  and  return  this  Proxy  in  the   accompanying   prepaid
self-addressed envelope. Thank you.

Chattanooga, Tennessee
January 5, 1999